                                                                       EXHIBIT F




                            SHARE PURCHASE AGREEMENT



                            dated as of May 30, 2001



                                     between



                               ECO TELECOM LIMITED



                                       and



                                OVERTURE LIMITED

                                TABLE OF CONTENTS


ARTICLE I    DEFINITIONS AND INTERPRETATION                                  1

      1.01  Definitions                                                      1

      1.02  Interpretation                                                   11

ARTICLE II    PURCHASE OF SHARES                                             12

      2.01  Sale and Purchase of Shares                                      12

      2.02  Payment of the Purchase Price                                    13

      2.03  Closing                                                          14

      2.04  Actions at Closing                                               14

ARTICLE III    REPRESENTATIONS AND WARRANTIES                                15

      3.01  Representations and Warranties of Purchaser                      15

      3.02  Representations and Warranties of Seller                         17

ARTICLE IV   COVENANTS OF SELLER                                             19

      4.01  Exclusivity; No Solicitations                                    20

      4.02  Fulfillment of Conditions                                        20

      4.03  Disclosure of Certain Information                                20

      4.04  Restrictions on Transfer                                         20

ARTICLE V   COVENANTS OF PURCHASER                                           21

      5.01  Payment of Gain on Disposal                                      21

      5.02  Fulfillment of Conditions                                        21

      5.03  Common Stock Pledge and Call Option                              21

      5.04  Compliance with Supplemental Agreements                          22

ARTICLE VI CONDITIONS PRECEDENT TO THE PURCHASER'S OBLIGATIONS               22

      6.01  Representations and Warranties                                   23

      6.02  Performance                                                      23

      6.03  Conditions Precedent to Company Closing                          23

      6.04  Orders and Laws                                                  23

      6.05  Consents and Approvals                                           23

      6.06  Secretary's Certificate                                          24

      6.07  Shares                                                           24

      6.08  Legal Opinions                                                   24

      6.09  Termination of Original Preferred Stock Call Option              24

      6.10  Surety                                                           24

ARTICLE VII CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS                     25

      7.01  Representations and Warranties                                   25

      7.02  Conditions Precedent to Company Closing                          25

      7.03  Orders and Laws                                                  25

      7.04  Consents and Approvals                                           25

      7.05  Secretary's Certificate                                          26

      7.06  Legal Opinions                                                   26

      7.07  Additional Agreements                                            26

      7.08  Sberbank Restructuring                                           26

      7.09  Registration Documents                                           26

      7.10  Personal Account with the Registrar                              27

ARTICLE VIII    MISCELLANEOUS                                                27

      8.01  Indemnification                                                  27

      8.02  Termination                                                      27

      8.03  Effect of Termination                                            28

      8.04  Entire Agreement                                                 29

      8.05  Waiver                                                           29

      8.06  No Third Party Beneficiary                                       29

      8.07  Assignment                                                       29

      8.08  Expenses                                                         30

      8.09  Notice                                                           30

      8.10  Public Announcements                                             32

      8.11  Confidentiality                                                  32

      8.12  Counterparts                                                     33

      8.13  Amendment                                                        33

      8.14  Arbitration, Consent to Jurisdiction                             33

      8.15  Survival                                                         34

      8.16  Severability                                                     35

      8.17  Governing Law                                                    35

      Schedule 1              Shares
      Schedule 2              Form of Power of Attorney
      Schedule 3A             Form of Preferred Share Transfer Order
      Schedule 3B             Form of Common Share Transfer Order
      Schedule 3.01(d)(ii)    Purchaser's Consents and Approvals
      Schedule 3.02(d)(ii)    Seller's Consents and Approvals
      Schedule 4              Form of Endorsement
      Schedule 5              Form of Guarantee
      Schedule 6.07           List of Documents Required from the Seller
      Schedule 6.08(a)(i)     Form of Seller's New York law opinion
      Schedule 6.08(a)(ii)    Form of Seller's Russian law opinion
      Schedule 6.08(b)        Form of Seller's Bermuda law opinion
      Schedule 7.06(a)        Form of Purchaser's New York law opinion
      Schedule 7.06(b)        Form of Purchaser's Russian law opinion
      Schedule 7.06(c)        Form of Purchaser's Gibraltar law opinion

      Exhibit A               Form of Call Option Agreement
      Exhibit B               Form of Pledge Agreement
      Exhibit C               Forms of Supplemental Agreements

      THIS SHARE PURCHASE AGREEMENT dated as of May 30, 2001 is entered into by and between (i) ECO TELECOM LIMITED, a company organized and existing under the laws of Gibraltar with its registered office at: 10/8 International Commercial Centre, Casemates Square, Gibraltar (the "Purchaser"), and (ii) OVERTURE LIMITED, an exempted limited company organized under the laws of Bermuda (Registration No. 30335) with its registered office at: Richmond House, 12 Par-la-Ville Road, Hamilton HM 08 Bermuda (the "Seller").


                                   WITNESSETH

      WHEREAS, the Seller wishes to sell (i) Six Million Four Hundred Twenty Six Thousand Six Hundred (6,426,600) issued shares of preferred stock, par value
0.005 rubles per share (collectively, the "Preferred Shares"), of Open Joint Stock Company "Vimpel-Communications", an open joint stock company organized and existing under the laws of the Russian Federation (the "Company"), which are specified in Schedule 1 and (ii) Sixteen Thousand Three Hundred Sixty Two (16,362) shares of common stock, par value 0.005 rubles per share (collectively, "Common Shares") of the Company, which are specified in Schedule 1 (the Preferred Shares and Common Shares shall be collectively referred to as "Shares"); and

      WHEREAS, the Purchaser wishes to purchase the Shares from the Seller, in each case, on and subject to the terms and conditions set forth herein;

      NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:


                    ARTICLE I DEFINITIONS AND INTERPRETATION

1.01  DEFINITIONS

      As used herein, the following terms shall have the following meanings:

      "Actions or Proceedings" shall mean any action, suit, proceeding or arbitration commenced, brought conducted or heard by or before any Governmental or Regulatory Authority.

      "Additional Agreements" shall mean collectively (i) the Pledge Agreement and (ii) the Call Option Agreement.

      "Affiliate" shall mean with respect to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person, including, if such Person is an individual, any relative or spouse of such Person, or any relative of such spouse of such Person, any one of whom has the same home as such Person, and also including any trust or estate for which any such Person or Persons specified herein, directly or indirectly, serves as a trustee, executor or in a similar capacity (including, without limitation, any protector or settlor of a trust or in which such Person or Persons specified herein, directly or indirectly, has a substantial beneficial interest) and any Person who is controlled by any such trust or estate. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean, with respect to any Person, the possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by Contract or otherwise) of such Person.

      "Agreement" shall mean this Share Purchase Agreement and the Schedules and Exhibits hereto.

      "Assets and Properties" shall mean, with respect to any Person, all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, used, operated owned or leased by such Person, including, without limitation, cash, cash equivalents, Investments accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

      "Bee Line Fund" shall mean "Bee Line" Non-Profit Fund (known in Russian and formerly known in English as the Fund for Non-Commercial Programs "Bee Line"), a nonprofit organization organized and existing under the Laws of the Russian Federation.

      "Board" shall mean the Board of Directors of the Company.

      "Business Day" shall mean a day other than a Saturday, a Sunday or any day on which banks located in Moscow, Russia, London, England, Oslo, Norway or New York, New York are authorized or obliged to close.

      "Call Option Agreement" shall mean the Call Option Agreement, in the form attached as Exhibit A hereto, by and between the Purchaser and the Seller to be executed and delivered on and as of the Closing Date with respect to a call option on the Preferred Stock as provided therein.

      "Change of Control" shall mean, with respect to any Party or any Controlling Person of such Party, (a) the sale or other disposition of all or substantially all of such Party's or such Controlling Person's assets, in one or a series of related transactions, to any Person or Persons (other than a Controlling Person of such Party or any Controlled Affiliate or Controlled Affiliates of such Controlling Person), (b) the sale or other disposition of more than fifty percent (50%) of the securities having ordinary voting power for the election of directors or other governing body of such Party or Controlling Person, in one or a series of related transactions, to any Person or Persons (other than a Controlling Person of such Party or any Controlled Affiliate or Controlled Affiliates of such Controlling Person), (c) the merger or consolidation of such Party or Controlling Person with or into another Person or the merger of another Person into such Party or Controlling Person with the effect that any Person or Persons other than the existing shareholders of such Party or Controlling Person prior to such transaction own or control, directly or indirectly, more than fifty (50%) of the securities having ordinary voting power for the election of directors or other governing body of the Person surviving such merger, or the Person resulting from such consolidation or (d) the liquidation or dissolution of such Party or Controlling Person; provided, however, that in the event an individual is a Party or a Controlling Person, the death of such individual and the transfer, assignment or other disposal taking place at the time of such individual's death as a result of legal succession, inheritance by will or any other arrangements made by such individual prior to his (her) death will not be considered a Change of Control; and, provided, further, that the rights of any legal entity that is a Party and a Controlled Affiliate of an individual at the time of such individual's death shall not be affected as a result of such individual's death irrespective of the Change of Control over such Party resulting from the arrangements referred to in the preceding proviso.

      "Charter" shall mean the most recent version of the charter (ustav) of the Company, as registered with the MRC on August 23, 1996, and as amended on October 3, 1996 (approved by the Board on September 30, 1996), December 17, 1996 (approved by the Board on November 20, 1996), December 17, 1996 (approved by the GMS on November 29, 1996), September 3, 1998 (approved by the GMS on June 16,
1998), February 22, 1999 (approved by the GMS on January 29, 1999), July 7, 1999 (approved by the GMS on June 11, 1999), July 22, 1999 (approved by the Board on July 6, 1999), July 31, 2000 (approved by the GMS on June 30, 2000) and September 20, 2000 (approved by the Board on August 24, 2000).

      "Closing" shall have the meaning specified in Section 2.03.

      "Closing Date" shall mean the date on which the Company Closing is scheduled to occur.

      "Common Shares" shall have the meaning specified in the first recital hereto.

      "Common Share Transfer Order" shall mean a transfer under (peredatochnoye rasporyazhenie) substantially in the form of Schedule 3B.

      "Common Stock" shall mean the shares of common stock of the Company, as defined in Section 6.1 of the Charter.

      "Common Stock Additional Agreements" shall mean collectively (i) the Common Stock Pledge Agreement and (ii) the Common Stock Call Option Agreement.

      "Common Stock Call Option Agreement" shall mean the Call Option Agreement in respect of certain shares of Common Stock, in the form attached as Exhibit A to the Call Option Agreement, by and between the Purchaser and the Seller to be executed and delivered on and as of the Pledge and Call Option Closing Date.

      "Common Stock Pledge Agreement" shall mean the Pledge Agreement in respect of certain shares of Common Stock, in the form attached as Exhibit A to the Pledge Agreement, by and between the Purchaser and the Seller to be executed and delivered on and as of the Pledge and Call Option Closing Date.

      "Common Stock Purchase Agreement" shall mean the Share Purchase Agreement dated as of May 30, 2001 between Dr. Zimin and the Purchaser.

      "Company" shall have the meaning specified in the first recital hereto.

      "Company Closing" shall mean the Closing under (and as defined in) the Primary Agreement.

      "Contract" shall mean any agreement, letter of intent, lease, license, evidence of indebtedness, mortgage, indenture, security agreement or other contract or understanding (whether written or oral) in each case, to the extent legally binding.

      "Controlled Affiliate" shall mean, with respect to any Person, any Affiliate of the such Person in which such Person owns or controls, directly or indirectly, more than fifty percent (50%) of the securities having ordinary voting power for the election of directors or other governing body thereof or more than fifty percent (50%) of the partnership or other ownership interests therein (other than as a limited partner).

      "Controlling Person" shall mean, with respect to any Person, any other Person which owns or controls, directly or indirectly, more than fifty percent (50%) of the securities having ordinary voting power for the election of directors or other governing body of such first named Person or more than fifty percent (50%) of the partnership or other ownership interests therein (other than as a limited partner of the such first named Person).

      "Controlled Transferee" shall have the meaning specified in Section 2.02.

      "Dr. Zimin" shall mean Dr. Dmitri Borisovich Zimin, a Russian citizen, holding a passport XXIV-MIO No.520067, issued on 4 January 1980 by 126 Moscow Militia Department, residing at:269, Building 3, House 53, Ulitsa Festivalnaya, Moscow 125502.

      "Eco Telecom Contribution Default" shall have the meaning specified in the Primary Agreement.

      "Endorsement" shall mean an endorsement executed by the Company or its designee in connection with the assignment to the Company or its designee of the Purchaser's obligations under this Agreement, substantially in the form of
Schedule 4 hereto.

      "Equity Interest" in a Person shall mean any share of stock of such Person, or any partnership share or other ownership interest in such Person.

      "Event of Default" shall mean any of the following events: (A) the failure of the Purchaser to pay the full amount of the Purchase Price on or before DECEMBER 25, 2003 at the place at and in the currency in which it is expressed to be payable, (B) the failure of the Purchaser to comply with its obligations under Section 3.1(d) of the Common Stock Pledge Agreement, (C) the taking of, or the failure to take action, which results in (i) the Pledge and/or the Pledge Agreement or the Common Stock Pledge Agreement, as the case may be, being held invalid by any court of law in any competent jurisdiction (provided that such invalidity is not the result of (x) the Seller's breach or failure to perform any representation, warranty, covenant or agreement contained in, or (y) the termination of the Pledge pursuant to the terms of, the Pledge Agreement or the Common Stock Pledge Agreement, as the case may be) or (ii) the Pledge ceasing to be validly registered in the registry of shareholders of the Company maintained by the Registrar (provided that the foregoing is not the result of (x) the Seller's breach or failure to perform any representation, warranty, covenant or agreement contained in or (y) the termination of the Pledge pursuant to the terms of, the Pledge Agreement or the Common Stock Pledge Agreement, as the case may be), or (D) the Pledge and Call Option Closing Date shall not have occurred within ten (10) Business Days following the Report Registration Date.

     "FCSM" shall mean the Federal Commission for the Securities Market of the Russian Federation (Federalnaya komissiya po rynku tsennikh bumag Rossiiskoy Federatsii or "FKTsB Rossii"), or any successor thereto, including any applicable territorial agent thereof.

      "Final Date" shall mean November 30, 2001, or such later date as may be determined in accordance with the Primary Agreement but in no event later than December 31, 2001.

      "Gain on Disposal" shall have the meaning specified in Section 5.01.

      "Glavsotkom" shall mean Glavsotkom LLC, a limited liability company organized and existing under the Laws of the Russian Federation.

      "GMS" shall mean the general meeting of the shareholders (obschee sobraniye aktsionerov) of the Company, as defined in Article 9 of the Charter.

      "Governmental or Regulatory Authority" shall mean any court, tribunal, arbitrator, legislature, government, ministry, committee, inspectorate, authority, agency, commission, official or other competent authority of any country or any state, as well as any county, city or other political subdivision of any of the foregoing.

      "Guarantee" shall mean the Guarantee in the form of Schedule 5 hereto to be executed and delivered by the Company upon the assignment of the Purchaser's obligations hereunder to the Company's designee pursuant to an Endorsement by the Company's designee.

      "Indemnified Party" shall have the meaning specified in Section 8.01.

      "Indemnifying Party" shall have the meaning specified in Section 8.01.

      "Intellectual Property" shall mean patents and patent rights, licenses, inventions, copyrights and copyright rights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks and trademark rights, service marks and service mark rights, trade names and trade name rights, service names and service name rights, brand names, processes formulae, trade dress, business and product names, logos, slogans, industrial models, processes, designs, methodologies, software programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

      "Investments" shall mean all debentures, notes and other evidences of indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures, general and limited partnerships, and other Persons, mortgage loans and other investment or portfolio assets owned of record or beneficially by a Person.

      "KBI" shall mean Open Joint Stock Company "KB Impuls", an open joint stock company organized and existing under the Laws of the Russian Federation.

      "KB Impuls-TV" shall mean Closed Joint Stock Company "KB Impuls-TV", a closed joint stock company organized and existing under the Laws of the Russian

Federation.

      "Laws" shall mean all laws, decrees, resolutions, instructions, statutes, rules, regulations, acts, ordinances and other pronouncements having the effect of law or regulation of any country or any state, as well as any county, city or other political subdivision of any of the foregoing.

      "Licenses" shall mean all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

      "Lien" shall mean any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

      "Loss" shall mean any and all damages, fines, fees, penalties, deficiencies, losses and expenses (including, without limitation, interest, court costs, fees of attorneys, accountants and other experts or other expenses of litigation or other similar proceedings or of any claim, default or assessment).

      "MAMP" shall mean the Ministry for Anti-Monopoly Policy and Support for Entrepreneurship of the Russian Federation (Ministerstvo Rossiyskoi Federatsii po Antimonopolnoy politike i podderzhke predprinimatelstva), or any successor thereto, including any applicable territorial agent thereof.

      "MRC" shall mean the Moscow Registration Chamber (Moskovskaya registratsionnaya palata), or any successor thereto.

      "Option" shall mean, with respect to any Person, any security, right, subscription, warrant, option, phantom stock right or other Contract that gives the right to (a) purchase or otherwise receive or be issued any Equity Interest in such Person or any security of any kind convertible into or exchangeable or exercisable for any Equity Interest in such Person or (b) receive or exercise any benefits or rights similar to any rights enjoyed by or accruing to the holder of any Equity Interest in such Person, including any rights to participate in the equity or income of such Person or to participate in or direct the election of any directors or officers of such Person or the manner in which any Equity Interests in such Person are voted.

      "Order" shall mean any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority.

      "Original Preferred Stock Call Option" shall mean the call option on the Preferred Stock currently owned, of record or beneficially, by Dr. Zimin in accordance with the Zimin Preferred Stock Agreements.

      "Party" shall mean either of the Purchaser or the Seller and the plural thereof shall refer to each of them collectively.

      "Payment Date" shall mean the date on which the Purchase Price is or becomes due pursuant to Section 2.02, whether by acceleration or otherwise.

      "Person" shall mean any natural person, corporation, general partnership, simple partnership, limited partnership, limited liability partnership, limited liability company, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority, whether incorporated or unincorporated.

      "Pledge" shall mean the pledge created pursuant to the Pledge Agreement or the Common Stock Pledge Agreement, as the case may be, with the understanding that the pledge under the Pledge Agreement shall not be required to continue and shall cease to exist following the creation of a valid pledge under the Common Stock Pledge Agreement.

      "Pledge Agreement" shall mean the Pledge Agreement, in the form attached as Exhibit B hereto, by and between the Purchaser and the Seller to be executed and delivered on and as of the Closing Date with respect to the pledge of the Preferred Stock.

      "Pledge and Call Option Closing Date" shall mean the date on which (i) the Purchaser and the Seller shall have executed and delivered the Common Stock Pledge Agreement and the Common Stock Call Option Agreement and (ii) the pledge of the shares of Common Stock under the Common Stock Pledge Agreement has been registered in the register of shareholders of the Company maintained by the Registrar.

      "Power of Attorney" shall mean the power of attorney, issued by the Purchaser authorizing the Seller to receive an extract from the Purchaser's account in the register of shareholders of the Company, as maintained by the Registrar, on the Closing Date, substantially in the form of Schedule 2 hereto.

      "Preferred Share Transfer Order" shall mean a transfer order (peredatochnoye rasporyazhenie) substantially in the form of Schedule 3A.

      "Preferred Shares" shall have the meaning specified in the first recital hereto.

      "Preferred Stock" shall mean, collectively, the shares of preferred stock of the Company, as defined in Section 6.1 of the Charter.

      "Preferred Stock Call Option" shall mean the call option on the Preferred Stock owed by the Purchaser to the Company in accordance with the Primary Agreement.

      "Primary Agreement" shall mean the Primary Agreement dated as of May 30, 2001 between and among Telenor East Invest AS, the Purchaser and the Company.

      "Principal Agreements" shall have the meaning specified in the Primary Agreement.

      "Purchase Price" shall have the meaning specified in Section 2.01.

      "Purchaser" shall have the meaning specified in the preamble hereto.

      "Registrar" shall mean Closed Joint Stock Company National Registry Company (Natsionalnaya Registratsionnaya Kompaniya), a closed joint stock company organized under the laws of the Russian Federation and the duly appointed shareholder registrar of the Company, or any successor in such capacity thereto.

      "Report Registration Date" shall mean the date on which the Purchaser receives from the Company a notarized copy of the report on the results of the issuance of shares pursuant to the Primary Agreement, registered with the FCSM.

      "Restricted Person" shall mean any Person, or any Controlling Person or Controlled Affiliate of any such Person or Controlling Person, that is engaged in operating and/or managing (A) any means of mass communication (sredstvo massovoi informatsii), including, without limitation, agencies of mass communication, press agencies, newspapers, magazines, radio and television broadcasting companies and any other print or on-line/internet media, and (B) companies engaging in, or which own or control a telecommunications license for, cellular mobile telecommunications business (including GSM, GPRS, UMTS and 3G) in the Russian Federation, but not including (i) fixed wireless extensions (Last Mile Digital Subscriber (LMDS), Bluetooth, wireless local area network (wireless
LAN) and any form of Digital Subcriber Line (xDSL) services), (ii) fixed wireless access, (iii) satellite mobile services, (iv) mobile Internet portals and (v) similar businesses.

      "Russian Rubles" shall mean the lawful currency of the Russian Federation.

      "Sberbank" shall mean The Sberegatelny Bank of the Russian Federation, a commercial bank organized as an open joint stock company and existing under the Laws of the Russian Federation.

      "Sberbank Loan Agreements" shall mean, collectively, the Non-Revolving Credit Facility Agreement No. 9063 dated April 28, 2000 between Sberbank and the Company and Amendment Agreement No. 1 to Non-Revolving Credit Facility Agreement No. 9063 dated July 20, 2000 between Sberbank and the Company.

      "Sberbank Pledge Agreements" shall mean, collectively, the Agreement on Pledge of Securities No. 3-9063/2-06 dated January 18, 2001 between Sberbank and Bee Line Fund, the Agreement on Pledge of Securities No. 3-9063/2-05 dated January 18, 2001 between Sberbank and Bee Line Fund, the Agreement on Pledge of Securities No. 3-9063/2-04 dated July 21, 2000 between Sberbank and Bee Line Fund, the Additional Agreement No. 1 to the Agreement on Pledge of Securities No. 3-9063/2-04 between Sberbank and Bee Line Fund dated January 18, 2001, the Agreement on Pledge of Securities No. 3-9063/2-03 dated July 21, 2000 between Sberbank and Glavsotkom, the Securities Pledge Termination Agreement No. 3-9063/2-03 dated January 18, 2001 between Sberbank and Glavsotkom, the Agreement on Pledge of Securities No. 3-9063/2-02 dated July 3, 2000 between Sberbank and Bee Line Fund, the Agreement on Pledge of Securities No. 3-9063/2-01 dated July 3, 2000 between Sberbank and Glavsotkom, the Securities Pledge Termination Agreement No. 3-9063/2-01 dated January 18, 2001 between Sberbank and Glavsotkom and the Agreement on Pledge of Property No. 3-9063/1 dated May 18, 2000 between Sberbank and KBI.

      "Securities Act" shall mean the United States Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

      "Seller" shall have the meaning specified in the preamble hereto.

      "Share Pledge Order" shall mean a pledge order (zalogovoye rasporyazhenie) substantially in the form attached as Schedule 3 to the Pledge Agreement.

      "Shares" shall have the meaning specified in the first recital hereto.

      "Sota-100" shall mean Closed Joint Stock Company "Sota-100", a closed joint stock company organized and existing under the Laws of the Russian Federation.

      "Supplemental Agreements" shall mean, collectively, the Supplemental Agreements, substantially in the forms attached as Exhibit C hereto, to be entered into as of the Closing in respect of the Zimin Preferred Stock Agreements.

      "Surety" shall mean the Surety Agreement, dated as of May 30, 2001, by and between Dr. Zimin and the Purchaser.

      "Telenor" shall mean Telenor East Invest AS, a corporation organized and existing under the Laws of Norway.

      "Telenor Share Purchase Agreement" shall mean the Share Purchase Agreement dated as of May 30, 2001 between Telenor and the Seller.

      "Termination Agreement" shall mean the Termination Agreement dated as of the date hereof between and among Telenor, Telenor Communication AS, the Company, VimpelCom Finance B.V., VimpelCom B.V., VC Limited, Dr. Zimin, Glavsotkom and the Bee Line Fund.

      "Transfer" shall mean any direct or indirect sale, exchange, transfer (including, without limitation, any transfer by gift or operation of law, or any transfer of an economic interest in any derivative security of any security), assignment, distribution or other disposition, or issuance or creation of any option or any voting proxy, voting trust or other voting agreement in respect of any Person or instrument (including, without limitation, any of the securities), whether in a single transaction or a series of related transactions, including without limitation, (a) the direct or indirect enforcement or foreclosure of any Lien or (b) any Change of Control; provided, that nationalization, expropriation, confiscation, bankruptcy (other than any bankruptcy initiated by the petition of any Party, or any Affiliate of any such Party), arrest or any similar Action or Proceeding initiated by any Governmental or Regulatory Authority in respect of any Person or instrument shall not constitute a Transfer.

      "US Dollars" and "US$" shall mean the lawful currency of the United
States.

      "year" shall mean each twelve-month period commencing on the Closing
Date.

      "Zimin Preferred Stock Agreements" shall mean, collectively, this Agreement, the Share Purchase Agreement No. N-I-1 dated April 13, 1998 between Closed Joint Stock Company "Sota-100" and Dr. Zimin, the Share Purchase Agreement No. N-I-2 dated April 13, 1998 between Closed Joint Stock Company "Sota-100" and Dr. Zimin, the Share Purchase Agreement No. EA-I-1 dated April 13, 1998 between Closed Joint Stock Company "KB Impuls-TV" and Dr. Zimin, the Share Purchase Agreement No. EA-I-2 dated April 13, 1998 between Closed Joint Stock Company "KB Impuls-TV" and Dr. Zimin, the Share Swap Agreement dated July 26, 1996 between the Company and Closed Joint Stock Company "Sota-100" and the Share Swap Agreement dated July 26, 1996 between the Company and Closed Joint Stock Company "KB Impuls-TV".


1.02  Interpretation

      Unless the context of this Agreement otherwise requires, the following rules of interpretation shall apply to this Agreement:

      (a) the singular shall include the plural, and the plural shall include the singular;

      (b)   words of any gender shall include each other gender;

      (c) the words "hereof, "herein", "hereby", "hereto" and similar words refer to this entire Agreement and not to any particular Section or any other subdivision of this Agreement;

      (d) a reference to any Article, Section, Schedule or Exhibit is a reference to a specific Article or Section of, or Schedule or Exhibit to, this Agreement;

      (e) a reference to any law, statute, regulation, notification or statutory provision shall include any amendment, modification or re-enactment thereof, any regulations promulgated thereunder from time to time, and any interpretations thereof from time to time by any regulatory or administrative authority;

      (f) a reference to any agreement, instrument, contract or other document shall include any amendment, amendment and restatement, supplement or other modification thereto;

      (g) a reference to any Person shall include such Person's successors and permitted assigns under any agreement, instrument, contract or other document; and

      (h) whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.


                          ARTICLE II PURCHASE OF SHARES

2.01  SALE AND PURCHASE OF SHARES

      On and subject to the terms and conditions set forth herein, the Seller agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Seller, the Shares for an aggregate purchase price equal to Twenty Five Million US Dollars (US$ 25,000,000) (the "Purchase Price") that is the sum of (i) the aggregate purchase price of the Common Shares equal to Three Hundred Twenty Seven Thousand Two Hundred Forty US Dollars (US$ 327,240) and (ii) the aggregate purchase price of Preferred Shares equal to Twenty Four Million Six Hundred Seventy Two Thousand Seven Hundred Sixty US Dollars (US$ 24,672,760).

2.02  PAYMENT OF THE PURCHASE PRICE

      Subject to the terms and conditions hereof, in consideration of the sale and subject to transfer of the Shares at the Closing by the Seller to the Purchaser, the Purchaser shall pay the Purchase Price to the Seller in full no later than on DECEMBER 25, 2003; provided, however, that the Purchase Price shall become due and payable immediately (i) upon the sale, transfer, assignment or other disposal of the Shares by the Purchaser (other than (x) to a Controlling Person of the Purchaser or a Controlled Affiliate of the Purchaser or such Controlling Person (each, a "Controlled Transferee") or (y) to the Company or its designee pursuant to the third proviso of Section 8.07) or (ii) if an Event of Default has occurred; provided, further, that following a Change of Control over the Purchaser or if the Shares have been transferred to a Controlled Transferee, a such Controlled Transferee, the Purchase Price shall become due and payable immediately; and, provided, finally, that the two preceding proviso's shall cease to apply following the assignment by the Purchaser of its obligations to the Company or its designee pursuant to the third proviso of Section 8.07. Interest shall accrue on the Purchase Price or any portion thereof outstanding from the Payment Date until actual payment of such amount at a rate of twelve percent (12%) per annum.

      The Purchaser shall have the right at its sole discretion to fulfil any or all of its obligations under this Agreement prior to the due date thereof and to pay the Purchase Price (or any portion thereof) any time prior to the Payment Date, provided, that the Purchaser shall have given ten (10) Business Days prior written notice to the Seller of any such payment.

      All payments to be made by the Purchaser under this Agreement shall be made in US Dollars by bank wire transfer in immediately available funds to the bank account specified by the Seller by written notice to the Purchaser at least five (5) Business Days prior to the date of payment and the Seller shall cause such account to be fully operational on the date of payment.

      The day of payment shall be the date on which the full amount of the Purchase Price shall have been received by the Seller's bank. Payments under this Agreement may be made directly by the Purchaser or by a third party on its instruction. In the event that any payment hereunder is due on a day other than a Business Day, such payment shall be due on the next following Business Day.

2.03  CLOSING

      The consummation of the transfer of the Shares contemplated by this Agreement (the "Closing") shall be held at 10:00 a.m. (Moscow time) at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel to the Company, located at Dukat Place II, 7 Ulitsa Gasheka, 123056 Moscow, Russian Federation, on the Closing Date, simultaneously with the Company Closing and the closing under the Common Stock Purchase Agreement and the Telenor Share Purchase Agreement. The Purchaser shall notify the Seller in accordance with Section 8.09 of (i) the proposed date of the Closing at least fifteen (15) Business Days prior to such date and (ii) the actual date of the Closing at least five (5) Business Days prior to such date. The Parties are committed to taking all necessary action so that the Closing Date will occur no later than the Final Date.

2.04  ACTIONS AT CLOSING

      At the Closing, each and all of the following actions shall take place, all of which shall be considered to be taking place simultaneously and none of which shall be considered to have taken place until and unless all of these actions shall have taken place:

      (a) the Seller shall deliver to the Purchaser a certificate to the effect that the representations and warranties of the Seller contained in this Agreement are true and correct at and as of the Closing Date;

      (b) the Seller shall deliver to the Purchaser a certificate to the effect that the Closing conditions of the Purchaser contained in this Agreement are satisfied or waived by the Seller;

      (c) the Purchaser shall deliver to the Seller a certificate to the effect that the representations and warranties of the Purchaser contained in this Agreement are true and correct at and as of the Closing Date;

      (d) the Purchaser shall deliver to the Seller a certificate to the effect that the Closing conditions of the Seller contained in this Agreement are satisfied or waived by the Purchaser;

      (e) the Seller shall deliver to the Purchaser the notarized copies of (i) the Preferred Share Transfer Order and (ii) Common Share Transfer Order, each duly executed on behalf of the Seller and accepted by the Registrar;

      (f) the Seller shall deliver (or cause to be delivered) to the Purchaser an extract(s) from the register of the Company's shareholders maintained by the Registrar, evidencing the registration of the Shares in the name of the Purchaser free and clear of all Liens;

      (g) subject to the foregoing, the Seller and the Purchaser shall execute the Share Pledge Order; and

      (h) in accordance with Article 29 of the Federal Law of 22 April 1996 No. 39-FZ "On the Securities Market", the Seller and the Purchaser shall execute a notice to the Russian Federal Commission on the Securities Market regarding the sale by the Seller and the purchase by the Purchaser of the Shares.

      The Purchaser and the Seller shall execute a cross-receipt evidencing receipt of the various documents set forth above and completion of the Closing procedures.


                   ARTICLE III REPRESENTATIONS AND WARRANTIES

3.01  REPRESENTATIONS AND WARRANTIES OF PURCHASER

      The Purchaser represents and warrants to the Seller, on and as of the date of this Agreement and on and as of the Closing Date and unless otherwise provided herein during the period prior to the Payment Date, that:

      (a) The Purchaser is a company duly organized and validly existing as a legal entity under the Laws of Gibraltar and has all requisite corporate and other power and authority to carry on its business as now being and heretofore conducted and to own, use, lease, operate and dispose of the Assets and Properties which it currently owns, uses, leases and operates.

      (b) The Purchaser has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, provided, that the Purchaser must obtain the approval of the MAMP to consummate the acquisition of the Shares. The execution and delivery of this Agreement by the Purchaser, and the performance by the Purchaser of its obligations hereunder have been duly and validly authorized and no other corporate action on the part of the Purchaser, its board of directors or its shareholders is necessary therefor.

      (c) This Agreement has been duly and validly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights and remedies generally and by general equitable principles (whether applied by a court of law or equity).

      (d) The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby will not:

            (i) conflict with or result in a violation or breach of any of the terms or conditions of the Purchaser's constitutive documents;

            (ii) on and as of the date of this Agreement and as of the Closing Date, subject to obtaining the consents, approvals and actions, making the filings and giving the notices specified in Schedule 3.01(d)(ii), conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to the Purchaser or any of its Assets and Properties; or (iii) conflict with, constitute a breach of or result in a default under any Contract or License to which the Purchaser is a party or by which any of its Assets and Properties is bound.

      (e) On and as of the date of this Agreement and as of the Closing Date, except as specified in Schedule 3.01(d)(ii), no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of the Purchaser is required in connection with the Purchaser's execution, delivery or performance of this Agreement or the consummation by the Purchaser of the transactions contemplated hereby.

      (f) On and as of the date of this Agreement and as of the Closing Date, there are no Actions or Proceedings pending or, to the knowledge of the Purchaser, threatened against the Purchaser or any of its Assets and Properties which could reasonably be expected to result in the issuance of an Order which
(i) questions the validity of this Agreement or any action taken or to be taken pursuant hereto, (ii) restrains, enjoins or otherwise prohibits or makes illegal the consummation of any of the transactions contemplated by this Agreement or
(iii) would otherwise result in a material impairment of the Seller's rights under this Agreement.

      (g) All negotiations relating to this Agreement and the transactions contemplated hereby have been carried out by the Purchaser directly with the Seller without the intervention of any Person on behalf of the Purchaser in such manner as to give rise to any valid claim by any Person against the Seller for any finder's fee, brokerage commission or similar payment.

      (h) The Purchaser is acquiring the Shares for its own account for investment purposes only and not with a view to, or for sale or resale in connection with, any public distribution thereof or with any present intention of selling, distributing or otherwise disposing of such shares, except in compliance with the Securities Act and all other applicable securities Laws.

      (i) The Purchaser (a) possesses such knowledge and experience in financial and business matters as to enable it to evaluate the merits and risks of its investment in the Shares, (b) understands and is able to bear the economic risk involved in acquiring the Shares, including any Loss relating to or arising out of such investment, (c) understands that, as of the date of this Agreement, the Shares that are to be acquired by it under this Agreement are not registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, any "U.S. person", as such term is defined in Rule 902 of Regulation S under the Securities Act, except in accordance with Regulation S under the Securities Act or pursuant to another applicable exemption from the registration requirements of the Securities Act and (d) is not a "U.S. person" (as so defined), and is not acquiring any Shares for the account or benefit of any "U.S. person" (as so defined), and (e) is acquiring the Shares pursuant to an "offshore transaction" as such term is defined in Rule 902 of Regulation S under the Securities Act.

      (j) To the best of the knowledge and belief of the Purchaser, as of the date of this Agreement and as of the Closing Date, the Seller is not in breach of any representation or warranty made by the Seller in this Agreement.

      (k) The Purchaser has delivered to the Seller, prior to the execution of this Agreement, true and complete copies of all Contracts with Telenor relating to the Preferred Stock, all amendments and supplements thereto, all waivers of any terms thereof and any agreement to terminate any such Contracts, to which such Purchaser or any of its Affiliates and Telenor or any of its Affiliates are party and which involve, directly or indirectly, the voting rights of, or the transfer, disposal, purchase, pledge or any other conveyance of, any of the Preferred Stock.

3.02 REPRESENTATIONS AND WARRANTIES OF SELLER

      The Seller represents and warrants to the Purchaser that, on and as of the date of this Agreement and on and as of the Closing Date (unless otherwise provided herein):

      (a) The Seller is duly organized and validly existing as an exempted company limited by shares under the laws of Bermuda and has all requisite corporate and other power and authority to carry on its business as now being and heretofore conducted and to own, use, lease, operate and dispose of the Assets and Properties which it currently owns, uses, leases and operates.

      (b) The Seller has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and to consummate the transactions contemplated hereby, including, without limitation, to sell the Shares to the Purchaser. The execution and delivery of this Agreement by the Seller and the performance by the Seller of its obligations hereunder have been duly and validly authorized, and no other corporate action on the part of the Seller, its board of directors or its shareholders is necessary therefor.

      (c) This Agreement has been duly and validly executed and delivered by the Seller and constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally and by general equitable principles (whether applied by a court of law or equity).

      (d) The execution, delivery and performance by the Seller of this Agreement and the consummation by the Seller of the transactions contemplated hereby will not:

            (i) conflict with or result in a violation or breach of any of the terms or conditions of the Seller's constitutive documents; (ii) subject to obtaining the consents, approvals and actions, making the filings and giving the notices specified in Schedule 3.02(d)

            (ii), conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to the Seller or any of its Assets and Properties; or

            (iii) subject to obtaining the third party consents specified in
Schedule 3.02(d)(ii), conflict with or constitute a breach of or result in a default under any Contract or License to which the Seller is a party or by which any of its Assets and Properties (including, without limitation, any Shares) is bound; or

            (iv) conflict with any of the Company's internal policies or procedures, including, without limitation, any policy with respect to insider trading.

      (e) Except as specified in Schedule 3.02(d)(ii), no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of the Seller is required in connection with the Seller's execution, delivery or performance of this Agreement or the consummation by the Seller of the transactions contemplated hereby.

      (f) There are no Actions or Proceedings pending or, to the knowledge of the Seller, threatened against the Seller or any of its Assets and Properties which could reasonably be expected to result in the issuance of an Order which
(i) questions the validity of this Agreement or any action taken or to be taken pursuant hereto, (ii) restrains, enjoins or otherwise prohibits or makes illegal the consummation of any of the transactions contemplated by this Agreement or
(iii) would otherwise result in a material impairment of the Purchaser's rights under this Agreement.

      (g) On the Closing Date, the Seller will have, good and marketable title to the Shares, free and clear of all Liens, equities and claims of any nature, and the Seller will have full right, power, and authority to sell, assign, transfer and deliver the Shares to the Purchaser. Upon registration of the Shares in the name of the Purchaser in the register of the Company's shareholders against payment therefor in accordance with the terms of this Agreement, good and valid title to the Shares, free and clear of all Liens (except, with respect to the Preferred Shares, for the transfer restrictions imposed by the Principal Agreements), equities and claims of any nature, will be transferred to the Purchaser.

      (h) The Shares were originally acquired by the Seller in compliance with all applicable United States federal and state securities laws and will be transferred to the Purchaser in compliance with all applicable United States federal and state securities laws. The Seller has not made any "directed selling efforts", as such term is defined in Rule 902 of Regulation S under the Securities Act, in the United States in connection with the offer and sale of the Shares to the Purchaser under this Agreement, and the Seller is offering and selling the Shares outside the United States.

      (i) All negotiations relating to this Agreement and the transactions contemplated hereby have been carried out by the Seller directly with the Purchaser without the intervention of any Person on behalf of the Seller in such manner as to give rise to any valid claim by any Person against the Purchaser for any finder's fee, brokerage commission or similar payment.

      (j) To the best of the knowledge and belief of the Seller, as of the date of this Agreement and as of the Closing Date, the Purchaser is not in breach of any representation or warranty made by the Purchaser in this Agreement.

      (k) On and as of the Closing Date, (i) there are no outstanding Options with respect to the Shares (other than (x) pursuant to the Call Option Agreement with respect to the Preferred Shares and (y) this Agreement with respect to the Common Shares), (ii) the Original Preferred Stock Call Option is validly and irrevocably terminated, (iii) the Zimin Preferred Stock Agreements have been amended to that effect to the extent required or appropriate and (iv) the Supplemental Agreements have been executed and delivered and entered into full force and effect in this respect.

      (l) On and as of the Closing Date, the purchase price for the Seller's acquisition of the Shares has been paid in full and no amounts are owing by the Seller to any Person with respect to its acquisition of the Shares.


                         ARTICLE IV COVENANTS OF SELLER

      The Seller covenants and agrees with the Purchaser that, at all times from and after the date hereof until the Closing, the Seller will comply with all covenants and provisions of this Article IV.

4.01  EXCLUSIVITY; NO SOLICITATIONS

      The Seller will not take, nor will it permit any of its Affiliates (or authorize or permit any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on its behalf or on behalf of any such Affiliate) to take, directly or indirectly, any action to initiate, assist, solicit, negotiate, encourage or accept any offer or inquiry from any Person (or any Person known by the Seller to be acting on behalf of another Person) to engage in, reach any agreement or understanding (whether or not such agreement or understanding is absolute, revocable, contingent or conditional) for the transfer, assignment, pledge, acquisition or other disposition of any of the Shares, except for (i) the Seller's acquisition of the Shares and (ii) the Seller's dealings with the Purchaser pursuant to this Agreement, the Pledge Agreement and the Call Option Agreement. If the Seller (or any Person acting for or on its behalf) receives from any Person any offer, inquiry or informational request relating to any transaction of this type referred to in this Section 4.01, the Seller will promptly advise such Person, by written notice, of the terms of this Section 4.01 and, in each case, will promptly advise the Purchaser in writing of such offer, inquiry or request and, if such offer, inquiry or request is in writing, deliver a copy thereof to the Purchaser.

4.02  FULFILLMENT OF CONDITIONS

      The Seller will take all steps necessary and proceed diligently and in good faith to satisfy each condition precedent contained in Article VI which is required to be fulfilled by it, and will immediately notify the Purchaser if the Seller is unable to satisfy any such condition precedent.

4.03 DISCLOSURE OF CERTAIN INFORMATION

      The Seller shall, and shall ensure that its Affiliates shall, promptly provide to the Purchaser, upon the Purchaser's reasonable request, any information regarding the Seller or any of its Affiliates required to be included in any application, report or filing required to be made by the Purchaser with any governmental or administrative authority in connection with the purchase of the Shares under this Agreement and the actions contemplated by the Principal Agreements.

4.04  RESTRICTIONS ON TRANSFER

      The Seller shall not Transfer any shares of Common Stock and/or Preferred Stock owned by the Seller, its Controlling Person, or any Controlled Affiliates of the Seller or such Controlling Person to any Restricted Person.

                        ARTICLE V COVENANTS OF PURCHASER

      The Purchaser covenants and agrees with the Seller that, at all times from and after the date hereof, the Purchaser will comply with all covenants and provisions of this Article V.

5.01  PAYMENT OF GAIN ON DISPOSAL

      In the event the Purchaser at any time prior to the earlier to occur of
(i) DECEMBER 25, 2003 or (ii) the payment of the full amount of the Purchase Price by the Purchaser to the Seller, sells, transfers, assigns or otherwise disposes of all or any of the Shares to Telenor, the Purchaser shall pay to the Seller, or shall cause Telenor to pay to the Seller, one hundred percent (100%) of the excess (if any) (the "Gain on Disposal") of (i) the purchase price payable by Telenor with respect to such sale, transfer, assignment or other disposal of the Shares over (ii) the Purchase Price, on such date as such amount is or becomes due in accordance with the terms and conditions of the relevant agreement between the Purchaser and Telenor; provided, however, that in the event the purchase price under the relevant agreement between the Purchaser and Telenor is payable in installments, the Purchaser shall first be entitled to receive any such installments up to one hundred percent (100%) of the Purchase Price and the Seller shall only be entitled to any portion of the aforementioned excess (if any) from any payments due and made by Telenor after the Purchaser has received one hundred percent (100%) of the Purchase Price; and, provided, further, that in the event Telenor does not pay the excess to the Seller directly but instead pays such amount to the Purchaser, the Purchaser shall be obliged to transfer any such excess within five (5) Business Days following the receipt thereof. The provisions of this Section 5.01 shall cease to apply following the assignment by the Purchaser of its obligations to the Company or its designee pursuant to the third proviso of Section 8.07.

5.02  FULFILLMENT OF CONDITIONS

      Prior to the Closing Date the Purchaser will take all steps necessary and proceed diligently and in good faith to satisfy each condition precedent contained in Article VII which is required to be fulfilled by it, and will immediately notify the Seller if the Purchaser is unable to satisfy any such condition precedent.

5.03  COMMON STOCK PLEDGE AND CALL OPTION

      (a) Within ten (10) Business Days following the Report Registration Date, the Purchaser (i) shall execute and deliver to the Seller the Common Stock Pledge Agreement and the Common Stock Call Option Agreement and (ii) upon execution and delivery of the Common Stock Pledge Agreement by the Seller the Purchaser shall pledge the shares of Common Stock to the Seller as provided under the Common Stock Pledge Agreement.

      (b) Solely for the purpose of Russian Law and solely to the extent Russian Law may be applicable, (i) the obligations of the Purchaser under this Section
5.03 shall be considered a preliminary agreement (predvaritelnyi dogovor) and not a transaction involving securities (sdelka s tsennymi bumagami); (ii) by virtue of undertaking the obligations set forth in this Section 5.03, the Purchaser shall not (x) be obligated to pledge, or grant a call option over, any shares of Common Stock to the Seller or (y) be considered to have pledged, or granted a call option over, any such shares of Common Stock to the Seller; (iii) the actual transactions contemplated by the Common Stock Pledge Agreement and the Common Stock Call Option Agreement shall in no event take place before the registration of the issuance of the shares of Common Stock to be acquired by the Purchaser pursuant to the Primary Agreement, the payment therefore in full by the Purchaser and the registration of the report on the results of the issuance, if and to the extent such registration and payment are required under Russian Law.

      (c) The pledge of, and the granting of a call option over, certain shares of Common Stock shall occur on the date on which the Common Stock Pledge Agreement and the Common Stock Call Option Agreement are executed and delivered by the Purchaser and the Seller and the pledge over the shares of Common Stock to be pledged under the Common Stock Pledge Agreement is registered in the register of shareholders of the Company maintained by the Registrar, which shall happen on the Pledge and Call Option Closing Date following the registration and payment referred to under clause (b) of this Section 5.03.

      (d) Clauses (b) and (c) of this Section 5.03 shall have no effect on the interpretation of this Agreement under the Laws of the State of New York, by which this Agreement is expressed to be governed.

5.04  COMPLIANCE WITH SUPPLEMENTAL AGREEMENTS

      The Purchaser shall comply with the terms and provisions of Clause 4 (Sub-clauses 4.1, 4.2 and 4.3) of the Supplemental Agreements as if the Purchaser were a party thereto and the Purchaser shall impose a similar obligation on any subsequent acquiror of the Shares.


                                   ARTICLE VI
               CONDITIONS PRECEDENT TO THE PURCHASER'S OBLIGATIONS

      All obligations of the Purchaser under this Agreement are subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any of which may be waived by the Purchaser in writing). For the avoidance of doubt, the Purchaser's obligations that are to be fulfilled following the Closing Date shall cease to be subject to any of the conditions set forth below following the Closing Date.

6.01  REPRESENTATIONS AND WARRANTIES

      The Seller's representations and warranties contained in this Agreement shall be true and correct on and as of the Closing Date.

6.02  PERFORMANCE

      The Seller shall have fully performed and complied with its obligations under Article IV.

6.03  CONDITIONS PRECEDENT TO COMPANY CLOSING

      All conditions precedent to the obligations of the Company, the Purchaser and Telenor under the Primary Agreement shall have been fulfilled (or waived by the Company, the Purchaser or Telenor, as the case may be).

6.04 ORDERS AND LAWS

      There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or which could reasonably be expected to result in a material impairment of the rights of the Purchaser under this Agreement and there shall not be pending on the Closing Date any Action or Proceeding or any other action in, before or by any Governmental or Regulatory Authority (other than any Action or Proceeding initiated at the request of the Purchaser or any of its Affiliates) which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to the Purchaser or the Seller or the transactions contemplated by this Agreement of any such Law.

6.05  CONSENTS AND APPROVALS

      All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority or any other Person specified in Schedule 3.01(d)(ii) or Schedule 3.02(d)(ii) which are required to have been obtained, made or given (as applicable) by the Purchaser or the Seller, as the case may be, pursuant to applicable Law and are necessary for the performance of the obligations of the Purchaser or the Seller, as the case may be, under this Agreement (a) shall have been duly obtained, made or given, (b) shall not be subject to the satisfaction of any condition that has not been satisfied or waived (unless any such condition relates to reporting or other requirements which by the terms of such consents, approvals, actions, filings or notices can only be effected on or after the Closing) and (c) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority shall have occurred.

6.06  SECRETARY'S CERTIFICATE

      The Seller shall have delivered to the Purchaser a certificate of the secretary of the Seller as to the incumbency of, and such other documents as are necessary to evidence the signatory authority of, the Person or Persons executing this Agreement and the Share Transfer Order on behalf of the Seller, attached to which are true and correct copies of the Seller's memorandum of association and bye-laws and resolutions of the Seller's board of directors authorizing the Seller's execution, delivery and performance of this Agreement and the sale of the Shares in accordance with the terms hereof.

6.07 SHARES

      The Seller shall have delivered to the Purchaser (a) a Preferred Share Transfer Order and a Common Share Transfer Order, each duly executed by the Seller, (b) the documents listed in Schedule 6.07 (as applicable) and (c) an extract(s) from the register of the Company's shareholders, as maintained by the Registrar, dated the day of the Closing Date, showing the Seller as the owner of the Shares, free and clear of all Liens.

6.08  LEGAL OPINIONS

      The Purchaser shall have received (a) opinions of Skadden, Arps, Slate, Meagher & Flom LLP, special New York and Russian counsel to the Seller, and (b) an opinion of Conyers Dill & Pearman, special Bermuda counsel to the Seller, each substantially in the respective form attached as Schedule 6.08 hereto.

6.09  TERMINATION OF ORIGINAL PREFERRED STOCK CALL OPTION

      The Original Preferred Stock Call Option shall have been validly and irrevocably terminated and the Supplemental Agreements shall have been executed and delivered and entered into effect in a manner reasonably satisfactory to the Purchaser and certified copies of such duly executed Supplemental Agreements shall have been provided to the Purchaser.

6.10 SURETY

      Dr. Zimin shall have duly executed and delivered on the date of this Agreement the Surety Agreement (in full compliance with all requirements of Russian law) securing the performance of the Seller's obligations under this Agreement.

                                   ARTICLE VII
                  CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS

      All obligations of the Seller under this Agreement are subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any of which may be waived by the Seller in writing). For the avoidance of doubt, the Seller's obligations that are continuing following the Closing Date shall cease to be subject to any of the conditions set forth below following the Closing Date.

7.01  REPRESENTATIONS AND WARRANTIES

      The Purchaser's representations and warranties contained in this Agreement shall be true and correct on and as of the Closing Date.

7.02  CONDITIONS PRECEDENT TO COMPANY CLOSING

      All conditions precedent to the obligations of the Company, the Purchaser and Telenor under the Primary Agreement shall have been fulfilled (or waived by the Company, the Purchaser or Telenor, as the case may be).

7.03 ORDERS AND LAWS

      There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or which could reasonably be expected to result in a material impairment of the rights of the Seller under this Agreement and there shall not be pending on the Closing Date any Action or Proceeding or any other action in, before or by any Governmental or Regulatory Authority (other than any Action on Proceeding initiated at the request of the Seller on any of its Affiliates) which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to the Purchaser or the Seller or the transactions contemplated by this Agreement of any such Law.

7.04  CONSENTS AND APPROVALS

      All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority or any other Person specified in Schedule 3.01(d)(ii) or Schedule 3.02(d)(ii) which are required to have been obtained, made or given (as applicable) by the Purchaser or the Seller, as the case may be, pursuant to applicable Law and are necessary for the performance of the obligations of the Purchaser or the Seller, as the case may be, under this Agreement (a) shall have been duly obtained, made or given, (b) shall not be subject to the satisfaction of any condition that has not been satisfied or waived (unless any such condition relates to reporting or other requirements which by the terms of such consents, approvals, actions, filings or notices can only be effected on or after the Closing) and (c) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority shall have occurred.

7.05 SECRETARY'S CERTIFICATE

      The Purchaser shall have delivered to the Seller a certificate of the secretary of the Purchaser as to the incumbency of, and such other documents as are necessary to evidence the signatory authority of, the Person or Persons executing this Agreement on behalf of the Purchaser, attached to which are true and correct copies of (i) the Purchaser's certificate of registration with the competent authorities, (ii) the Purchaser's memorandum of association, (iii) the Purchaser's bye-laws, (iv) resolutions of the Purchaser's competent body authorizing the Purchaser's execution, delivery and performance of this Agreement and the acquisition of the Shares in accordance with the terms hereof,
(v) copy of the passport(s) of the signatories for the Purchaser, (vi) copy of the power-of-attorney for the representative of the Purchaser executing the Agreement (if applicable) and (vii) copy of all consents and approvals set forth on Schedule 3.01(d)(ii) hereto.

7.06  LEGAL OPINIONS

      The Seller shall have received (a) an opinion of Herbert Smith, special New York counsel to the Purchaser, (b) an opinion of Herbert Smith CIS Legal Services, special Russian counsel to the Purchaser and (c) an opinion of Triay & Triay, special Gibraltar counsel to the Purchaser, each substantially in the respective form attached as Schedule 7.06 hereto.

7.07 ADDITIONAL AGREEMENTS

      The Purchaser shall have entered into (i) the Pledge Agreement and (ii) the Call Option Agreement.

7.08  SBERBANK RESTRUCTURING

      The Company shall have secured the release of the pledge of all of the shares of Common Stock owned by Bee Line Fund that are pledged to Sberbank, and the Company shall have delivered to the Seller and the Purchaser a certified copy of each of (i) the executed agreements and other documents amending the Sberbank Loan Agreements and the Sberbank Pledge Agreements and (ii) an extract from the register of the Company's shareholders maintained by the Registrar evidencing the release of the shares of Common Stock owned by Bee Line Fund from the pledge to Sberbank.

7.09  REGISTRATION DOCUMENTS

      The Purchaser shall have delivered to the Seller the Power of Attorney, duly notarized and legalized (apostilled), required to receive an extract(s) from the register of the Company's shareholders maintained by the Registrar from the Purchaser's personal account(s), evidencing registration of the Shares in the name of the Purchaser.

7.10  PERSONAL ACCOUNT WITH THE REGISTRAR

      The Purchaser shall have opened a personal account(s) with the Registrar and such personal account(s) shall remain opened and operational on the Closing Date.


                           ARTICLE VIII MISCELLANEOUS

8.01  INDEMNIFICATION

      Each Party (the "Indemnifying Party") agrees to indemnify, defend and hold harmless the other Party (and its principals, officers, directors, employees, Affiliates and assigns) (the "Indemnified Party") from and against any and all Losses, liabilities, damages, deficiencies, costs or expenses, including attorneys' fees, disbursements or other charges, based upon, arising out of, or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or undertaking of the Indemnifying Party contained in this Agreement and the Additional Agreements or the Common Stock Additional Agreements, as the case may be; provided, however, that the liability of each Party for indemnification under this Section 8.01 shall not exceed the lesser of
(a) an amount equal to the total of such Losses, liabilities, damages, deficiencies, costs or expenses indemnified against hereunder and (b) (i) in the case of the Seller, the portion of the Purchase Price actually received by the Seller or (ii) in the case of the Purchaser, the Purchase Price; and, provided, further, that following the assignment by the Purchaser of its obligations to the Company or its designee pursuant to the third proviso of Section 8.07, (x) the indemnification obligation set forth above shall not include the Additional Agreements or the Common Stock Additional Agreements and (y) the original Purchaser shall remain liable, and the Company or its designee shall not bear any liability, for any claim for indemnification that has arisen prior to any such assignment. Each Party's indemnity hereunder shall be in addition to any liability to which the Indemnifying Party may otherwise be subject, provided that any recovery by the Indemnified Party from the Indemnifying Party in respect of a claim under this Section 8.01 shall be without duplication of any other recovery for such claim by the Indemnified Party from the Indemnifying Party.

8.02 TERMINATION

      This Agreement shall terminate and the transactions contemplated hereby shall be abandoned:

      (a) at any time prior to the Closing, by mutual written agreement of the Seller and the Purchaser;

      (b) on the Final Date, if the Closing shall not have occurred on or before such date;

      (c) on the date on which a meeting of the shareholders of the Company is held at which a vote of such shareholders is conducted concerning the transactions contemplated by the Principal Agreements and such shareholders fail to approve the transactions contemplated by the Principal Agreements; or

      (d) at any time after the tenth (10th) Business Day following the Report Registration Date, by the Seller by means of written notice to the Purchaser, if the Purchaser has failed (i) to execute and deliver the Common Stock Pledge Agreement, or (ii) to pledge the shares of Common Stock as provided thereunder by means of registering the pledge thereof in the register of shareholders of the Company maintained by the Registrar or (iii) to execute and deliver the Common Stock Call Option Agreement.

8.03 EFFECT OF TERMINATION

      (a) If this Agreement is validly terminated pursuant to clauses (a) through (c) of Section 8.02, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of the Seller or the Purchaser (or any of their respective officers, directors, employees, agents or other representatives or Affiliates), except that the provisions with respect to expenses in Section 8.08 and confidentiality in Section 8.11 will continue to apply following any such termination.

      (b) If this Agreement is validly terminated pursuant to clause (d) of
Section 8.02, this Agreement will forthwith become null and void and each Party shall return to the other Party all that it has received hereunder, including without limitation the return by the Purchaser to the Seller of title to the Shares, free and clear of any Lien, except that the provisions set forth in this
Article VIII will continue to apply following any such termination.

      (c) Notwithstanding any other provision in this Agreement to the contrary, upon termination of this Agreement pursuant to clauses (b) or (d) of Section 8.02, the Seller will remain liable to the Purchaser for any breach of this Agreement by the Seller existing at the time of such termination, and the Purchaser will remain liable to the Seller for any breach of this Agreement by the Purchaser existing at the time of such termination, and the Seller or the Purchaser, as the case may be, may seek such remedies, including damages and legal fees, against the other Party with respect to any such breach as are provided in this Agreement or as are otherwise available at law or in equity.

8.04  ENTIRE AGREEMENT

      This Agreement supersedes all prior discussions and agreements between the Parties with respect to the subject matter hereof, and contains the sole and entire agreement between the Parties hereto with respect to the subject matter hereof.

8.05  WAIVER

      Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by any Party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative. No failure on the part of the Seller or the Purchaser to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

8.06 NO THIRD PARTY BENEFICIARY

      (a) The terms and provisions of this Agreement are intended solely for the benefit of each Party hereto and its successors or permitted assigns, and it is not the intention of the Parties to confer third party beneficiary rights upon any other Person, except that the Company shall be a third party beneficiary of
Section 5.04 and the third proviso of Section 8.07.

      (b) No provision of this Agreement shall oblige any of the Parties to perform any actions in favour of third parties and, after full payment of the Purchase Price to the Seller, the Purchaser or any third parties (subsequent buyers of the Preferred Stock) shall have no obligations under this Agreement or any of the Zimin Preferred Stock Agreements to the Company or other persons in respect of the Preferred Stock and the Company shall have no rights arising out of this Agreement or the Zimin Preferred Stock Agreements.

8.07 ASSIGNMENT

      Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any Party hereto without the prior written consent of the other Party hereto and any attempt to do so will be void; provided, however, that the Seller by simple written notice to the Purchaser shall be entitled to assign all its rights and obligations under this Agreement to a Controlling Person of the Seller or to any Controlled Affiliate of the Seller or such Controlling Person; provided, further, that

(i) following the Pledge and Call Option Closing Date and (ii) in the absence of an Event of Default, the Purchaser by simple written notice to the Seller may assign its rights and obligations under this Agreement to a Controlling Person of the Purchaser or a Controlled Affiliate of the Purchaser or such Controlling Person simultaneously with the sale, transfer, assignment or other disposal of the Shares to such Controlling Person or Controlled Affiliate; and, provided, finally, that the Purchaser by written notice to the Seller shall be entitled to assign its rights and obligations under this Agreement to the Company or its designee following the Company's exercise of the Preferred Stock Call Option under the Primary Agreement upon the occurrence of an Eco Telecom Contribution Default upon (x) the transfer by the Purchaser of the Shares to the Company or its designee, (y) execution by the Company or its designee of an Endorsement and
(z) in the event of an assignment to the Company's designee, the execution by the Company of the Guarantee. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the Parties hereto and their respective successors and assigns.

8.08 EXPENSES

      Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated hereby are consummated, each of the Parties will pay its own costs and expenses, including, without limitation, legal fees, incurred in connection with the negotiation, execution and closing of this Agreement and the transactions contemplated hereby; provided, that the Purchaser shall be responsible for payment of the fee charged by the Registrar to register the Purchaser's ownership of the Shares and other alike payment in connection with this Agreement.

8.09  NOTICE

     All notices, requests and other communications hereunder including any request for arbitration must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or sent by courier to the parties at the following addresses or facsimile numbers:

(a)   If to the Purchaser, to:

      Eco Telecom Limited
      Suite 2, 4 Irish Place
      Gibraltar
      Facsimile No.: +350-41988
      Attention: Franz Wolf
      with a copy to:

      OOO Alfa-Eco
      21, Novy Arbat
      121019 Moscow, Russian Federation
      Facsimile No.: +7-095-201-5914
      Attention: Stanislav Shekshnya

      and a copy to:

      Herbert Smith CIS Legal Services
      24 Korobeinikov Pereulok
      119034 Moscow, Russian Federation
      Facsimile No.: + 7-095-363-65-01
      Attention: Vladimir Afonkin

      (b) If to the Seller, to:

      Overture Limited
      Richmond House
      12 Par-la-Ville Road
      Hamilton HM 08, Bermuda
      Facsimile No.: + (1) (441) 299 4979
      Attention: Laurence Aquilina-Stott

      with a copy to:

      Skadden, Arps, Slate, Meagher & Flom LLP
      Degtyarniy Pereulok 4, Building 1
      103009 Moscow, Russian Federation
      Facsimile: + 7095-797-4601
      Attention: Andre De Cort, Esq.

      All such notices, requests and other communications including any request for arbitration will: (a) if delivered personally to the address as provided in this section, be deemed given and effective upon delivery, (b) if delivered by facsimile transmission to the facsimile number as provided in this section, be deemed given and effective upon receipt, and (c) if delivered by courier in the manner described above to the address as provided in this section, be deemed given and effective upon confirmed receipt (in each case, regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this section). Any Party from time to time may change its address, facsimile number or other information for the purpose of notices to that Party by giving written notice specifying such change to the other Party.

8.10  PUBLIC ANNOUNCEMENTS

      At all times at or before the Closing, neither the Purchaser nor the Seller will issue or make any reports, statements or releases to the public or, generally, to the employees, customers, suppliers or other Persons to whom the Company sells goods or provides services or with whom the Company otherwise has significant business relationships with respect to this Agreement or the transactions contemplated hereby without the consent of the other Party hereto, which consent shall not be unreasonably withheld; provided, however, that such consent shall not be required for any report or filing required to be made by any party with the U.S. Securities and Exchange Commission and other cases where reports and filings are required by law. If any Party is unable to obtain the approval of its public report, statement or release from the other Party and such report, statement or release is, on the advice of legal counsel to such Party, required by Law or rule of any stock exchange in order to discharge such Party's disclosure obligations, then such Party may make or issue the legally required report, statement or release and promptly furnish the other Party with a copy thereof.

8.11 CONFIDENTIALITY

      (a) Each Party hereto will hold, and will use its best efforts to cause its Affiliates and their respective representatives to hold, in strict confidence from any Person (other than any such Affiliate or representative), unless (x) compelled to disclose by judicial or administrative process or by other requirements of Law or (y) disclosed in an Action or Proceeding brought by a Party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other Party hereto or any of its Affiliates furnished to it by such other Party or such other Party's representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (i) previously known by the Party receiving such documents or information, (ii) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of the receiving Party or (iii) later acquired by the receiving Party from another source if the receiving Party is not aware that such source is under an obligation to another Party hereto to keep such documents and information confidential.

      (b) The Seller shall not disclose to any third parties any confidential information which they received during the period of its participation in the activities of the Company as a shareholder and/or officer of the Company where such disclosure may damage the activity of the Company, excepting cases provided for by Law.

8.12  COUNTERPARTS

      This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and either Party hereto may execute this Agreement by signing any such counterpart.

8.13 AMENDMENT

      This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each Party hereto.

8.14  ARBITRATION, CONSENT TO JURISDICTION

      (a) Any and all disputes, controversies or claims arising under, relating to or in connection with this Agreement or the breach, termination or validity thereof ("Disputes") shall be finally and exclusively settled by arbitration in accordance with the Arbitration Rules of the International Chamber of Commerce ("ICC") then in effect (the "ICC Rules") by a panel of three (3) arbitrators with the following terms and conditions:

      (i) In the event of any conflict between the ICC Rules and the provisions of this Agreement, the provisions of this Agreement shall prevail.

      (ii)  The place of the arbitration shall be Geneva, Switzerland.

      (iii) The claimant and respondent shall each nominate one arbitrator in accordance with the ICC Rules. The two party-appointed arbitrators shall have thirty (30) days from the date of the nomination of the second arbitrator to agree on the nomination a third arbitrator who shall serve as chair of the tribunal. Any arbitrator not timely nominated, shall, on the request of any Party, be appointed by the ICC Court of Arbitration in accordance with the ICC Rules.

      (iv) The English language shall be used as the written and spoken language for the arbitration, the award and all matters connected with the arbitration.

      (v) The award of the arbitrators shall be final and binding on the Parties may be enforced by any court of competent jurisdiction and may be executed against the person and assets of the losing Party in any competent jurisdiction.

      (vi) In order to facilitate the comprehensive resolution of related disputes, all Disputes between any of the parties to this Agreement that arise under or in connection with the Call Option Agreement, the Pledge

            Agreement and/or the Common Stock Purchase Agreement ("Other Agreements") may be brought in a single arbitration. Pursuant to a Request submitted under Article 4(6) of the ICC Rules or otherwise, the parties hereby agree that upon the request of any party to an arbitration proceeding initiated under this Agreement or the Other Agreements, the ICC Court shall determine whether to consolidate the arbitration proceeding with any other arbitration proceeding involving any of the parties hereto arising out of or relating to the Agreement or the Other Agreements. It is the parties' intention that any such arbitration proceedings be consolidated in the event that (i) there are issues of fact or law common to the proceedings so that a consolidated proceeding would be more efficient than separate proceedings, and (ii) no party would be unduly prejudiced as a result of such consolidation through undue delay or otherwise.

      (b) Each Party unconditionally and irrevocably agrees to submit to the non-exclusive jurisdiction of the courts located in Geneva, Switzerland (the "Geneva Courts"), for the purpose of any proceedings in aid of arbitration and for interim or conservatory measures before an arbitral tribunal is duly constituted under this Agreement, and for proceedings arising out of or relating to the enforcement of any award or order of an arbitral tribunal duly constituted under this Agreement. Each Party unconditionally and irrevocably waives any objections that they may have now or in the future to such jurisdiction including without limitation objections by reason of lack of personal jurisdiction, improper venue, or inconvenient forum.

8.15 SURVIVAL

      Each Party has the right to rely fully upon the representations, warranties, covenants and agreements of the other Party contained in this Agreement. All representations and warranties of the Seller contained in Article III and the covenant of the Seller contained in Section 4.03 shall survive the Closing and remain in effect for a period of eighteen (18) months following the Closing Date. The covenant of the Seller contained in Section 4.04 shall survive the Closing and remain in effect until the earlier to occur of (i) the Seller, the Controlling Person(s) of the Seller, and the Controlled Affiliates of the Seller and such Controlling Person(s) ceasing to own any shares of Common Stock and/or Preferred Stock or (ii) the Purchaser, the Controlling Person(s) of the Purchaser, and Controlled Affiliates of the Purchaser and such Controlling Person(s) ceasing to own twenty-five percent (25%) plus one (1) voting shares of the Company. The obligation of the Purchaser contained in Section 2.02, all representations and warranties of the Purchaser contained in Article III and the covenants of the Purchaser contained in Section 5.01 shall survive the Closing and remain in effect until the payment in full of the Purchase Price or, with respect to the Purchaser's obligation to pay the Gain on Disposal that has been triggered pursuant to Section 5.01, until the payment in full of the Gain on Disposal. In addition to the foregoing, the obligations of the Parties under this Article VIII shall survive the Closing.

8.16 SEVERABILITY

      If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any Party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and
(d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

8.17 GOVERNING LAW

      This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America, without giving effect to its conflicts of law principles except for New York General Obligations Law
Section 5-1401.


                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized officers, in two originals as of the date first above written.

                                    Purchaser

                                    ECO TELECOM LIMITED


                                    By /s/ Serge Barychov
                                       -------------------------------
                                       Name: Serge Barychkov
                                       Title: Attorney-in-Fact


                                     Seller

                                    OVERTURE LIMITED


                                    By /s/ Dr. Dmitri B. Zimin
                                       -------------------------------
                                       Name: Dr. Dmitri B. Zimin
                                       Title: Director









                        [SCHEDULES INTENTIONALLY OMITTED]

                                           EXHIBIT A TO SHARE PURCHASE AGREEMENT

                          FORM OF CALL OPTION AGREEMENT

PREFERRED STOCK

       ----------------------------------------------------------------








                              CALL OPTION AGREEMENT

                                 by and between

                               Eco Telecom Limited

                                       and

                                Overture Limited

                              dated _________, 2001

















         --------------------------------------------------------------

                                TABLE OF CONTENTS

I. GRANT OF OPTION ......................................................     1
      Section 1.1 Grant of Option .......................................     1
      Section 1.2 Exercise Price ........................................     2
      Section 1.3 Option Period .........................................     2

II. EXERCISE OF OPTION ..................................................     2
      Section 2.1 Manner of Exercise ....................................     2
      Section 2.2 Transfer of Title to Option Shares ....................     2
      Section 2.3 Payment of Taxes ......................................     2
      Section 2.4 Reorganization, Reclassification, Merger,
                   Consolidation or Disposition of Assets ...............     2

III. REPRESENTATIONS AND WARRANTIES .....................................     3
      Section 3.1 Representations and Warranties of the Grantor .........     3
      Section 3.2 Representations and Warranties of the Grantee .........     4

IV. COVENANTS ...........................................................     5
      Section 4.1 Grantor Affirmative Covenants .........................     5
      Section 4.2 Grantor Negative Covenant .............................     5
      Section 4.3 Grantee Affirmative Covenant ..........................     5
      Section 4.4 Indemnification .......................................     6

V. MISCELLANEOUS ........................................................     6
      Section 5.1 Termination of Agreement ..............................     6
      Section 5.2 Suspension ............................................     6
      Section 5.3 Severability ..........................................     7
      Section 5.4 Waiver of Compliance; Consents ........................     7
      Section 5.5 Amendments ............................................     7
      Section 5.6 Assignment ............................................     7
      Section 5.7 Survival ..............................................     7
      Section 5.8 Notices ...............................................     7
      Section 5.9 Governing Law; Arbitration;
                    Consent to Jurisdiction .............................     8
      Section 5.10 Definitions ..........................................     9
      Section 5.11 Captions .............................................    11
      Section 5.12 Counterparts .........................................    11

ANNEX A
EXHIBIT A

            THIS CALL OPTION AGREEMENT (the "Agreement"), dated -, 2001, is entered into by and between (i) Eco Telecom Limited, a company organized and existing under the laws of Gibraltar with its registered office at: 10/8 International Commercial Centre, Casemates Square, Gibraltar (the "Grantor"), and (ii) Overture Limited, a company incorporated under the laws of Bermuda (Registration No. 30335) with its registered office at: Richmond House, 12 Par-la-Ville Road, Hamilton HM 08 Bermuda (the "Grantee"). Grantor and Grantee are sometimes collectively referred to as the "Parties" and individually referred to as a "Party". Capitalized terms used herein are defined in Section
5.10 hereof.

            WHEREAS, pursuant to that certain Share Purchase Agreement, dated as of May 30, 2001, by and between the Grantor and the Grantee (the "Purchase Agreement"), the Grantee has agreed to sell, and the Grantor has agreed to purchase, (i) Six Million Four Hundred Twenty Six Thousand Six Hundred (6,426,600) preferred shares, par value 0.005 Rubles per share (the "Preferred Stock") of Open Joint Stock Company "Vimpel-Communications", an open joint stock company incorporated and existing under the laws of the Russian Federation (the "Company") and (ii) Sixteen Thousand Three Hundred Sixty Two (16,362) shares of common stock, par value 0.005 per share, of the Company, for an aggregate purchase price equal to Twenty Five Million United States dollars (USD 25,000,000) (the "Purchase Price") payable by the Grantor to the Grantee in accordance with the terms of the Purchase Agreement (the date on which the Purchase Price shall become due and payable pursuant to the terms and conditions of the Purchase Agreement shall hereinafter be referred to as the "Payment Date");

            WHEREAS, the Grantor has covenanted under Section 5.03 of the Purchase Agreement to secure the payment by the Grantor of the Purchase Price and the Gain on Disposal under the Purchase Agreement by means of (i) executing and delivering the Common Stock Pledge Agreement and the Common Stock Call Option Agreement and (ii) pledging shares of Common Stock as required pursuant to the Common Stock Pledge Agreement, within ten (10) days (not including any Saturday, Sunday, or any day on which banks located in New York, New York, London, England, Oslo, Norway or Moscow, Russia are authorized or obliged to close) following the Report Registration Date; and

            WHEREAS, pursuant to that certain Share Pledge Agreement, dated the date hereof, by and between the Grantor and the Grantee (the "Pledge Agreement"), the Grantor has agreed to provide adequate security to the Grantee for the payment by the Grantor of the Purchase Price under the Purchase Agreement from the date hereof until the Pledge and Call Option Closing Date by means of pledging all of the Preferred Stock;

            WHEREAS, to induce the Grantee to enter into the Purchase Agreement, the Grantor is willing to grant to the Grantee an option to purchase all of the Preferred Stock of the Company, now or hereafter owned by the Grantor, on the terms and conditions set forth in this Agreement.

            NOW THEREFORE, intending to be legally bound hereby, for good and valuable consideration the receipt whereof is hereby acknowledged, the Parties hereto have agreed as follows:


      I.    GRANT OF OPTION

            Section 1.1 Grant of Option. Subject to the terms and conditions set forth in this Agreement, the Grantor hereby grants to the Grantee, and the Grantee hereby accepts from the Grantor, an option to purchase (the "Option") Six Million Four Hundred Twenty Six Thousand Six Hundred (6,426,600) shares of Preferred Stock owned by the Grantor (the "Option Shares").

            Section 1.2 Exercise Price. The Parties hereby agree that the aggregate exercise price to acquire the Option Shares shall be equal to One Hundred United States dollars (USD 100) (the "Exercise Price").

            Section 1.3 Option Period. Subject to Sections 5.1 and 5.2 hereof, the Grantee shall have the right to exercise the Option and to purchase the Option Shares at any time commencing on the second (2nd) Business Day following the Payment Date until the Termination Date (the "Option Period").


      II.   EXERCISE OF OPTION

            Section 2.1 Manner of Exercise. At any time and from time to time during the Option Period, the Grantee may exercise the Option and purchase the Option Shares by delivering to the Grantor (i) a written notice in substantially the form attached hereto as Annex A (the "Exercise Notice") and (ii) payment of the Exercise Price in immediately available funds by wire transfer to such account of the Grantor as the Grantor shall advise to the Grantee by a written notice in compliance with Section 5.8 hereof prior to the Exercise Date.

            In the event (i) the Grantor has not advised the Grantee of its account or (ii) the account of the Grantor is not operational on the Exercise Date and the Grantee's reasonable attempt to transfer the Exercise Price has failed, the Grantee shall have fulfilled its obligation to pay the Exercise Price by depositing the amount of the Exercise Price with such escrow agent as the Grantee may reasonably appoint (including without limitation its legal counsel) with written notice to the Grantor for delivery or transfer of the Exercise Price to the Grantor at its request.

            Section 2.2 Transfer of Title to Option Shares. Upon receipt of the Exercise Notice, the Grantor will, as promptly as practicable and in any event within three (3) Business Days following the Exercise Date, transfer the Option Shares to the Grantee and cause the Option Shares to be registered in the name of the Grantee or its nominee as set forth in the Exercise Notice. As between the Grantor and the Grantee, the Option will be deemed to have been exercised, and the Grantee will be deemed to have become the beneficial owner and the holder of record of the Option Shares for all purposes (including without limitation the right to vote the Option Shares), as of the Exercise Date. The Grantor shall be liable for the full amount of the fees due to the registrar for the registration of the Option Shares in the name of the Grantee.

            Section 2.3 Payment of Taxes. Grantor will pay all expenses in connection with, and all taxes, regardless of designation, that may be imposed with respect to, the delivery of the Option Shares; provided, however, that such taxes will be paid by the Grantee if (i) such taxes are imposed by law upon the Grantee, or (ii) such taxes could have been legally avoided through the provision by the Grantee of such certifications or declarations as the Grantor shall reasonably request from the Grantee and the Grantee is in a position to obtain, but fails to provide, such certifications or declarations.

            Section 2.4 Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Company reorganizes its capital, reclassifies its capital stock, consolidates or merges with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to shares of Preferred Stock of the Company), or sells, transfers or otherwise disposes of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the Company (in case of a reorganization of its capital or reclassification of its capital stock) or shares of common stock of the successor or acquiring corporation (in any other instance referred to above), or any cash, shares of stock or other securities or property of any nature whatsoever

(including warrants or other subscription or purchase rights) in addition to or in lieu of the Preferred Stock of the Company or the successor or acquiring corporation, as the case may be (the "Other Property"), are to be received by or distributed to the holders of shares of Preferred Stock of the Company, then Grantee will have the right thereafter to receive, upon exercise of the Option, the number of shares of Preferred Stock of the Company and the number of shares of common stock of the Company or the successor or acquiring corporation, as the case may be, and Other Property that is receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Preferred Stock of the Company equal to the number of Option Shares immediately prior to such event.


      III.  REPRESENTATIONS AND WARRANTIES

            Section 3.1 Representations and Warranties of the Grantor. The Grantor represents and warrants to the Grantee as of the date hereof and, except as otherwise set forth below, as of the Exercise Date that:

      (i) it is a legal entity duly organized, validly existing and in good standing under the laws of Gibraltar and has all requisite corporate power to carry on its business as it is now being, and heretofore has been, conducted;

      (ii) it has the full corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Grantor and no other proceedings on the part of the Grantor will be necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligations of the Grantor, enforceable in accordance with its terms;

      (iii) no approval, authorization or consent of any governmental entity, or of any third party, is required on the part of the Grantor in connection with the execution and delivery of this Agreement and the other documents contemplated hereby, the performance by the Grantor of any of its obligations hereunder or thereunder, and the consummation of the transactions contemplated hereby or thereby;

      (iv) neither the execution and delivery of this Agreement, nor the performance by the Grantor of any of its obligations under this Agreement, nor the consummation of the transactions contemplated hereby will conflict with its charter and other founding documents, or conflict with or result in a breach or violation of, or constitute a default under, (i) any agreement to which the Grantor is a party or by which it is bound or to which any of its property or assets are or may become subject, or (ii) as of the date hereof, any applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or agency or arbitrator or court having jurisdiction over the Grantor or any of its property or assets;

      (v) it has good, valid and marketable title to the Option Shares and to all of the rights afforded thereby, free and clear of any security interest, pledge, claim or any other encumbrance (collectively, "Liens"), except for those established by the Pledge Agreement, the Primary Agreement and the Principal Agreements;

      (vi) except as may result from the Original Preferred Stock Call Option, as of the date hereof the Option Shares are not subject to any rights of first refusal, buy-out and similar rights, calls or assessments, except for those established by this Agreement, the Primary Agreement and the Principal Agreements; and

      (viii)no person other than the Grantor and the Grantee has any rights in or over any of the Option Shares and the Option Shares are not subject to any contract, commitment, agreement, understanding or arrangement of any kind except this Agreement, the Primary Agreement and the Principal Agreements; and

      (ix)  assuming that the representations and warranties contained in
            Section 3.02(h) of the Purchase Agreement were true and correct, the Option Shares were originally acquired by the Grantor in compliance with all applicable United States federal and state securities laws. The Grantor has not made any "directed selling efforts" into the United States, as defined under Regulation S of the Securities Act ("Regulation S") with respect to the granting of the Option, and will not make any "directed selling efforts" in connection with the delivery of the Option Shares to the Grantee pursuant to this Agreement.

            Section 3.2 Representations and Warranties of the Grantee. The Grantee represents and warrants to the Grantor, as of the date hereof and, except as otherwise set forth below, as of the Exercise Date, that:

      (i) it is a legal entity duly organized, validly existing and in good standing under the laws of Bermuda and has all requisite corporate power to carry on its business as it is now being, and heretofore has been, conducted;

      (ii) it has the full corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Grantee and no other proceedings on the part of the Grantee will be necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligations of the Grantee, enforceable in accordance with its terms;

      (iii) no approval, authorization or consent of any governmental entity, or of any third party, is required on the part of the Grantee in connection with the execution and delivery of this Agreement and the other documents contemplated hereby, the performance by the Grantee of any of its obligations hereunder or thereunder, or the consummation of the transactions contemplated hereby or thereby;

      (iv) neither the execution and delivery of this Agreement, nor the performance by the Grantee of any of its obligations under this Agreement, nor the consummation of the transactions contemplated hereby will conflict with its charter and other founding documents, or conflict with or result in a breach or violation of, or constitute a default under, (i) any agreement to which the Grantee is a party or by which it is bound or to which any of its property or assets are or may become subject, or (ii) any applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or agency or arbitrator or court having jurisdiction over the Grantee or any of its property or assets;

      (v) it has been informed that neither the Option nor the Option Shares have been registered under the Securities Act, or the securities law of any state or jurisdiction of the United States, and it acknowledges that neither the Option nor the Option Shares may be offered, sold, transferred, pledged, hypothecated or otherwise disposed of other than pursuant to a registration statement which has been declared effective under the Securities Act or an exemption from the registration requirements of the Securities Act;

      (vi) it is not, and when it exercises the Option and receives the Option Shares will not be, a "U.S. person" (as such term is defined in Regulation S), and it is not entering into this Agreement, nor will its acquisition of Option Shares pursuant to the exercise of the Option be, for the account or benefit of any U.S. person (as so defined);

      (vii) it has entered into and executed this Agreement in an "offshore transaction" (as such term is defined in Regulation S) outside of the United States of America, its territories and possessions;

      (viii) it will exercise the Option in an "offshore transaction" (as such term is defined in Regulation S); and

      (ix) the Grantee will, upon the exercise of the Option, acquire the Option Shares for its own account for investment purposes only and not with a view to, or for sale or resale in connection with, any public distribution thereof or with any present intention of selling, distributing, or otherwise disposing of such Option Shares, except in compliance with the Securities Act and all other applicable securities laws.


      IV.   COVENANTS

            Section 4.1 Grantor Affirmative Covenants. (a) Notwithstanding the representations and warranties set forth in Section 3.1 hereof, if prior to or during the Option Period the performance of this Agreement or the consummation of the transactions contemplated hereby shall require any further corporate action of the Grantor and/or any other approvals, consents, filings or proceedings, the Grantor shall take, or cause to be taken, any and all such actions and/or obtain, make or initiate any and all such approvals, consents, filings or proceedings as may be required to ensure that the Grantee can exercise the Option at any time during the Option Period.

            (b) The Grantor shall make and deliver to the Grantee prior to or during the Option Period, or upon the exercise of the Option by the Grantee, or the delivery of the Option Shares by the Grantor, such additional representations, warranties, covenants or agreements as may be necessary to ensure that the exercise of the Option and the delivery of the Option Shares upon such exercise do not violate any applicable United States federal and state securities laws.

            Section 4.2 Grantor Negative Covenant. The Grantor shall refrain from taking any action, or from causing any other person to take any action, that may render the Option of the Grantee unexercisable or unenforceable at any time during the term of this Agreement.

            Section 4.3 Grantee Affirmative Covenant. (a) Notwithstanding the representations and warranties set forth in Section 3.2 hereof, if prior to or during the Option Period the performance of this Agreement or the consummation of the transactions contemplated hereby shall require any further corporate action of the Grantee and/or any other approvals, consents, filings or proceedings, the Grantee shall take, or cause to be taken, any and all such actions and/or obtain, make or initiate any and all such approvals, consents, filings or proceedings as may be required to ensure that the Grantor can transfer to the Grantee the Option Shares upon exercise of the Option by the Grantee at any time during the Option Period.

            (b) The Grantee shall make and deliver to the Grantor prior to or during the Option Period, or upon the exercise of the Option by the Grantee, or the delivery of the Option Shares by the Grantor, such additional representations, warranties, covenants or agreements as may be necessary to ensure that the exercise of the Option and the delivery of the Option Shares upon such exercise do not violate any applicable United States federal and state securities laws.

            (c) Upon the exercise of the Option by the Grantee, the Grantee shall comply with the terms and provisions of Clause 4 (Sub-clauses 4.1, 4.2 and 4.3) of the Supplemental Agreements as if the Grantee were a party thereto.

            Section 4.4 Indemnification. Each Party (the "Indemnifying Party") hereby agrees to indemnify and hold harmless the other Party (and its principals, officers, directors, employees, affiliates and assigns) (the "Indemnified Party") from and against any and all losses, damages, costs and reasonable expenses, including attorneys' fees, which the Indemnified Party may suffer or incur by reason of any breach of any representation, warranty, agreement, covenant or undertaking by the Indemnifying Party under this Agreement or in connection with the enforcement by the Indemnified Party of its rights hereunder; provided, that the aggregate liability of a Party under this
Section 4.4 and under Section 8.01 of the Purchase Agreement shall not exceed the amount set forth under Section 8.01 of the Purchase Agreement.


      V.    MISCELLANEOUS

            Section 5.1 Termination of Agreement. Unless otherwise agreed between the Parties in writing, this Agreement shall terminate upon the earlier to occur of: (a) the payment of the Purchase Price in full by the Grantor to the Grantee pursuant to the terms of the Purchase Agreement whether directly or as a result of the enforcement by the Grantee of the Pledge Agreement; or (b) the registration of the Option Shares in the name of the Grantee following the Grantee's exercise of the Option pursuant to the provisions of this Agreement; or (c) upon the assignment by the Grantor of its rights and obligations under the Purchase Agreement to the Company or its designee following the Company's exercise of the Preferred Stock Call Option under the Primary Agreement upon the occurrence of an Eco Telecom Contribution Default, upon (i) the transfer by the Grantor of the Preferred Stock to the Company or its designee, (ii) execution by the Company or its designee of an Endorsement in the form attached as Schedule 4 to the Purchase Agreement and (iii) in case of a transfer and assignment to the Company's designee, the Company's execution of a Guarantee in the form attached as Schedule 5 to the Purchase Agreement; or (d) upon (i) the execution and delivery by the Grantor of the Common Stock Pledge Agreement and the Common Stock Call Option Agreement and (y) the pledge of shares of Common Stock as required pursuant to the Common Stock Pledge Agreement, on the Pledge and Call Option Closing Date.

            Section 5.2. Suspension. Any and all rights of the Grantee under this Agreement shall be suspended with respect to such number of the Option Shares as is equal to the number of shares with respect to which the Grantee has commenced foreclosure of the pledge under the Pledge Agreement by means of appointing the Auction Organizer pursuant to the Pledge Agreement. If, however, after foreclosure of the pledge of such number of shares under the Pledge Agreement all or a portion of the Grantor's obligations under the Purchase Agreement remain outstanding, the suspension of rights pursuant to the first sentence of this Section 5.2 shall cease and the Grantee shall be entitled to exercise its rights hereunder in respect of the remaining shares of Preferred Stock of the Company owned by the Grantor.

            If a competent court of law has found that the Grantee has breached any of its material obligations under Article IV of the Purchase Agreement outstanding after the Closing Date (as defined in the Purchase Agreement) and such breach is not cured by the Grantee, the Option shall not be exercisable.

            Section 5.3 Severability. In the event and to the extent that any provision of this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions in such jurisdictions, or of such provision in any other jurisdiction, shall not in any way be affected or impaired thereby.

            Section 5.4 Waiver of Compliance; Consents. The failure of any of the Parties to comply with any obligations, agreements, covenants, undertakings or conditions herein may be waived by the Party entitled to the benefits thereof only by a written instrument signed by the Party granting such waiver. Any such waiver or failure to insist upon strict compliance with such obligations, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

            Section 5.5 Amendments. This Agreement may be amended, modified or supplement only by the written consent of the Parties hereto.

            Section 5.6 Assignment. Neither Party may assign this Agreement or any right, interest or obligation hereunder to any Person without the prior written consent of the other Party hereto and any attempt to do so will be null and void. Subject to the preceding sentence, this Agreement shall inure to the benefit of, be enforceable by, and be binding upon, the Parties and their successors, transferees and assigns.

            Section 5.7 Survival. All agreements, covenants, undertakings, representations and warranties made herein shall survive the execution and delivery of this Agreement until the Termination Date; provided, however, that notwithstanding any investigation heretofore and hereafter made by or on behalf of a Party, all representations and warranties of the Parties shall survive the termination of this Agreement pursuant to Section 5.1(b) hereof and shall continue in full force and effect for a period of twelve (12) months following the Exercise Date; provided, further, that an Indemnified Party's right for indemnification in connection with any breach of representation or warranty asserted prior to the aforementioned date shall survive until the Indemnified Party shall have been indemnified therefore.

            Section 5.8 Notices. Any notice, request or other communication, including any request for arbitration, to be given hereunder to any Party shall be in writing and shall be deemed to have been duly given if delivered by messenger or established overnight courier service or sent by facsimile (with conformation of receipt and confirmed by registered or certified mail) to the following address:

            (a)  if to the Grantor, to:

                 Eco Telecom Limited
                 Suite 2, 4 Irish Place
                 Gibraltar
                 Facsimile: + 350-41988
                 Attention: Franz Wolf

                 with a copy to:

                 OOO Alfa-Eco
                 21, Ulitsa Novy Arbat
                 121019 Moscow, Russian Federation

                 Facsimile: + (7) (095) 201 5914
                 Attention: Stanislav Shekshnya

                 and a copy to:

                 Herbert Smith CIS Legal Services
                 24 Korobeinikov Pereulok
                 119034 Moscow, Russian Federation
                 Facsimile: + (7) (095) 363 6501
                 Attention: Vladimir Afonkin

            (b)  if to the Grantee, to:

                 Overture Limited
                 Richmond House
                 12 Par-la-Ville Road
                 Hamilton HM 08, Bermuda
                 Facsimile: + (1) (441) 299 4979
                 Attention: Laurence Aquilina-Stott

                 with a copy to:

                 Skadden, Arps, Slate, Meagher & Flom LLP
                 Degtyarniy pereulok 4, Building 1
                 103009 Moscow, Russian Federation
                 Facsimile: + (7) (095) 797 4601
                 Attention: Andre De Cort, Esq.

or such other address as any Party shall have specified by written notice given to the other Party in the manner specified above. Any such notices and communications shall be effective (i) if delivered by messenger or established courier service, upon receipt or refusal to accept delivery or (ii) if sent by facsimile, when sent.

            Section 5.9 Governing Law; Arbitration; Consent to Jurisdiction.

            (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to its conflict of law principles except for New York General Obligations Law Section 5-1401.

            (b) Any and all disputes, controversies or claims arising under, relating to or in connection with this Agreement or the breach, termination or validity thereof ("Disputes") shall be finally and exclusively settled by arbitration in accordance with the Arbitration Rules of the International Chamber of Commerce ("ICC") then in effect (the " ICC Rules") by a panel of three (3) arbitrators with the following terms and conditions:

            (i) In the event of any conflict between the ICC Rules and the provisions of this Agreement, the provisions of this Agreement shall prevail.

            (ii) The place of the arbitration shall be Geneva, Switzerland.

            (iii) The claimant and respondent shall each nominate one arbitrator in accordance with the ICC Rules. The two party-appointed arbitrators shall have thirty (30) days from the date of the nomination of the second arbitrator to agree on the nomination a third arbitrator who shall serve as chair of the tribunal. Any arbitrator not timely nominated, shall, on the request of any Party, be appointed by the ICC Court of Arbitration in accordance with the ICC Rules.

            (iv) The English language shall be used as the written and spoken language for the arbitration, the award and all matters connected with the arbitration.

            (v) The award of the arbitrators shall be final and binding on the Parties may be enforced by any court of competent jurisdiction and may be executed against the person and assets of the losing Party in any competent jurisdiction.

            (vi) In order to facilitate the comprehensive resolution of related disputes, all Disputes between any of the parties to this Agreement that arise under or in connection with the Purchase Agreement, the Pledge Agreement and/or the Common Stock Purchase Agreement ("Other Agreements") may be brought in a single arbitration. Pursuant to a Request submitted under Article 4(6) of the ICC Rules or otherwise, the parties hereby agree that upon the request of any party to an arbitration proceeding initiated under this Agreement or the Other Agreements, the ICC Court shall determine whether to consolidate the arbitration proceeding with any other arbitration proceeding involving any of the parties hereto arising out of or relating to the Agreement or the Other Agreements. It is the parties' intention that any such arbitration proceedings be consolidated in the event that (i) there are issues of fact or law common to the proceedings so that a consolidated proceeding would be more efficient than separate proceedings, and (ii) no party would be unduly prejudiced as a result of such consolidation through undue delay or otherwise.

            (c) Each Party unconditionally and irrevocably agrees to submit to the non-exclusive jurisdiction of the courts located in Geneva, Switzerland (the "Geneva Courts"), for the purpose of any proceedings in aid of arbitration and for interim or conservatory measures before an arbitral tribunal is duly constituted under this Agreement, and for proceedings arising out of or relating to the enforcement of any award or order of an arbitral tribunal duly constituted under this Agreement. Each Party unconditionally and irrevocably waives any objections that they may have now or in the future to such jurisdiction including without limitation objections by reason of lack of personal jurisdiction, improper venue, or inconvenient forum.

            Section 5.10 Definitions. The following capitalized terms, used but not otherwise defined herein, shall have the meanings ascribed to them below:

                  "Agreement" shall have the meaning ascribed thereto in the introductory paragraph.

                  "Auction Organizer" shall have the meaning ascribed thereto in Annex A to the Pledge Agreement.

                  "Business Day" shall mean any day except a Saturday, Sunday or nationally recognized holiday in Bermuda or the Russian Federation.

                  "Common Stock" shall have the meaning ascribed thereto in the Purchase Agreement.

                  "Common Stock Call Option Agreement" shall mean the Call Option Agreement, in the form attached as Exhibit A hereto, by and between the Pledgor and the Pledgee to be executed and delivered on and as of the Pledge and Call Option Closing Date with respect to a call option on shares of Common Stock.

                  "Common Stock Pledge Agreement" shall mean the Pledge Agreement, in the form attached as Exhibit A to the Pledge Agreement, by and between the

Pledgor and the Pledgee to be executed and delivered on and as of the Pledge and Call Option Closing Date with respect to the pledge of shares of Common Stock.

                  "Company" shall have the meaning ascribed thereto in the first recital.

                  "Disputes" shall have the meaning ascribed thereto in Section 5.9(b).

                  "Eco Telecom Contribution Default" shall have the meaning ascribed thereto in the Primary Agreement.

                  "Event of Default" shall have the meaning ascribed thereto in the Purchase Agreement.

                  "Exercise Date" shall mean the date of the Exercise Notice.

                  "Exercise Notice" shall have the meaning ascribed thereto in
Section 2.1.

                  "Exercise Price" shall have the meaning ascribed thereto in
Section 1.2.

                  "Geneva Courts" shall have the meaning ascribed thereto in
Section 5.9(c).

                  "Grantee" shall have the meaning ascribed thereto in the introductory paragraph.

                  "Grantor" shall have the meaning ascribed thereto in the introductory paragraph.

                  " ICC" shall have the meaning ascribed thereto in Section 5.9(b).

                  "ICC Rules" shall have the meaning ascribed thereto in Section 5.9(b).

                  "Indemnified Party" shall have the meaning ascribed thereto in
Section 4.4.

                  "Indemnifying Party" shall have the meaning ascribed thereto in Section 4.4.

                  "Liens" shall have the meaning ascribed thereto in Section 3.1(v).

                  "Option" shall have the meaning ascribed thereto in Section
1.1.

                  "Option Period" shall have the meaning ascribed thereto in
Section 1.3.

                  "Option Shares" shall have the meaning ascribed thereto in
Section 1.1.

                  "Original Preferred Stock Call Option" shall have the meaning ascribed thereto in the Purchase Agreement.

                  "Other Agreements" shall have the meaning ascribed thereto in
Section 5.9(b).

                  "Other Property" shall have the meaning ascribed thereto in
Section 2.4.

                  "Parties" and "Party" hall have the meaning ascribed thereto in the introductory paragraph.

                  "Payment Date" shall have the meaning ascribed thereto in the first recital.

                  "Pledge Agreement" shall have the meaning ascribed thereto in the third recital.

                  "Pledge and Call Option Closing Date" shall have the meaning ascribed thereto in the Purchase Agreement.

                  "Preferred Stock" shall have the meaning ascribed thereto in the first recital.

                  "Preferred Stock Call Option" shall have the meaning ascribed thereto in the Purchase Agreement.

                  "Primary Agreement" shall mean the Primary Agreement dated as of May 30, 2001 between and among Telenor East Invest AS, the Grantor and the Company.

                  "Principal Agreements" shall have the meaning ascribed thereto in the Purchase Agreement.

                  "Purchase Agreement" shall have the meaning ascribed thereto in the first recital.

                  "Purchase Price" shall have the meaning ascribed thereto in the first recital.

                  "Regulation S" shall have the meaning ascribed thereto in
Section 3.1(xi).

                  "Supplemental Agreements" shall have the meaning ascribed thereto in the Purchase Agreement.

                  "Termination Date" shall mean the date of termination of this Agreement pursuant to Section 5.1 hereof.

            Section 5.11 Captions. The Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

            Section 5.12 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]

                      IN WITNESS WHEREOF, each Party has caused this Agreement to be executed and delivered by a duly authorized officer as of the date first above written.

                              ECO TELECOM LIMITED


                              By:______________________________
                                  Name:
                                  Title:

                              OVERTURE LIMITED


                              By:_____________________________
                                  Name:
                                  Title:

                                                                         ANNEX A


                                 EXERCISE NOTICE


Eco Telecom Limited
Suite 2, 4 Irish Place
Gibraltar


Dear Sirs:

            Reference is made to that certain Call Option Agreement (the "Option Agreement"), dated -, 2001, by and between Eco Telecom Limited, a company organized and existing under the laws of Gibraltar (the "Grantor"), and Overture Limited, a company incorporated under the laws of Bermuda (the "Grantee"). Capitalized terms used in this notice, but not otherwise defined, will have the meanings assigned to such terms in the Option Agreement.

      1. Exercise of Option. The Grantee hereby elects to exercise its Option to purchase the Option Shares pursuant to the Option Agreement.

      2. Transfer of the Option Shares. The Grantee hereby directs the Grantor to transfer the Option Shares in the name of [the Grantee].

      3. Tender of Exercise Price. The Grantee will tender the Purchase Price in the manner provided in Section 2.1 of the Option Agreement.


            IN WITNESS WHEREOF, the Grantee has caused this Exercise Notice to be executed as of the ____ day of _________, _____.


                                OVERTURE LIMITED


                                By:______________________________
                                    Name:
                                    Title:

                                    EXHIBIT A TO PREFERRED CALL OPTION AGREEMENT

                   FORM OF COMMON STOCK CALL OPTION AGREEMENT


COMMON STOCK

        ----------------------------------------------------------------








                              CALL OPTION AGREEMENT

                                 by and between

                               Eco Telecom Limited

                                       and

                                Overture Limited

                            dated ____________, 2001

















         ---------------------------------------------------------------

I. GRANT OF OPTION .....................................................      1
     Section 1.1 Grant of Option .......................................      1
     Section 1.2 Exercise Price ........................................      1
     Section 1.3 Option Period .........................................      2

II. EXERCISE OF OPTION .................................................      2
     Section 2.1 Manner of Exercise ....................................      2
     Section 2.2 Transfer of Title to Option Shares ....................      2
     Section 2.3 Payment of Taxes ......................................      2
     Section 2.4 Fractional Shares .....................................      2
     Section 2.5 Reorganization, Reclassification, Merger,
                  Consolidation or Disposition of Assets ...............      2

III. REPRESENTATIONS AND WARRANTIES ....................................      3
     Section 3.1 Representations and Warranties of the Grantor .........      3
     Section 3.2 Representations and Warranties of the Grantee .........      4

IV. COVENANTS ..........................................................      5
     Section 4.1 Grantor Affirmative Covenants .........................      5
     Section 4.2 Grantor Negative Covenant .............................      6
     Section 4.3 Grantee Affirmative Covenant ..........................      6
     Section 4.4 Indemnification .......................................      6

V. MISCELLANEOUS .......................................................      6
     Section 5.1 Termination of Agreement ..............................      6
     Section 5.2 Suspension ............................................      7
     Section 5.3 Severability ..........................................      7
     Section 5.4 Waiver of Compliance; Consents ........................      7
     Section 5.5 Amendments ............................................      7
     Section 5.6 Assignment ............................................      7
     Section 5.7 Survival ..............................................      7
     Section 5.8 Notices ...............................................      8
     Section 5.9 Governing Law; Arbitration;
                  Consent to Jurisdiction ..............................      8
     Section 5.10 Definitions ..........................................      9
     Section 5.11 Captions .............................................     12
     Section 5.12 Counterparts .........................................     12


ANNEX A

            THIS CALL OPTION AGREEMENT (the "Agreement"), dated --, 2001, is entered into by and between (i) Eco Telecom Limited, a company organized and existing under the laws of Gibraltar with its registered office at: 10/8 International Commercial Centre, Casemates Square, Gibraltar (the "Grantor"), and (ii) Overture Limited, a company incorporated under the laws of Bermuda (Registration No. 30335) with its registered office at: Richmond House, 12 Par-la-Ville Road, Hamilton HM 08 Bermuda (the "Grantee"). Grantor and Grantee are sometimes collectively referred to as the "Parties, " and individually referred to as a "Party." Capitalized terms used herein are defined in Section
5.10 hereof.

            WHEREAS, pursuant to that certain Share Purchase Agreement, dated as of May 30, 2001, by and between the Grantor and the Grantee (the "Purchase Agreement"), the Grantee has agreed to sell, and the Grantor has agreed to purchase, (i) Six Million Four Hundred Twenty Six Thousand Six Hundred (6,426,600) preferred shares, par value 0.005 Rubles per share (the "Preferred Stock") of Open Joint Stock Company "Vimpel-Communications", an open joint stock company incorporated and existing under the laws of the Russian Federation (the "Company") and (ii) Sixteen Thousand Three Hundred Sixty Two (16,362) shares of common stock, par value 0.005 per share, of the Company, for an aggregate purchase price equal to Twenty Five Million United States dollars (USD 25,000,000) (the "Purchase Price") payable by the Grantor to the Grantee in accordance with the terms of the Purchase Agreement (the date on which the Purchase Price shall become due and payable pursuant to the terms and conditions of the Purchase Agreement shall hereinafter be referred to as the "Payment Date");

            WHEREAS, pursuant to that certain Pledge Agreement, dated the date hereof, by and between the Grantor and the Grantee (the "Pledge Agreement"), the Grantor has pledged to the Grantee o (o) ordinary voting shares, par value 0.005 Rubles per share, of the Company (which number of shares may be adjusted as provided in the Pledge Agreement) as collateral for the obligation of the Grantor to pay the Purchase Price and the Gain on Disposal in accordance with the Purchase Agreement; and

            WHEREAS, to induce the Grantee to enter into the Purchase Agreement, the Grantor is willing to grant to the Grantee an option to purchase a certain number of ordinary voting shares of the Company, now or hereafter owned by the Grantor, on the terms and conditions set forth in this Agreement.

            NOW THEREFORE, intending to be legally bound hereby, for good and valuable consideration the receipt whereof is hereby acknowledged, the Parties hereto have agreed as follows:


      I.    GRANT OF OPTION

            Section 1.1 Grant of Option. Subject to the terms and conditions set forth in this Agreement, the Grantor hereby grants to the Grantee, and the Grantee hereby accepts from the Grantor, an option to purchase (the "Option") such number of ordinary voting shares of the Company owned by the Grantor as have an aggregate Market Value on the Exercise Date equal to the amount of the Purchase Price outstanding as of the Exercise Date (such number of shares as may be adjusted as provided herein, the "Option Shares"). Without any prejudice to the foregoing, the amount of the Option Shares as of the date hereof shall be
- (->) ordinary voting shares of the Company.

            Section 1.2 Exercise Price. The Parties hereby agree that the aggregate exercise price to acquire the Option Shares shall be equal to One Hundred United States dollars (USD 100) (the "Exercise Price").

            Section 1.3 Option Period. Subject to Section 5.1 hereof, the Grantee shall have the right to exercise the Option and to purchase the Option Shares at any time commencing on the second (2nd) Business Day following the Payment Date until the Termination Date (the "Option Period").


      II.   EXERCISE OF OPTION

            Section 2.1 Manner of Exercise. At any time and from time to time during the Option Period, the Grantee may exercise the Option in whole and not in part and purchase the Option Shares by delivering to the Grantor (a) a written notice in substantially the form attached hereto as Annex A (the "Exercise Notice") and (b) payment of the Exercise Price in immediately available funds by wire transfer to such account of the Grantor as the Grantor shall advise to the Grantee by a written notice in compliance with Section 5.8 hereof prior to the Exercise Date.

            In the event the aforesaid account of the Grantor is not operational on the Exercise Date, and the Grantee's reasonable attempt to transfer the Exercise Price has failed, the Grantee shall have fulfilled its obligation to pay the Exercise Price by depositing the amount of the Exercise Price with such escrow agent as the Grantee may reasonably appoint (including without limitation its legal counsel) with written notice to the Grantor for delivery or transfer of the Exercise Price to the Grantor at its request.

            Section 2.2 Transfer of Title to Option Shares. Upon receipt of the Exercise Notice, the Grantor will, as promptly as practicable and in any event within three (3) Business Days following the Exercise Date, transfer the Option Shares to the Grantee and cause the Option Shares to be registered in the name of the Grantee or its nominee as set forth in the Exercise Notice. The Grantor at its sole discretion shall have the right to transfer to the Grantee the shares pledged to the Grantee under the Pledge Agreement and the Grantee shall be obliged to permit such transfer and to accept such pledged shares. As between the Grantor and the Grantee, the Option will be deemed to have been exercised, and the Grantee will be deemed to have become the beneficial owner and the holder of record of the Option Shares for all purposes (including without limitation the right to vote the Option Shares), as of the Exercise Date. The Grantor shall be liable for the full amount of the fees due to the registrar for the registration of the Option Shares in the name of the Grantee.

            Section 2.3 Payment of Taxes. Grantor will pay all expenses in connection with, and all taxes, regardless of designation, that may be imposed with respect to, the delivery of the Option Shares; provided, however, that such taxes will be paid by the Grantee if (i) such taxes are imposed by law upon the Grantee, or (ii) such taxes could have been legally avoided through the provision by the Grantee of such certifications or declarations as the Grantor shall reasonably request from the Grantee and the Grantee is in a position to obtain, but fails to provide, such certifications or declarations.

            Section 2.4 Fractional Shares. The Grantor will not be required to sell a fractional share of the Option Shares upon exercise of the Option. As to any fractional share of the Option Shares which the Grantee would otherwise be entitled to purchase upon such exercise, the Grantor will pay an adjustment in cash in an amount equal to such fraction of the Market Value of one (1) ordinary voting share of the Company.

            Section 2.5 Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Company reorganizes its capital, reclassifies its capital stock, consolidates or merges with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to ordinary voting shares of the Company), or sells, transfers or otherwise disposes of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the Company (in case of a reorganization of its capital or reclassification of its capital stock) or of the successor or acquiring corporation (in any other instance referred to above), or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the Company or the successor or acquiring corporation, as the case may be (the "Other Property"), are to be received by or distributed to the holders of ordinary voting shares of the Company, then Grantee will have the right thereafter to receive, upon exercise of the Option, the number of shares of common stock of the Company or the successor or acquiring corporation, as the case may be, and Other Property that is receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of ordinary voting shares of the Company equal to the number of Option Shares immediately prior to such event.


      III.  REPRESENTATIONS AND WARRANTIES

            Section 3.1 Representations and Warranties of the Grantor. The Grantor represents and warrants to the Grantee as of the date hereof and, except as otherwise set forth below, as of the Exercise Date that:

      (i) it is a legal entity duly organized, validly existing and in good standing under the laws of Gibraltar and has all requisite corporate power to carry on its business as it is now being, and heretofore has been, conducted;

      (ii) it has the full corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Grantor and no other proceedings on the part of the Grantor will be necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligations of the Grantor, enforceable in accordance with its terms;

      (iii) no approval, authorization or consent of any governmental entity, or of any third party, is required on the part of the Grantor in connection with the execution and delivery of this Agreement and the other documents contemplated hereby, the performance by the Grantor of any of its obligations hereunder or thereunder, and the consummation of the transactions contemplated hereby or thereby;

      (iv) neither the execution and delivery of this Agreement, nor the performance by the Grantor of any of its obligations under this Agreement, nor the consummation of the transactions contemplated hereby will conflict with its charter and other founding documents, or conflict with or result in a breach or violation of, or constitute a default under, (i) any agreement to which the Grantor is a party or by which it is bound or to which any of its property or assets are or may become subject, or (ii) as of the date hereof, any applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or agency or arbitrator or court having jurisdiction over the Grantor or any of its property or assets;

      (v) it has good, valid and marketable title to the Option Shares and to all of the rights afforded thereby, free and clear of any security interest, pledge, claim or any other encumbrance (collectively, "Liens"), except for those established by the Pledge Agreement, the Primary Agreement and the Principal Agreements;

      (vi) to the Knowledge of the Grantor, as of the date hereof the Option Shares have been validly issued and properly registered with the appropriate authorities competent for the registration of the issuance thereof in accordance with applicable law;

      (vii) the Option Shares are fully paid-up in accordance with the laws of the Russian Federation, are non-assessable and are not subject to any rights of first refusal, buy-out and similar rights, calls or assessments, except for those established by this Agreement, the Primary Agreement and the Principal Agreements; and

      (viii)no person other than the Grantor and the Grantee has any rights in or over any of the Option Shares and the Option Shares are not subject to any contract, commitment, agreement, understanding or arrangement of any kind except this Agreement, the Primary Agreement and the Principal Agreements; and

      (xi) the Option Shares were originally acquired by the Grantor in compliance with all applicable United States federal and state securities laws. The Grantor has not made any "directed selling efforts" into the United States, as defined under Regulation S of the Securities Act ("Regulation S") with respect to the granting of the Option, and will not make any "directed selling efforts" in connection with the delivery of the Option Shares to the Grantee pursuant to this Agreement.

            Section 3.2 Representations and Warranties of the Grantee. The Grantee represents and warrants to the Grantor, as of the date hereof, that:

      (i) it is a legal entity duly organized, validly existing and in good standing under the laws of Bermuda and has all requisite corporate power to carry on its business as it is now being, and heretofore has been, conducted;

      (ii) it has the full corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Grantee and no other proceedings on the part of the Grantee will be necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligations of the Grantee, enforceable in accordance with its terms;

      (iii) no approval, authorization or consent of any governmental entity, or of any third party, is required on the part of the Grantee in connection with the execution and delivery of this Agreement and the other documents contemplated hereby, the performance by the Grantee of any of its obligations hereunder or thereunder, or the consummation of the transactions contemplated hereby or thereby;

      (iv) neither the execution and delivery of this Agreement, nor the performance by the Grantee of any of its obligations under this Agreement, nor the consummation of the transactions contemplated hereby will conflict with its charter and other founding documents, or conflict with or result in a breach or violation of, or constitute a default under, (i) any agreement to which the

            Grantee is a party or by which it is bound or to which any of its property or assets are or may become subject, or (ii) any applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or agency or arbitrator or court having jurisdiction over the Grantee or any of its property or assets;

      (v) it has been informed that neither the Option nor the Option Shares have been registered under the Securities Act, or the securities law of any state or jurisdiction of the United States, and it acknowledges that neither the Option nor the Option Shares may be offered, sold, transferred, pledged, hypothecated or otherwise disposed of other than pursuant to a registration statement which has been declared effective under the Securities Act or an exemption from the registration requirements of the Securities Act;

      (vi) it is not, and when it exercises the Option and receives the Option Shares will not be, a "U.S. person" (as such term is defined in Regulation S), and it is not entering into this Agreement, nor will its acquisition of Option Shares pursuant to the exercise of the Option be, for the account or benefit of any U.S. person (as so defined);

      (vii) it has entered into and executed this Agreement in an "offshore transaction" (as such term is defined in Regulation S) outside of the United States of America, its territories and possessions;

      (viii) it will exercise the Option in an "offshore transaction" (as such term is defined in Regulation S); and

      (ix) the Grantee will, upon the exercise of the Option, acquire the Option Shares for its own account for investment purposes only and not with a view to, or for sale or resale in connection with, any public distribution thereof or with any present intention of selling, distributing, or otherwise disposing of such Option Shares, except in compliance with the Securities Act and all other applicable securities laws.


      IV.   COVENANTS

            Section 4.1 Grantor Affirmative Covenants. (a) Notwithstanding the representations and warranties set forth in Section 3.1 hereof, if prior to or during the Option Period the performance of this Agreement or the consummation of the transactions contemplated hereby shall require any further corporate action of the Grantor and/or any other approvals, consents, filings or proceedings, the Grantor shall take, or cause to be taken, any and all such actions and/or obtain, make or initiate any and all such approvals, consents, filings or proceedings as may be required to ensure that the Grantee can exercise the Option at any time during the Option Period.

            (b) The Grantor shall make and deliver to the Grantee prior to or during the Option Period, or upon the exercise of the Option by the Grantee, or the delivery of the Option Shares by the Grantor, such additional representations, warranties, covenants or agreements as may be necessary to ensure that the exercise of the Option and the delivery of the Option Shares upon such exercise do not violate any applicable United States federal and state securities laws.

            (c) On the date of execution hereof, the Grantor shall deliver to the Grantee (i) an opinion of Herbert Smith, special New York counsel to the Grantor, (ii) an opinion of Herbert Smith CIS Legal Services, special Russian counsel to the Grantor and (iii) an opinion of Triay & Triay, special Gibraltar counsel to the Grantor, substantially in the respective form attached as
Schedule 7.06 to the Purchase Agreement (but covering only the opinions rendered with respect to the Preferred Stock Call Option Agreement and substituting any references to the Preferred Stock Call Option Agreement with references to this Agreement).

            Section 4.2 Grantor Negative Covenant. The Grantor shall refrain from taking any action, or from causing any other person to take any action, that may render the Option of the Grantee unexercisable or unenforceable at any time during the term of this Agreement.

            Section 4.3 Grantee Affirmative Covenant. (a) Notwithstanding the representations and warranties set forth in Section 3.2 hereof, if prior to or during the Option Period the performance of this Agreement or the consummation of the transactions contemplated hereby shall require any further corporate action of the Grantee and/or any other approvals, consents, filings or proceedings, the Grante shall take, or cause to be taken, any and all such actions and/or obtain, make or initiate any and all such approvals, consents, filings or proceedings as may be required to ensure that the Grantor can transfer to the Grantee the Option Shares upon exercise of the Option by the Grantee at any time during the Option Period.

            (b) The Grantee shall make and deliver to the Grantor prior to or during the Option Period, or upon the exercise of the Option by the Grantee, or the delivery of the Option Shares by the Grantor, such additional representations, warranties, covenants or agreements as may be necessary to ensure that the exercise of the Option and the delivery of the Option Shares upon such exercise do not violate any applicable United States federal and state securities laws.

            Section 4.4 Indemnification. Each Party (the "Indemnifying Party") hereby agrees to indemnify and hold harmless the other Party (and its principals, officers, directors, employees, affiliates and assigns) (the "Indemnified Party") from and against any and all losses, damages, costs and reasonable expenses, including attorneys' fees, which the Indemnified Party may suffer or incur by reason of any breach of any representation, warranty, agreement, covenant or undertaking by the Indemnifying Party under this Agreement or in connection with the enforcement by the Indemnified Party of its rights hereunder; provided, that the aggregate liability of a Party under this
Section 4.4 and under Section 8.01 of the Purchase Agreement shall not exceed the amount set forth under Section 8.01 of the Purchase Agreement.


      V.    MISCELLANEOUS

            Section 5.1 Termination of Agreement. Unless otherwise agreed between the Parties in writing, this Agreement shall terminate upon the earlier to occur of: (a) the payment of the Purchase Price in full by the Grantor to the Grantee pursuant to the terms of the Purchase Agreement whether directly or as a result of the enforcement by the Grantee of the Pledge Agreement; or (b) the registration of the Option Shares in the name of the Grantee following the Grantee's exercise of the Option pursuant to the provisions of this Agreement; or (c) upon the assignment by the Grantor of its rights and obligations under the Purchase Agreement to the Company or its designee following the Company's exercise of the Preferred Stock Call Option under the Primary Agreement upon the occurrence of an Eco Telecom Contribution Default, upon (i) the transfer by the Grantor of the Preferred Stock to the Company or its designee, (ii) execution by the Company or its designee of an Endorsement in the form attached as Schedule 4 to the Purchase Agreement, and (iii) in case of a transfer and assignment to the Company's designee, the Company's execution of a Guarantee in the form attached as Schedule 5 to the Purchase Agreement.

            Section 5.2. Suspension. Any and all rights of the Grantee under this Agreement shall be suspended with respect to such number of the Option Shares as is equal to the number of shares with respect to which the Grantee has commenced foreclosure of the pledge under the Pledge Agreement by means of appointing the Auction Organizer pursuant to the Pledge Agreement. If, however, after foreclosure of the pledge of such number of shares under the Pledge Agreement all or a portion of the Grantor's obligations under the Purchase Agreement remain outstanding, the suspension of rights pursuant to the first sentence of this Section 5.2 shall cease and the Grantee shall be entitled to exercise its rights hereunder in respect of such number of ordinary voting shares of the Company owned by the Grantor as have an aggregate Market Value on the Exercise Date equal to the outstanding amount of the Purchase Price.

            If a competent court of law has found that the Grantee has breached any of its material obligations under Article IV of the Purchase Agreement outstanding after the Closing Date (as defined in the Purchase Agreement) and such breach is not cured by the Grantee, the Option shall not be exercisable.

            Section 5.3 Severability. In the event and to the extent that any provision of this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions in such jurisdictions, or of such provision in any other jurisdiction, shall not in any way be affected or impaired thereby.

            Section 5.4 Waiver of Compliance; Consents. The failure of any of the Parties to comply with any obligations, agreements, covenants, undertakings or conditions herein may be waived by the Party entitled to the benefits thereof only by a written instrument signed by the Party granting such waiver. Any such waiver or failure to insist upon strict compliance with such obligations, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

            Section 5.5 Amendments. This Agreement may be amended, modified or supplement only by the written consent of the Parties hereto.

            Section 5.6 Assignment. Neither Party may assign this Agreement or any right, interest or obligation hereunder to any Person without the prior written consent of the other Party hereto and any attempt to do so will be null and void; provided, however, that the Grantee by simple written notice to the Grantor may transfer, assign or delegate all of its rights and obligations under this Agreement to a Controlling Person of the Grantee or a Controlled Affiliate of such Controlling Person to which it simultaneously transfers, assignes or delegates its rights under the Purchase Agreement and the Pledge Agreement; provided, further, that in the absence of an Event of Default, the Grantor by simple written notice to the Grantee may assign its rights and obligations under this Agreement to a Controlling Person of the Grantor or a Controlled Affiliate of such Controlling Person simultaneously with the sale, transfer, assignment or other disposal of the Shares to such Controlling Person or Controlled Affiliate. Subject to the preceding sentence, this Agreement shall inure to the benefit of, be enforceable by, and be binding upon, the Parties and their successors, transferees and assigns.

            Section 5.7 Survival. All agreements, covenants, undertakings, representations and warranties made herein shall survive the execution and delivery of this Agreement until the Termination Date; provided, however, that notwithstanding any investigation heretofore and hereafter made by or on behalf of a Party, all representations and warranties of the Parties shall survive the termination of this Agreement pursuant to Section 5.1(b) hereof and shall continue in full force and effect for a period of twelve (12) months following the Exercise Date; provided, further, that an Indemnified Party's right for indemnification in connection with any breach of representation or warranty asserted prior to the aforementioned date shall survive until the Indemnified Party shall have been indemnified therefore.

            Section 5.8 Notices. Any notice, request or other communication, including any request for arbitration, to be given hereunder to any Party shall be in writing and shall be deemed to have been duly given if delivered by messenger or established overnight courier service or sent by facsimile (with conformation of receipt and confirmed by registered or certified mail) to the following address:

            (a)  if to the Grantor, to:

                 Eco Telecom Limited
                 Suite 2, 4 Irish Place
                 Gibraltar
                 Facsimile: + 350-41988
                 Attention: Franz Wolf

                 with a copy to:

                 OOO Alfa-Eco
                 21, Novy Arbat
                 121019 Moscow, Russian Federation
                 Facsimile: + (7) (095) 201 5914
                 Attention: Stanislav Shekshnya
                 and a copy to:

                 Herbert Smith CIS Legal Services
                 24 Korobeinikov Pereulok
                 119034 Moscow, Russian Federation
                 Facsimile: + (7) (095) 363 6501
                 Attention: Vladimir Afonkin

            (b)  if to the Grantee, to:

                 Overture Limited
                 Richmond House
                 12 Par-la-Ville Road
                 Hamilton HM 08, Bermuda
                 Facsimile: + (1) (441) 299 4979
                 Attention: Laurence Aquilina-Stott

                 with a copy to:

                 Skadden, Arps, Slate, Meagher & Flom LLP
                 Degtyarniy pereulok 4, Building 1
                 103009 Moscow, Russian Federation
                 Facsimile: + (7) (095) 797 4601
                 Attention: Andre De Cort, Esq.

or such other address as any Party shall have specified by written notice given to the other Party in the manner specified above. Any such notices and communications shall be effective (i) if delivered by messenger or established courier service, upon receipt or refusal to accept delivery or (ii) if sent by facsimile, when sent.

            Section 5.9 Governing Law; Arbitration; Consent to Jurisdiction.

            (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to its conflict of law principles except for New York General Obligations Law Section 5-1401.

            (b) Any and all disputes, controversies or claims arising under, relating to or in connection with this Agreement or the breach, termination or validity thereof ("Disputes") shall be finally and exclusively settled by arbitration in accordance with the Arbitration Rules of the International Chamber of Commerce ("ICC") then in effect (the "ICC Rules") by a panel of three
(3) arbitrators with the following terms and conditions:

            (i) In the event of any conflict between the ICC Rules and the provisions of this Agreement, the provisions of this Agreement shall prevail.

            (ii) The place of the arbitration shall be Geneva, Switzerland.

            (iii) The claimant and respondent shall each nominate one arbitrator in accordance with the ICC Rules. The two party-appointed arbitrators shall have thirty (30) days from the date of the nomination of the second arbitrator to agree on the nomination a third arbitrator who shall serve as chair of the tribunal. Any arbitrator not timely nominated, shall, on the request of any Party, be appointed by the ICC Court of Arbitration in accordance with the ICC Rules.

            (iv) The English language shall be used as the written and spoken language for the arbitration, the award and all matters connected with the arbitration.

            (v) The award of the arbitrators shall be final and binding on the Parties may be enforced by any court of competent jurisdiction and may be executed against the person and assets of the losing Party in any competent jurisdiction.

            (vi) In order to facilitate the comprehensive resolution of related disputes, all Disputes between any of the parties to this Agreement that arise under or in connection with the Purchase Agreement, the Pledge Agreement and/or the Common Stock Purchase Agreement ("Other Agreements") may be brought in a single arbitration. Pursuant to a Request submitted under Article 4(6) of the ICC Rules or otherwise, the parties hereby agree that upon the request of any party to an arbitration proceeding initiated under this Agreement or the Other Agreements, the ICC Court shall determine whether to consolidate the arbitration proceeding with any other arbitration proceeding involving any of the parties hereto arising out of or relating to the Agreement or the Other Agreements. It is the parties' intention that any such arbitration proceedings be consolidated in the event that (i) there are issues of fact or law common to the proceedings so that a consolidated proceeding would be more efficient than separate proceedings, and (ii) no party would be unduly prejudiced as a result of such consolidation through undue delay or otherwise.

            (c) Each Party unconditionally and irrevocably agrees to submit to the non-exclusive jurisdiction of the courts located in Geneva, Switzerland (the "Geneva Courts"), for the purpose of any proceedings in aid of arbitration and for interim or conservatory measures before an arbitral tribunal is duly constituted under this Agreement, and for proceedings arising out of or relating to the enforcement of any award or order of an arbitral tribunal duly constituted under this Agreement. Each Party unconditionally and irrevocably waives any objections that they may have now or in the future to such jurisdiction including without limitation objections by reason of lack of personal jurisdiction, improper venue, or inconvenient forum.

            Section 5.10 Definitions. The following capitalized terms, used but not otherwise defined herein, shall have the meanings ascribed to them below:

                 "Agreement" shall have the meaning ascribed thereto in the introductory paragraph.

                 "Auction Organizer" shall have the meaning ascribed thereto in Annex A to the Pledge Agreement.

                 "Business Day" shall mean any day except a Saturday, Sunday or nationally recognized holiday in Bermuda or the Russian Federation.

                 "Company" shall have the meaning ascribed thereto in the first recital.

                 "Closing Date" shall have the meaning ascribed thereto in the Purchase Agreement.

                 "Dispute" shall have the meaning ascribed thereto in Section 5.9(b).

                 "Eco Telecom Contribution Default" shall have the meaning ascribed thereto in the Purchase Agreement.

                 "Event of Default" shall have the meaning ascribed thereto in the Purchase Agreement.

                 "Exercise Date" shall mean the date of the Exercise Notice.

                 "Exercise Notice" shall have the meaning ascribed thereto in
Section 2.1.

                 "Exercise Price" shall have the meaning ascribed thereto in
Section 1.2.

                 "Gain on Disposal" shall have the meaning ascribed thereto in the Purchase Agreement.

                 "Geneva Courts" shall have the meaning ascribed thereto in
Section 5.9(c).

                 "Grantee" shall have the meaning ascribed thereto in the introductory paragraph.

                 "Grantor" shall have the meaning ascribed thereto in the introductory paragraph.

                 " ICC" shall have the meaning ascribed thereto in Section
5.9(b).

                 "ICC Rules" shall have the meaning ascribed thereto in Section 5.9(b).

                 "Indemnified Party" shall have the meaning ascribed thereto in
Section 4.4.

                 "Indemnifying Party" shall have the meaning ascribed thereto in
Section 4.4.

                 "Knowledge of the Grantor" shall mean to the best of the actual knowledge of the Grantor after having made reasonable inquiries.

                 "Liens" shall have the meaning ascribed thereto in Section 3.1(v).

                 "Market Value" shall mean, with respect to the ordinary voting shares, the value thereof based on (i) the "daily market price" of the Company's American Depositary Shares (or, if the Company no longer has its ordinary voting shares represented by American Depositary Shares, the "daily market price" of the Company's ordinary voting shares) as defined in the Company's prospectus dated July 25, 2000 at page 143, or (ii) in the event the Company's American Depositary Shares (or, if the Company no longer has its ordinary voting shares represented by American Depositary Shares, the Company's ordinary voting shares) are not listed, quoted or traded, the market value thereof as determined by a recognized international investment bank selected by the Grantee (and approved by the Grantor, which approval shall not unreasonably be withheld).

                 "Option" shall have the meaning ascribed thereto in Section
1.1.

                 "Option Period" shall have the meaning ascribed thereto in
Section 1.3.

                 "Option Shares" shall have the meaning ascribed thereto in
Section 1.1.

                 "Other Property" shall have the meaning ascribed thereto in
Section 2.5.

                 "Parties" and "Party" hall have the meaning ascribed thereto in the introductory paragraph.

                 "Payment Date" shall have the meaning ascribed thereto in the first recital.

                 "Pledge Agreement" shall have the meaning ascribed thereto in the second recital.

                 "Preferred Stock" shall have the meaning ascribed thereto in the first recital.

                 "Preferred Stock Call Option" shall have the meaning ascribed thereto in the Purchase Agreement.

                 "Preferred Stock Call Option Agreement" shall mean the Call Option Agreement, dated as of the Closing Date, by and between the Grantor and the Grantee with respect to the Preferred Stock.

                 "Primary Agreement" shall mean the Primary Agreement dated as of May 30, 2001 between and among Telenor East Invest AS, the Grantor and the Company.

                 "Principal Agreements" shall have the meaning ascribed thereto in the Purchase Agreement.

                 "Purchase Agreement" shall have the meaning ascribed thereto in the first recital.

                 "Purchase Price" shall have the meaning ascribed thereto in the first recital.
                 "Regulations S" shall have the meaning ascribed thereto in
Section 3.1(xi).

                 "Termination Date" shall mean the date of termination of this Agreement pursuant to Section 5.1 hereof.

            Section 5.11 Captions. The Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

            Section 5.12 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]

                      IN WITNESS WHEREOF, each Party has caused this Agreement to be executed and delivered by a duly authorized officer as of the date first above written.

                               ECO TELECOM LIMITED


                              By:______________________________
                                 Name:
                                 Title:

                              OVERTURE LIMITED


                              By:_____________________________
                                 Name:
                                 Title:

                                                                         ANNEX A


                                 EXERCISE NOTICE


Eco Telecom Limited
Suite 2, 4 Irish Place
Gibraltar


Dear Sirs:

            Reference is made to that certain Call Option Agreement (the "Option Agreement"), dated o, 2001, by and between Eco Telecom Limited, a company organized and existing under the laws of Gibraltar (the "Grantor"), and Overture Limited, a company incorporated under the laws of Bermuda (the "Grantee"). Capitalized terms used in this notice, but not otherwise defined, will have the meanings assigned to such terms in the Option Agreement.

      1. Exercise of Option. The Grantee hereby elects to exercise its Option to purchase the Option Shares pursuant to the Option Agreement.

      2. Transfer of the Option Shares. The Grantee hereby directs the Grantor to transfer the Option Shares in the name of [the Grantee].

      3. Tender of Exercise Price. The Grantee will tender the Purchase Price in the manner provided in Section 2.1 of the Option Agreement.


            IN WITNESS WHEREOF, the Grantee has caused this Exercise Notice to be executed as of the ____ day of _________, _____.


                                OVERTURE LIMITED


                              By:______________________________
                                  Name:
                                  Title:

                                           EXHIBIT B TO SHARE PURCHASE AGREEMENT

                            FORM OF PLEDGE AGREEMENT




PREFERRED STOCK






                                PLEDGE AGREEMENT



                           dated as of ________, 2001



                                     between



                               ECO TELECOM LIMITED



                                       and



                                OVERTURE LIMITED

TABLE OF CONTENTS



ARTICLE I PLEDGE OF SHARES ..............................................     1

      Section 1.1 Pledge of Shares ......................................     1

ARTICLE II ..............................................................     2

REPRESENTATIONS AND WARRANTIES OF THE PARTIES ...........................     2

      Section 2.1 Representations and Warranties of the Pledgor .........     2

      Section 2.2 Representations and Warranties of the Pledgee .........     4

ARTICLE III RIGHTS AND OBLIGATIONS OF THE PLEDGOR .......................     5

      Section 3.1 Affirmative Covenants of the Pledgor ..................     5

      Section 3.2 Negative Covenants of the Pledgor .....................     5

      Section 3.3 Rights of the Pledgor .................................     6

ARTICLE IV RIGHTS AND OBLIGATIONS OF THE PLEDGEE ........................     6

      Section 4.1 Affirmative Covenants of the Pledgee ..................     6

      Section 4.2 Rights of the Pledgee .................................     6

      Section 4.3 No Other Obligations of the Pledgee ...................     7

ARTICLE V FORECLOSURE; REALIZATION OF THE PLEDGED PROPERTY ..............     7

      Section 5.1 Foreclosure ...........................................     7

      Section 5.2 Realization of the Pledged Property ...................     7

ARTICLE VI MISCELLANEOUS ................................................     7

      Section 6.1 Indemnification .......................................     7

      Section 6.2 Termination ...........................................     8

      Section 6.3 Severability ..........................................     8

      Section 6.4 No Waiver .............................................     8

      Section 6.5 Amendments ............................................     8

      Section 6.6 Assignment ............................................     8

      Section 6.7 Notices ...............................................     9

      Section 6.8 Governing Law; Arbitration ............................    10

      Section 6.9 Definitions ...........................................    11

      Section 6.10 Language .............................................    13

      Section 6.11 Captions .............................................    14

      Section 6.12 Counterparts .........................................    14



Schedule 1
Schedule 2
Schedule 3

Annex A
Schedule 1 to Annex A
Schedule 2 to Annex A

EXHIBIT A

            THIS PLEDGE AGREEMENT, dated ___________, 2001 (the "Agreement"), is entered into by and between (i) ECO TELECOM LIMITED, a company organized and existing under the laws of Gibraltar with its registered office at: 10/8 International Commercial Centre, Casemates Square, Gibraltar (the "Pledgor") and
(ii) Overture Limited, an exempted limited company organized under the laws of Bermuda (Registration No. 30335) with its registered office at: Richmond House, 12 Par-la-Ville Road, Hamilton HM 08, Bermuda (the "Pledgee"). Both the Pledgor and the Pledgee are collectively referred to herein as the "Parties" and each individually as a "Party".

            WHEREAS, the Pledgor and the Pledgee have entered into the Share Purchase Agreement, dated as of May 30, 2001 (the "Purchase Agreement"), pursuant to which the Pledgor is obliged to pay to the Pledgee Twenty Five Million United States Dollars (USD 25,000,000) (the "Purchase Price") on the terms and conditions set forth in the Purchase Agreement (a copy of which is attached hereto as Schedule 1) which is incorporated herein by reference and constitutes an integral part hereof;

            WHEREAS, pursuant to the Purchase Agreement the Pledgor is obliged to pay to the Pledgee the Purchase Price in full no later than DECEMBER 25, 2003; provided, however, that the Purchase Price shall become due and payable immediately (i) upon the sale, transfer, assignment or other disposal of the Preferred Stock by the Pledgor (other than to a Controlling Person of the Pledgor or a Controlled Affiliate of the Pledgor or such Controlling Person (a "Controlled Transferee")) or (ii) if an Event of Default has occurred; provided, further, that following a Change of Control over the Pledgor or a Controlled Transferee, the Purchase Price shall become due and payable immediately. (Any such date on which the Purchase Price shall become due and payable being referred to as the "Payment Date");

            WHEREAS, the Pledgor is a substantial shareholder of Open Joint Stock Company "Vimpel-Communications" (the "Company");

            WHEREAS, the Pledgor has covenanted under Section 5.03 of the Purchase Agreement to secure the payment by the Pledgor of the Purchase Price and the Gain on Disposal under the Purchase Agreement by means of (i) executing and delivering the Common Stock Pledge Agreement and the Common Stock Call Option Agreement and (ii) pledging shares of Common Stock as required pursuant to the Common Stock Pledge Agreement, within ten (10) days (not including any Saturday, Sunday, or any day on which banks located in New York, New York, London, England, Oslo, Norway or Moscow, Russia are authorized or obliged to close) following the Report Registration Date; and

            WHEREAS, the Pledgor is willing to provide adequate security to the Pledgee for the payment by the Pledgor of the Purchase Price under the Purchase Agreement from the date hereof until the Pledge and Call Option Closing Date by means of pledging the Preferred Stock.

            NOW THEREFORE, the Pledgor and the Pledgee, intending to be legally bound hereby, have agreed as follows:

                                   ARTICLE I

                                PLEDGE OF SHARES


            Section 1.1 Pledge of Shares. In order to secure the payment by the Pledgor of the Purchase Price under the Purchase Agreement prior to or on the Payment Date (the "Secured Obligations"), the Pledgor hereby pledges (the "Pledge") from the date hereof to the Pledgee the shares (the "Shares") as described below:


Issuer:               Open Joint Stock Company "Vimpel-Communications"

Type of the Shares:   Preference Shares Type "A"

Registration Details  (a) State Registration No. 73-1-6945 of September 6, 1996
                      (b) State Registration No. 73-1-7100 of December 4, 1996

Par Value:            one half of one kopeck (RUR 0.005) per Share

Number of Shares:     (a)  4,170,000 (Four Million One Hundred Seventy
                           Thousand)
                      (b)  2,256,600 (Two Million Two Hundred Fifty Six
                           Thousand Six Hundred)

Pledge Value
of the Shares:        Twenty Five Million United States dollars (USD25,000,000).


                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE PARTIES

            Section 2.1 Representations and Warranties of the Pledgor.

                  (a) The Pledgor is a company duly organized, properly registered and validly existing under the laws of Gibraltar and has all requisite corporate and other power and authority to carry on its business as now being and heretofore conducted and to own, use, lease, operate and dispose of the assets and properties which it currently owns, uses, leases and operates, including the Shares.

                  (b) The Shares are not subject to any rights of first refusal, buy-out and similar rights, calls or assessments, except for those established by this Agreement, the Call Option Agreement and the Principal Agreements.

                  (c) No person other than the Pledgor and the Pledgee has any rights in or over any of the Shares and the Shares are not subject to any contract, commitment, agreement, understanding or arrangement of any kind except pursuant to this Agreement, the Call Option Agreement and the Principal Agreements.

                  (d) The Pledgor is the legal and beneficial owner of the Shares, free and clear of any security interest, pledge, claim or any other encumbrance (the "Liens"), except for (i) any Liens in favor of the Pledgor pursuant to this Agreement or (ii) any restrictions that may result from the Call Option Agreement or any that may arise under the Principal Agreements. There are no (i) securities convertible into or exchangeable for the Shares or (ii) options, warrants or other rights to purchase or subscribe to securities convertible into or exchangeable for the Shares, except for any options, warranties or other rights granted under the Principal Agreements.

                  (e) The Shares are properly registered in accordance with the requirements of the Russian law in the name of the Pledgor in the shareholders register of the Company (the "Register") which is maintained by ZAO "Natsionalnaya Registratsionnaya Kompaniya" (the "Registrar") as evidenced by an extract from the Register issued by the Registrar in accordance with the requirements of Russian law and attached hereto as Schedule 2.

                  (f) The Pledgor has full corporate power and authority to enter into, execute and deliver this Agreement and the other documents contemplated hereby and to pledge the Shares as provided in this Agreement.

                  (g) The Pledgor has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and no other proceedings on the part of the Pledgor or the Company will be necessary to authorize this Agreement or the consummation of the transactions contemplated hereby.

                  (h) This Agreement has been duly executed and delivered by the Pledgor. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach of, or give rise to a right of termination of, any permit or authorization to which the Pledgor or the Company is subject or a party and no approval or authorization of any governmental entity, or of any third party, is required on the part of the Pledgor or the Company in connection with the execution, delivery and performance of this Agreement and the other documents contemplated hereby.

                  (i) The execution, delivery and performance by the Pledgor of this Agreement do not violate, breach or conflict with (i) the Pledgor's constituent documents, (ii) any agreement, contract or instrument to which the Pledgor is a party or by which the Pledgor or its properties are bound except for any agreement with the Pledgee, or (iii) any applicable law, regulation, decree, order or rule.

                  (j) There is no pending or threatened action, suit, claim or investigation by any third party, or inquiry by a governmental agency, or other proceeding by or before any court or governmental or other regulatory or administrative agency or commission requesting or looking toward an order, judgment or decree which may have adverse effect with regard to (i) the financial position or activities the Pledgor, (ii) the Pledgor's title to the Shares or (iii) the legality, validity or enforceability of this Agreement.

                  (k) This Agreement constitutes the legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms.

                  (l) The Pledgor has provided the Pledgee with full, complete and accurate copies of the Principal Agreements as currently in force and effect.

                  (m) On the Closing Date, upon the execution and delivery of this Agreement and registration of the Pledge of the Shares in the Register pursuant to Section 3.1(a), a valid first priority pledge and a valid security interest over the Shares shall have been created in favor and for the benefit of the Pledgee to secure the Secured Obligations pursuant to this Agreement and no further filings or recording of any document or instrument or any other action will be required to perfect such pledge or security interest (except that the pledge of additional Shares than those pledged on and as of the Closing Date shall require registration thereof in the Register).

            Section 2.2 Representations and Warranties of the Pledgee.

                  (a) The Pledgee is a company duly organized, properly registered and validly existing under the laws of Bermuda and has all requisite corporate and other power and authority to carry on its business and to own, use, lease, operate and dispose of the assets and properties which it currently owns, uses, leases and operates.

                  (b) The Pledgee has full corporate power and authority to enter into, execute and deliver this Agreement and the other documents contemplated hereby.

                  (c) The Pledgee has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and no other proceedings on the part of the Pledgee or the Company will be necessary to authorize this Agreement or the consummation of the transactions contemplated hereby.

                  (d) This Agreement has been duly executed and delivered by the Pledgee. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach of, or give rise to a right of termination of, any permit or authorization to which the Pledgee is subject or a party and no approval or authorization of any governmental entity, or of any third party, is required on the part of the Pledgee or the Company in connection with the execution, delivery and performance of this Agreement and the other documents contemplated hereby.

                  (e) The execution, delivery and performance by the Pledgee of this Agreement do not violate, breach or conflict with (i) the Pledgee's constituent documents, (ii) any agreement, contract or instrument to which the Pledgee is a party or by which the Pledgee or its properties are bound except for any agreement with the Pledgor, or (iii) any applicable law, regulation, decree, order or rule.

                  (f) This Agreement constitutes the legal, valid and binding obligation of the Pledgee, enforceable against the Pledgee in accordance with its terms.



                                  ARTICLE III

                      RIGHTS AND OBLIGATIONS OF THE PLEDGOR

            Section 3.1 Affirmative Covenants of the Pledgor. The Pledgor hereby covenants and agrees that:

                  (a) on the date of execution and delivery of this Agreement, the Pledgor shall (i) submit to the Registrar a duly completed and executed pledge order substantially in the form attached hereto as Schedule 3 with respect to the Shares to register the Pledge in the Register and (ii) deliver to the Pledgee an extract from the Register evidencing registration of the Pledge;

                  (b) the Pledgor shall (i) be solely responsible for all matters relating to the Shares; (ii) from time to time take all actions, and make all filings, registration and recordation as may be required by applicable law or reasonably requested by the Pledgee in connection with the Pledgee's security interest in the Shares; (iii) promptly notify the Pledgee of the occurrence of any event which may, or may lead to, affect in adverse manner the Pledgee's security interest in the Shares; and (iv) defend at its own expense its ownership rights to the Shares against any and all claims of any third party; provided, however, that the Pledgor shall not be required to take insurance on the Shares;

                  (c) the Pledgor shall, at its own expense, do, make, execute and deliver any and all additional documents that the Pledgee may reasonably require to protect the Pledge and the Pledgee's rights over the Shares pursuant to this Agreement.

            Section 3.2 Negative Covenants of the Pledgor. The Pledgor hereby covenants and agrees with the Pledgee that, unless otherwise agreed in writing with the Pledgee, until the Termination Date:

                  (a) the Pledgor shall not dispose of, sell, convert, exchange, transfer or alienate in any manner all or any portion of the Shares, except for transferring any or all of the Shares pursuant to this Agreement or to the Pledgee pursuant to the Call Option Agreement;

                  (b) the Pledgor shall not grant or suffer any Liens against the Shares, including, without limitation, any subsequent pledge or retention rights, or any other pre-emptive rights with respect to the Shares other than resulting from this Agreement, the Principal Agreements or in favor of the Pledgee; and

                  (c) the Pledgor shall not take any action, enter into any agreement, commitment or arrangement which is intended to or which the Pledgor knows will result in the delisting of the American Depository Shares representing ordinary voting shares of the Company from the New York Stock Exchange, unless such delisting coincides with the listing of the ordinary voting shares of the Company or depositary receipts thereof on another recognized international exchange or trading system. For the avoidance of doubt, any actions by directors or officers designated by the Pledgor in accordance with the Principal Agreements in the exercise of their fiduciary duties, which actions may result in the delisting of such American Depository Shares, shall not be considered actions taken by the Pledgor.

            Section 3.3 Rights of the Pledgor. The Pledgee hereby agrees with the Pledgor that as long as no Event of Default has occurred under the Purchase Agreement and the Pledgee has not otherwise commenced foreclosure of the Shares pursuant to Article V hereof, the Pledgor shall continue to enjoy the following rights with regard to the Shares: (i) to receive dividends on the Shares, distributed by the Company in accordance with its founding documents; (ii) to vote the Shares at any general meeting of the shareholders of the Company; and
(iii) to exercise any other rights attached to the Shares in accordance with the Company's founding documents and applicable law; provided, however, that in the event the Pledgor exercises any such right that would result in an exchange of the Shares for other securities of the Company or another legal entity as a result of a reorganization, the Pledgor shall be required to pledge the resulting consideration in favor of the Pledgee; and, provided, further, that in the event the Pledgor exercises any right of redemption of the Shares, the Pledgor shall be required to grant a security interest over the resulting consideration in favor of the Pledgee.

                                   ARTICLE IV

                      RIGHTS AND OBLIGATIONS OF THE PLEDGEE

            Section 4.1 Affirmative Covenants of the Pledgee. The Pledgee hereby covenants and agrees that upon termination of the Pledge pursuant to Section 6.2 of this Agreement, the Pledgee shall execute and deliver to the Pledgor and the Registrar an order releasing the Shares from the Pledge and such other documents as are required by the applicable legislation or as may be reasonably requested by the Pledgor to release the Shares from the Pledge.

            Section 4.2 Rights of the Pledgee. In addition to the rights provided by applicable law or set forth elsewhere in this Agreement, including without limitation Article V hereof, the Pledgee shall have the following rights with respect to the Shares:

                  (a) to the extent that the Pledgor does not comply with its covenants hereunder, the Pledgee may take any action with respect to the Shares that it deems appropriate to maintain or protect its security interest in the Shares at the Pledgor's expense; and

                  (b) the Pledgee is authorized to give notice to third parties regarding the Pledge of the Shares without consent or approval of the Pledgor.

            Section 4.3 No Other Obligations of the Pledgee. Except as expressly set forth in this Agreement, the Pledgee shall have no other obligations with respect to the Shares, including without limitation no obligation to insure the Shares.



                                   ARTICLE V

                FORECLOSURE; REALIZATION OF THE PLEDGED PROPERTY

            Section 5.1 Foreclosure. In the event the Pledgor fails to fully perform the Secured Obligations in accordance with the Purchase Agreement, the Pledgee, upon written notice to the Pledgor of such failure (the "Default Notice"), shall be entitled to take any and all actions with regard to the Shares which is permitted by applicable law, including, but not limited to, the foreclosure on the Shares; provided, that the Parties hereby expressly agree that for such foreclosure on the Shares no decision of any court of law or state arbitration court, or any award of an arbitration tribunal is required, and the Pledgor hereby waives its right to apply to any court of law, state arbitration court or arbitration for foreclosure under any court or arbitration procedure.

            Section 5.2 Realization of the Pledged Property. The Shares shall be sold by the Auction Organizer through a public auction, in accordance with the procedures provided for in Annex A to this Agreement which constitutes an integral part of this Agreement.



                                   ARTICLE VI

                                  MISCELLANEOUS

            Section 6.1 Indemnification. To the extent permitted by applicable law, the Pledgor shall indemnify and hold the Pledgee harmless from and against any and all losses, claims, taxes, costs, fees and expenses, including attorneys' fees, incurred by the Pledgee in connection with the enforcement by the Pledgee of its rights hereunder and the realization of the Shares. The provisions of this Section 6.1 shall survive the termination of this Agreement as set forth in Section 6.2 hereof.

            Section 6.2 Termination. The Pledge created by this Agreement shall terminate and the Shares shall be released from the Pledge on the earlier to occur of (i) the payment of the Secured Obligations in full by the Pledgor to the Pledgee pursuant to the terms of the Purchase Agreement, or (ii) the payment of the sales proceeds from the realization of the Shares to the Pledgee, or
(iii) the transfer of ownership of the Shares to the Pledgee, or (iv) the delivery by the Pledgor to the Pledgee of the Preferred Stock required to be delivered by the Pledgor pursuant to the Call Option Agreement following the Pledgee's exercise of the call option thereunder, or (v) the assignment by the Pledgor of its rights and obligations under the Purchase Agreement to the Company or its designee following the Company's exercise of the Preferred Stock Call Option under the Primary Agreement upon the occurrence of an Eco Telecom Contribution Default upon (x) the transfer by the Pledgor of the Preferred Stock to the Company or its designee, (y) the execution by the Company or its designee of an Endorsement in the form attached as Schedule 4 to the Purchase Agreement, and (z) in case of a transfer and assignment to the Company's designee, the execution by the Company of a Guarantee in the form attached as Schedule 5 to the Purchase Agreement, or (vi) upon (x) the execution and delivery of the Common Stock Pledge Agreement and the Common Stock Call Option Agreement by the Pledgor and (y) the pledge of shares of Common Stock as required pursuant to the Common Stock Pledge Agreement, on the Pledge and Call Option Closing Date.

            This Agreement shall terminate upon release of the Shares from the Pledge in the Register (the "Termination Date"); provided, however, that the provisions of Sections 6.1, 6.7 and 6.8 shall survive any termination pursuant to clauses (ii) or (iii) above.

            Section 6.3 Severability. In the event and to the extent that any provision of this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions in such jurisdictions, or of such provision in any other jurisdiction, shall not in any way be affected or impaired thereby.

            Section 6.4 No Waiver. No failure or delay by the Pledgee in exercising any right or remedy and no course of dealing between the Pledgee and the Pledgor shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or future exercise thereof.

            Section 6.5 Amendments. This Agreement may be amended, modified or supplement only by the written consent of the Parties hereto.

            Section 6.6 Assignment. This Agreement shall inure to the benefit of, and be enforceable by, the Pledgee and its successors, transferees and assigns, and shall be binding upon the Parties and their heirs, executors, successors and assigns; provided, however, that the Pledgor may not, without prior written consent of the Pledgee, transfer, assign or delegate any of its rights or obligations hereunder, and any such purported transfer, assignment or delegation shall be null and void, and shall not release the Pledgor of any of its obligations hereunder.

            Section 6.7 Notices. Any notice, request or other document, including any request for arbitration, to be given hereunder to any Party shall be in writing and shall be deemed to have been duly given and effective if and when (i) delivered by a courier against receipt or (ii) sent by fax and simultaneously confirmed by registered or certified mail, as follows:

           (a)         if to the Pledgor, to:

                       Eco Telecom Limited
                       Suite 2, 4 Irish Place
                       Gibraltar
                       Facsimile No.: +350-41988
                       Attention: Franz Wolf
                       with a copy to:

                       OOO Alfa-Eco
                       21, Novy Arbat
                       121019 Moscow
                       Russian Federation
                       Facsimile No.: +7095-201-5914
                       Attention: Stanislav Shekshnya

                       and a copy to:

                       Herbert Smith CIS Legal Services
                       24 Korobeinikov Pereulok
                       119034 Moscow
                       Russian Federation
                       Facsimile No.: + 7095-363-6501
                       Attention: Vladimir Afonkin

           (b)         if to the Pledgee, to:

                       Overture Limited
                       Richmond House
                       12 Par-la-Ville Road
                       Hamilton HM 08, Bermuda
                       Facsimile: + (1) (441) 299 4979
                       Attention: Laurence Aquilina-Stott

                       With a copy to:

                       Skadden, Arps, Slate, Meagher & Flom LLP
                       Degtyarniy Pereulok 4, Building 1
                       103009 Moscow, Russian Federation
                       Facsimile: + 7095-797-4601
                       Attention: Andre De Cort, Esq.

or such other address as any Party shall have specified by written notice given to the other Party in the manner specified above. All such notices and communications shall, when mailed or sent by facsimile, be effective when received at the above addresses.

            Section 6.8 Governing Law; Arbitration.

                  (a) This Agreement shall be governed by, and construed in accordance with, the laws of the Russian Federation.

                  (b) Any and all disputes, controversies or claims arising under, relating to or in connection with this Agreement or the breach, termination or validity thereof ("Disputes") shall be finally and exclusively settled by arbitration in accordance with the Arbitration Rules of the International Chamber of Commerce ("ICC") then in effect (the "ICC Rules") by a panel of three (3) arbitrators with the following terms and conditions:

                        (i) In the event of any conflict between the ICC Rules and the provisions of this Agreement, the provisions of this Agreement shall prevail.

                        (ii) The place of the arbitration shall be Geneva, Switzerland.

                        (iii) The claimant and respondent shall each nominate one arbitrator in accordance with the ICC Rules. The two party-appointed arbitrators shall have thirty (30) days from the date of the nomination of the second arbitrator to agree on the nomination a third arbitrator who shall serve as chair of the tribunal. Any arbitrator not timely nominated, shall, on the request of any Party, be appointed by the ICC Court of Arbitration in accordance with the ICC Rules.

                        (iv) The English language shall be used as the written and spoken language for the arbitration, the award and all matters connected with the arbitration.

                        (v) The award of the arbitrators shall be final and binding on the Parties may be enforced by any court of competent jurisdiction and may be executed against the person and assets of the losing Party in any competent jurisdiction.

                        (vi) In order to facilitate the comprehensive resolution of related disputes, all Disputes between any of the parties to this Agreement that arise under or in connection with the Purchase Agreement, the Call Option Agreement and/or the Common Stock Purchase Agreement ("Other Agreements") may be brought in a single arbitration. Pursuant to a Request submitted under Article 4(6) of the ICC Rules or otherwise, the parties hereby agree that upon the request of any party to an arbitration proceeding initiated under this Agreement or the Other Agreements, the ICC Court shall determine whether to consolidate the arbitration proceeding with any other arbitration proceeding involving any of the parties hereto arising out of or relating to the Agreement or the Other Agreements. It is the parties' intention that any such arbitration proceedings be consolidated in the event that (i) there are issues of fact or law common to the proceedings so that a consolidated proceeding would be more efficient than separate proceedings, and (ii) no party would be unduly prejudiced as a result of such consolidation through undue delay or otherwise

                  (c) Each Party unconditionally and irrevocably agrees to submit to the non-exclusive jurisdiction of the courts located in Geneva, Switzerland (the "Geneva Courts"), for the purpose of any proceedings in aid of arbitration and for interim or conservatory measures before an arbitral tribunal is duly constituted under this Agreement, and for proceedings arising out of or relating to the enforcement of any award or order of an arbitral tribunal duly constituted under this Agreement. Each Party unconditionally and irrevocably waives any objections that they may have now or in the future to such jurisdiction including without limitation objections by reason of lack of personal jurisdiction, improper venue, or inconvenient forum.

            Section 6.9 Definitions. The following capitalized terms, used but not otherwise defined herein, shall have the meanings ascribed to them below:

            "Agreement" shall have the meaning ascribed thereto in the introductory paragraph and shall include all Schedules, Annexes and Exhibits hereto.

            "Auction Organizer" shall have the meaning ascribed thereto in Annex A hereto.

            "Business Day" shall mean any day except a Saturday, Sunday or nationally recognized holiday in Bermuda or the Russian Federation.

            "Call Option Agreement" shall mean the Call Option Agreement, dated as of the date hereof, by and between the Pledgor as the grantor and the Pledgee as the grantee with respect to a call option on the Preferred Stock as provided therein.

            "Closing Date" shall have the meaning ascribed thereto in the Purchase Agreement.

            "Common Stock" shall have the meaning ascribed thereto in the Purchase Agreement.

            "Common Stock Call Option Agreement" shall mean the Call Option Agreement, in the form attached as Exhibit A to the Call Option Agreement, by and between the Pledgor and the Pledgee to be executed and delivered on and as of the Pledge and Call Option Closing Date with respect to a call option on shares of Common Stock.

            "Common Stock Pledge Agreement" shall mean the Pledge Agreement, in the form attached as Exhibit A hereto, by and between the Pledgor and the Pledgee to be executed and delivered on and as of the Pledge and Call Option Closing Date with respect to the pledge of shares of Common Stock.

            "Company" shall have the meaning ascribed thereto in the third paragraph of the recitals.

            "Controlled Affiliate" shall mean, with respect to any Party, any Affiliate of such Party in which such Party owns or controls, directly or indirectly, more than fifty percent (50%) of the securities having ordinary voting power for the election of directors or other governing body thereof or more than fifty percent (50%) of the partnership or other ownership interests therein (other than as a limited partner).

            "Controlling Person" shall mean, with respect to any Party, any other Person which owns or controls, directly or indirectly, more than fifty percent (50%) of the securities of such Party having ordinary voting power for the election of directors or other governing body of such Party or more than fifty percent (50%) of the partnership or other ownership interests therein (other than as a limited partner of such Party).

            "Controlled Transferee" shall have the meaning ascribed thereto in the second paragraph of the recitals.

            "Default Notice" shall have the meaning ascribed thereto in Section 5.1.

            "Dispute" shall have the meaning ascribed thereto in Section 6.8(b).

            "Event of Default" shall have the meaning ascribed thereto in the Purchase Agreement.

            "Eco Telecom Contribution Default" shall have the meaning ascribed thereto in the Purchase Agreement.

            "Governmental or Regulatory Authority" shall mean any court, tribunal, arbitrator, legislature, government, ministry, committee, inspectorate, authority, agency, commission, official or other competent authority of any country or any state, as well as any county, city or other political subdivision of any of the foregoing.

            "Geneva Courts" shall have the meaning ascribed thereto in Section 6.8(c).

            "ICC" shall have the meaning ascribed thereto in Section 6.8(b).

            "ICC Rules" shall have the meaning ascribed thereto in Section
6.8(b).

            "Liens" shall have the meaning ascribed thereto in Section 2.1(d).

            "Parties" shall have the meaning ascribed thereto in the introductory paragraph.

            "Party" shall have the meaning ascribed thereto in the introductory paragraph.

            "Payment Date" shall have the meaning ascribed thereto in the second paragraph of the recitals.

            "Person" shall mean any natural person, corporation, general partnership, simple partnership, limited partnership, limited liability partnership, limited liability company, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority, whether incorporated or unincorporated.

            "Pledge" shall have the meaning ascribed thereto in Section 1.1.

            "Pledge and Call Option Closing Date" shall have the meaning ascribed thereto in the Purchase Agreement.

            "Pledgee" shall have the meaning ascribed thereto in the introductory paragraph.

            "Pledgor" shall have the meaning ascribed thereto in the introductory paragraph.

            "Preferred Stock" shall have the meaning ascribed thereto in the Purchase Agreement.

            "Preferred Stock Call Option" shall have the meaning ascribed thereto in the Purchase Agreement.

            "Primary Agreement" shall have the meaning ascribed thereto in the Purchase Agreement.

            "Principal Agreements" shall have the meaning ascribed thereto in the Purchase Agreement.

            "Purchase Agreement" shall have the meaning ascribed thereto in the first paragraph of the recitals.

            "Purchase Price" shall have the meaning ascribed thereto in the first paragraph of the recitals.

            "Register" shall have the meaning ascribed thereto in Section
2.1(e).

            "Registrar" shall have the meaning ascribed thereto in Section
2.1(e).

            "Report Registration Date" shall have the meaning ascribed thereto in the Purchase Agreement.

            "Secured Obligations" shall have the meaning ascribed thereto in
Section 1.1.

            "Shares" shall have the meaning ascribed thereto in Section 1.1.

            "Trading Day" shall mean a day on which the American Depositary Shares of the Company (or, if the Company no longer has its ordinary voting shares represented by American Depositary Shares, a day on which the Company's ordinary voting shares) are traded on the exchange or market used to determine the Market Value of the Shares.

            "Termination Date" shall have the meaning ascribed thereto in
Section 6.2.

            Section 6.10 Language. This Agreement and any amendment hereto shall be executed in English and Russian. In the event of a conflict between the English and Russian language versions of this Agreement, the English language version shall prevail.

            Section 6.11 Captions. The Article and Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

            Section 6.12 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


[SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized officers, in two originals as of the date first above written.



ECO TELECOM LIMITED                       OVERTURE LIMITED
as Pledgor                                as Pledgee



By__________________                      By__________________
   Name:                                     Name:
   Title:                                    Title:





                        [SCHEDULES INTENTIONALLY OMITTED]

ANNEX A


AUCTION PROCEDURES


1. In case of foreclosure on the Shares in accordance with this Agreement, the pledged Shares shall be subject to sale exclusively in an open auction (the "Auction") which shall be carried out in accordance with Russian law.

2. The Auction shall be carried out by a specialized organization (the "Auction Organizer"), which shall be a legal entity constituted and existing under Russian Law and bearing a professional securities market participant license issued by the Federal Commission on the Securities Market.

3. The Auction Organizer shall be selected by both the Pledgor and the Pledgee within five (5) Business Days from the date of the Default Notice from the list set forth on Schedule 1 hereto (or any successor to an entity listed thereon) (the "Preferred Auction Organizers"), provided that none of the entities set forth thereon which is then an affiliate or a consultant (advisor) to either the Pledgor or the Pledgee shall be eligible to act as an Auction Organizer. If the Pledgor and the Pledgee fail to agree upon the identity of the Auction Organizer within the aforementioned time period, then the Pledgee shall be entitled to select one of the Preferred Auction Organizers at its sole discretion subject to the proviso set forth in the preceding sentence. If none of the Preferred Auction Organizers is able or willing to act as Auction Organizer, then the Pledgor and the Pledgee shall agree upon the identity of the Auction Organizer within the aforementioned time period. If the Parties fail to agree upon the identity of the Auction Organizer within the aforementioned time period, then the Pledgee shall be entitled to select the Auction Organizer at its sole discretion subject to the proviso in the first sentence of this clause 3 and provided that the Auction Organizer meets the criteria set out in clause 2 above. The Pledgee shall notify the Pledgor of the identity of the Auction Organizer within two (2) Business Days from the date of such appointment.

4. The Auction Organizer shall be acting on the basis of a contract negotiated between the Auction Organizer, the Pledgor and the Pledgee and entered into between the Auction Organizer and the Pledgor. In the event the Pledgee and Pledgor fail to agree upon the terms of the contract with the Auction Organizer within 10 (ten) Business Days following the appointment of the Auction Organizer, the Pledgee is hereby authorized and given full power and authority to execute the contract with the

      Auction Organizer in its own name upon which the Pledgee shall send a true and full copy of such contract to the Pledgor. The fee charged by the Auction Organizer shall be paid from the proceeds received from the sale of the Shares in accordance with these Auction Procedures, provided that if the Shares are acquired by the Pledgee after failure of the Auction or the Second Auction or the proceeds are not sufficient to pay the Secured Obligation and the fee, the fee charged by the Auction Organizer shall be paid by the Pledgor.

            4.1 Auction Procedures. The minimum initial bid price for the Shares in case they are sold as set forth herein shall be agreed upon in a separate agreement between the Pledgor and the Pledgee. If the Parties fail to reach an agreement in respect of the minimum initial bid price within ten (10) Business Days from the date of the Default Notice, the minimum initial bid price shall be equal to ninety eight percent (98%) of the Pledge Value of the Shares, unless otherwise agreed between the Pledgor and the Pledgee.

            4.2 The Auction Organizer is entitled to take decisions on the following matters (and such decisions shall be duly and immediately notified to the Pledgor and the Pledgee):

                  4.2.1 to define the date, place and time of the Auction (provided, however, that the date of the Auction shall not be earlier than the expiry of one month from the moment of the public announcement by the Auction Organizer specifying the exact place and time of the Auction);

                  4.2.2 to define other conditions (except from the minimum initial bid price), such as the amount of security deposit, the time and method of deposit. The Auction Organizer shall not allow security deposits to be made in any form other than that of immediately available funds and shall procure that a reputable bank of international standing is used for the making of such a deposit; and

                  4.2.3 to determine the results of the Auction or recognise the Auction as not having taken place (the full minutes of the results of the Auction, duly executed by the Auction Organizer shall be provided to both the Pledgor and the Pledgee).

            4.3 If the Auction is declared invalid the Pledgee is entitled to acquire the Shares under agreement with the Pledgor and set-off its claim under the Secured Obligations within three (3) Business Days after the end of the Auction, provided that (i) the price of each Share to be acquired pursuant to this clause 4.3 shall be equal to the minimum initial bid price set at the Auction and (ii) the aggregate price of the Shares to be acquired by the Pledgee shall not exceed the amount of the Secured Obligations due and outstanding at the time of such acquisition.

            4.4 If the Pledgee does not exercise its right to acquire the Shares as set forth in this clause 4.3, the Auction Organizer shall conduct another auction (the "Second Auction"). The initial bid price at the Second Auction shall be fixed at ninety five percent (95%) of the Pledge Value of the Shares.

            4.5 If the Second Auction is declared as not having taken place or is declared invalid, the Pledgee shall be entitled to acquire title to the Shares (or any portion thereof) and the Pledgor shall transfer such Shares within three (3) Business Days after the end of the Second Auction, at the price, which shall be equal to ninety percent (90%) of the Pledge Value of the Shares. If the Pledgee does not exercise its right to acquire the Shares as described in this clause 4.5 within one month from the date when the Second Auction was declared as not having taken place or invalid, this Agreement shall terminate.

5. If the Shares are acquired by the winner of the Auction or, as the case may be, the Second Auction, the Pledgor within ten (10) Business Days after the date of respective auction shall enter into the share purchase agreement substantially in the form attached as Schedule 2 hereto with the winner of the Auction or the Second Auction, as the case may be, provided that if the Pledgee becomes the winner of the Auction or the Second Auction, as the case may be, the amount to be paid by the Pledgee for the Shares shall be set-off against the amount of the Secured Obligations outstanding at the time of payment and the Pledgor shall transfer the Shares (or any portion thereof) to the Pledgee within (2) Business Days after the date of respective auction without entering into the above-mentioned share purchase agreement.

6. For the avoidance of doubt, after, and only if, all payments and obligations to the Pledgee, the Auction Organizer and other persons are made and performed in full as provided herein, the balance of any auction proceeds left with the Auction Organizer shall be paid to the Pledgor.

                       [SCHEDULES INTENTIONALLY OMITTED]

                                         EXHIBIT A TO PREFERRED PLEDGE AGREEMENT

                      FORM OF COMMON STOCK PLEDGE AGREEMENT
                      -------------------------------------





COMMON STOCK





                                PLEDGE AGREEMENT



                          dated as of __________, 2001



                                     between



                               ECO TELECOM LIMITED



                                       and



                                OVERTURE LIMITED

                                TABLE OF CONTENTS

ARTICLE I PLEDGE OF SHARES .............................................      1

      Section 1.1 Pledge of Shares .....................................      1

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE PARTIES ...............      2

      Section 2.1 Representations and Warranties of the Pledgor ........      2

      Section 2.2 Representations and Warranties of the Pledgee ........      4

ARTICLE III RIGHTS AND OBLIGATIONS OF THE PLEDGOR ......................      5

      Section 3.1 Affirmative Covenants of the Pledgor .................      5

      Section 3.2 Negative Covenants of the Pledgor ....................      6

      Section 3.3 Rights of the Pledgor ................................      7

ARTICLE IV RIGHTS AND OBLIGATIONS OF THE PLEDGEE .......................      7

      Section 4.1 Affirmative Covenants of the Pledgee .................      7

      Section 4.2 Rights of the Pledgee ................................      8

      Section 4.3 No Other Obligations of the Pledgee ..................      8

ARTICLE V FORECLOSURE; REALIZATION OF THE PLEDGED PROPERTY .............      8

      Section 5.1 Foreclosure ..........................................      8

      Section 5.2 Realization of the Pledged Property ..................      9

ARTICLE VI MISCELLANEOUS ...............................................      9

      Section 6.1 Indemnification ......................................      9

      Section 6.2 Termination ..........................................      9

      Section 6.3 Severability .........................................     10

      Section 6.4 No Waiver ............................................     10

      Section 6.5 Amendments ...........................................     10

      Section 6.6 Assignment ...........................................     10

      Section 6.7 Notices ..............................................     10

      Section 6.8 Governing Law; Arbitration ...........................     11

      Section 6.9 Definitions ..........................................     12

      Section 6.10 Language ............................................     15

      Section 6.11 Captions ............................................     15

      Section 6.12 Counterparts ........................................     15


Schedule 1
Schedule 2
Schedule 3

Annex A
Schedule 1 to Annex A
Schedule 2 to Annex A

            THIS PLEDGE AGREEMENT, dated ___________, 2001 (the "Agreement"), is entered into by and between: (i) ECO TELECOM LIMITED, a company organized and existing under the laws of Gibraltar with its registered office at: 10/8 International Commercial Centre, Casemates Square, Gibraltar (the "Pledgor") and
(ii) OVERTURE LIMITED, an exempted limited company organized under the laws of Bermuda (Registration No. 30335) with its registered office at: Richmond House, 12 Par-la-Ville Road, Hamilton HM 08, Bermuda (the "Pledgee"). Both the Pledgor and the Pledgee are collectively referred to herein as the "Parties" and each individually as a "Party".

            WHEREAS, the Pledgor and the Pledgee have entered into the Share Purchase Agreement, dated as of May 30, 2001 (the "Purchase Agreement"), pursuant to which the Pledgor is obliged to pay to the Pledgee Twenty Five Million United States Dollars (USD 25,000,000) (the "Purchase Price") on the terms and conditions set forth in the Purchase Agreement (a copy of which is attached hereto as Schedule 1) which is incorporated herein by reference and constitutes an integral part hereof;

            WHEREAS, pursuant to the Purchase Agreement the Pledgor is obliged to pay to the Pledgee the Purchase Price in full no later than DECEMBER 25, 2003; provided, however, that the Purchase Price shall become due and payable immediately (i) upon the sale, transfer, assignment or other disposal of the Preferred Stock by the Pledgor (other than to a Controlling Person of the Pledgor or a Controlled Affiliate of the Pledgor or such Controlling Person (a "Controlled Transferee")) or (ii) if an Event of Default has occurred; and, provided, further, that following a Change of Control over the Pledgor or a Controlled Transferee, the Purchase Price shall become due and payable immediately (any such date on which the Purchase Price shall become due and payable being referred to as the "Payment Date");

            WHEREAS, the Pledgor is a substantial shareholder of Open Joint Stock Company "Vimpel-Communications" (the "Company"); and

            WHEREAS, the Pledgor is willing to provide adequate security to the Pledgee for the payment by the Pledgor of the Purchase Price and the Gain on Disposal under the Purchase Agreement until payment in full thereof.

            NOW THEREFORE, the Pledgor and the Pledgee, intending to be legally bound hereby, have agreed as follows:






                                  ARTICLE VII

                                PLEDGE OF SHARES

            Section 7.1 Pledge of Shares. In order to secure the payment by the Pledgor of the Purchase Price and the Gain on Disposal that may become due under the Purchase Agreement prior to or on the Payment Date (the "Secured Obligations"), the Pledgor hereby pledges (the "Pledge") from the date hereof to the Pledgee the shares (the "Shares" which defined term shall include, for the avoidance of doubt, such number of additional ordinary voting shares of the Company as the Pledgor may from time to time be required to pledge to the Pledgee pursuant to this Agreement) as described below:

Issuer:                 Open Joint Stock Company "Vimpel-Communications"

Type of the Shares:     Ordinary Voting Shares

Registration Details    ____________________________

Par Value:              one half of one kopeck (RUR 0.005) per Share

Number of Shares:.      __________________________ (_______)(1)

Pledge Value
of the Shares:

                        United States dollars (USD___________).


                                  ARTICLE VIII

                  REPRESENTATIONS AND WARRANTIES OF THE PARTIES

            Section 8.1 Representations and Warranties of the Pledgor.

                  (a) The Pledgor is a company duly organized, properly registered and validly existing under the laws of Gibraltar and has all requisite corporate and other power and authority to carry on its business as now being and heretofore conducted and to own, use, lease, operate and dispose of the assets and properties which it currently owns, uses, leases and operates, including the Shares.

                  (b) To the best of the Pledgor's knowledge, the Shares have been validly issued and properly registered with the appropriate authorities competent for the registration of the issuance thereof in accordance with applicable law.

                  (c) The Shares are fully paid-up in accordance with the laws of the Russian Federation, are non-assessable and are not subject to any rights of first refusal, buy-out and similar rights, calls or assessments, except for those established by this Agreement, the Call Option Agreement and the Principal Agreement.

                  (d) No person other than the Pledgor and the Pledgee has any rights in or over any of the Shares and the Shares are not subject to any contract, commitment, agreement, understanding or arrangement of any kind except pursuant to this Agreement, the Call Option Agreement and the Principal Agreements.

                  (e) The Pledgor is the legal and beneficial owner of the Shares, free and clear of any security interest, pledge, claim or any other


--------

(1)Market Value on the execution date hereof equal to 150% of Purchase Price.

encumbrance (the "Liens"), except for (i) any Liens in favour of the Pledgor pursuant to this Agreement or (ii) any restrictions that may result from the Call Option Agreement or any that may arise under the Principal Agreements. There are no (i) securities convertible into or exchangeable for the Shares or
(ii) options, warrants or other rights to purchase or subscribe to securities convertible into or exchangeable for the Shares, except for any options, warranties or other rights granted under the Principal Agreements.

                  (f) The Shares are properly registered in accordance with the requirements of the Russian law in the name of the Pledgor in the shareholders register of the Company (the "Register") which is maintained by ZAO "Natsionalnaya Registratsionnaya Kompaniya" (the "Registrar") as evidenced by an extract from the Register issued by the Registrar in accordance with the requirements of Russian law and attached hereto as Schedule 2.

                  (g) The Pledgor has full corporate power and authority to enter into, execute and deliver this Agreement and the other documents contemplated hereby and to pledge the Shares as provided in this Agreement.

                  (h) The Pledgor has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and no other proceedings on the part of the Pledgor or the Company will be necessary to authorize this Agreement or the consummation of the transactions contemplated hereby.

                  (i) This Agreement has been duly executed and delivered by the Pledgor. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach of, or give rise to a right of termination of, any permit or authorization to which the Pledgor or the Company is subject or a party and no approval or authorization of any governmental entity, or of any third party, is required on the part of the Pledgor or the Company in connection with the execution, delivery and performance of this Agreement and the other documents contemplated hereby.

                  (j) The execution, delivery and performance by the Pledgor of this Agreement do not violate, breach or conflict with (i) the Pledgor's constituent documents, (ii) any agreement, contract or instrument to which the Pledgor is a party or by which the Pledgor or its properties are bound except for any agreement with the Pledgee, or (iii) any applicable law, regulation, decree, order or rule.

                  (k) There is no pending or threatened action, suit, claim or investigation by any third party, or inquiry by a governmental agency, or other proceeding by or before any court or governmental or other regulatory or administrative agency or commission requesting or looking toward an order, judgment or decree which may have adverse effect with regard to (i) the financial position or activities the Pledgor, (ii) the Pledgor's title to the Shares or (iii) the legality, validity or enforceability of this Agreement.

                  (l) This Agreement constitutes the legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms.

                  (m) The Pledgor has provided the Pledgee with full, complete and accurate copies of the Principal Agreements as currently in force and effect.

                  (n) On the Closing Date, upon the execution and delivery of this Agreement and registration of the Pledge of the Shares in the Register pursuant to Section 3.1(a), a valid first priority pledge and a valid security interest over the Shares shall have been created in favor and for the benefit of the Pledgee to secure the Secured Obligations pursuant to this Agreement and no further filings or recording of any document or instrument or any other action will be required to perfect such pledge or security interest (except that the pledge of additional Shares than those pledged on and as of the Closing Date shall require registration thereof in the Register).

                  Section 8.2 Representations and Warranties of the Pledgee.

                  (a) The Pledgee is a company duly organized, properly registered and validly existing under the laws of Bermuda and has all requisite corporate and other power and authority to carry on its business and to own, use, lease, operate and dispose of the assets and properties which it currently owns, uses, leases and operates.

                  (b) The Pledgee has full corporate power and authority to enter into, execute and deliver this Agreement and the other documents contemplated hereby.

                  (c) The Pledgee has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and no other proceedings on the part of the Pledgee or the Company will be necessary to authorize this Agreement or the consummation of the transactions contemplated hereby.

                  (d) This Agreement has been duly executed and delivered by the Pledgee. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach of, or give rise to a right of termination of, any permit or authorization to which the Pledgee is subject or a party and no approval or authorization of any governmental entity, or of any third party, is required on the part of the Pledgee or the Company in connection with the execution, delivery and performance of this Agreement and the other documents contemplated hereby.

                  (e) The execution, delivery and performance by the

Pledgee of this Agreement do not violate, breach or conflict with (i) the Pledgee's constituent documents, (ii) any agreement, contract or instrument to which the Pledgee is a party or by which the Pledgee or its properties are bound except for any agreement with the Pledgor, or (iii) any applicable law, regulation, decree, order or rule.

                  (f) This Agreement constitutes the legal, valid and binding obligation of the Pledgee, enforceable against the Pledgee in accordance with its terms.


                                   ARTICLE IX

                      RIGHTS AND OBLIGATIONS OF THE PLEDGOR


            Section 9.1 Affirmative Covenants of the Pledgor. The Pledgor hereby covenants and agrees that:

                  (a) on the date of, or on the Business Day immediately following the date of, execution and delivery of this Agreement by the Pledgor and the Pledgee, the Pledgor shall (i) submit to the Registrar a duly completed and executed pledge order substantially in the form attached hereto as Schedule 3 with respect to the Shares to register the Pledge in the Register and (ii) deliver to the Pledgee an extract from the Register evidencing registration of the Pledge;

                  (b) the Pledgor shall (i) be solely responsible for all matters relating to the Shares; (ii) from time to time take all actions, and make all filings, registration and recordation as may be required by applicable law or reasonably requested by the Pledgee in connection with the Pledgee's security interest in the Shares; (iii) promptly notify the Pledgee of the occurrence of any event which may, or may lead to, affect in adverse manner the Pledgee's security interest in the Shares; and (iv) defend at its own expense its ownership rights to the Shares against any and all claims of any third party; provided, however, that the Pledgor shall not be required to take insurance on the Shares;

                  (c) the Pledgor shall, at its own expense, do, make, execute and deliver any and all additional documents that the Pledgee may reasonably require to protect the Pledge and the Pledgee's rights over the Shares pursuant to this Agreement;

                  (d) in the event the Market Value of the Shares falls below One Hundred Twenty percent (120%) of the Purchase Price and the Market Value remains below One Hundred Twenty percent (120%) of the Purchase Price for a continuous period of ten (10) Trading Days, the Pledgor at the latest on the expiration of such ten (10) Trading Day period shall pledge or, as the case may be, shall cause any other person to pledge to the Pledgee, in accordance with the terms of this Agreement such number of additional ordinary voting shares of the Company such that the total Market Value of the Shares pledged shall be not less than One Hundred Fifty percent (150%) of the Purchase Price; provided, however, that the Pledgor shall be relieved from its obligation set forth in the preceding sentence if, when and as long as the Market Value of the Shares has increased above One Hundred Twenty percent (120%) of the Purchase Price; and, provided, further, that if the Pledgor does not pledge additional ordinary voting shares of the Company as required hereby on the later of (i) the expiration of the ten (10) Trading Days referred to above and (ii) three (3) Trading Days following the receipt of a written notice from the Pledgee, then the Secured Obligations shall automatically become due and payable immediately without any further demand or notice from the Pledgee;

                  (e) in order to effect the pledge of additional shares as may be required by sub-section (d) above, the Pledgor shall duly execute and deliver to the Registrar the pledge orders in respect of the required number of additional shares and such other documents as may be required by the Registrar in accordance with Russian law; and

                  (f) on the date of execution of this Agreement, the Pledgor shall deliver to the Pledgee (i) an opinion of Herbert Smith, special New York counsel to the Pledgor, (ii) an opinion of Herbert Smith CIS Legal Services, special Russian counsel to the Pledgor and (iii) an opinion of Triay & Triay, special Gibraltar counsel to the Pledgor, substantially in the respective form attached as Schedule 7.06(a), (b) and (c) to the Purchase Agreement (but covering only the opinions rendered with respect to the Preferred Stock Pledge Agreement and substituting any references to (x) the Preferred Stock Pledge Agreement with references to this Agreement and (y) the pledge of the shares of preferred stock thereunder with references to the Pledge of Shares hereunder).

            Section 9.2 Negative Covenants of the Pledgor. The Pledgor hereby covenants and agrees with the Pledgee that, unless otherwise agreed in writing with the Pledgee, until the Termination Date:

                  (a) the Pledgor shall not dispose of, sell, convert, exchange, transfer or alienate in any manner the Shares that are actually pledged to the Pledgor in accordance with this Agreement, except for transferring any or all of the Shares pursuant to this Agreement or to the Pledgee pursuant to the Call Option Agreement;

                  (b) the Pledgor shall not grant or suffer any Liens against the Shares, including, without limitation, any subsequent pledge or retention rights, or any other pre-emptive rights with respect to the Shares other than resulting from this Agreement, the Principal Agreements or in favor of the Pledgee; and

                  (c) the Pledgor shall not take any action, enter into any agreement, commitment or arrangement which is intended to or which the

Pledgor knows will result in the delisting of the American Depository Shares representing ordinary voting shares of the Company from the New York Stock Exchange, unless such delisting coincides with the listing of the ordinary voting shares of the Company or depositary receipts thereof on another recognized international exchange or trading system. For the avoidance of doubt, any actions by directors or officers designated by the Pledgor in accordance with the Principal Agreements in the exercise of their fiduciary duties, which actions may result in the delisting of such American Depository Shares, shall not be considered actions taken by the Pledgor.

            Section 9.3 Rights of the Pledgor. The Pledgee hereby agrees with the Pledgor that as long as no Event of Default has occurred under the Purchase Agreement and the Pledgee has not otherwise commenced foreclosure of the Shares pursuant to Article V hereof, the Pledgor shall continue to enjoy the following rights with regard to the Shares: (i) to receive dividends on the Shares, distributed by the Company in accordance with its founding documents; (ii) to vote the Shares at any general meeting of the shareholders of the Company; and
(iii) to exercise any other rights attached to the Shares in accordance with the Company's founding documents and applicable law; provided, however, that in the event the Pledgor exercises any such right that would result in an exchange of the Shares for other securities of the Company or another legal entity as a result of a reorganization, the Pledgor shall be required to pledge the resulting consideration in favor of the Pledgee; and, provided, further, that in the event the Pledgor exercises any right of redemption of the Shares, the Pledgor shall be required to grant a security interest over the resulting consideration in favor of the Pledgee.

                                   ARTICLE X

                      RIGHTS AND OBLIGATIONS OF THE PLEDGEE


            Section 10.1 Affirmative Covenants of the Pledgee. The Pledgee hereby covenants and agrees that:

                  (a) in the event the Market Value of the Shares exceeds One Hundred Fifty percent (150%) of the Purchase Price and the Market Value remains above One Hundred Fifty percent (150%) of the Purchase Price a continuous period of ten (10) Trading Days, then the Pledgee shall release from pledge a portion of the Shares such that the total Market Value of the Shares shall be equal to but not less than One Hundred Fifty percent (150%) of the Purchase Price; provided, however, that the Pledgee shall be relieved from its obligation to release Shares as set forth herein if, when and as long as the Market Value of the Shares has decreased below One Hundred Fifty percent (150%) of the Purchase Price; and, provided, further, that the Pledgee shall not be in default of its obligation hereunder unless the Pledgee has failed to release Shares as required hereby on the later of (i) the expiration of the ten (10) Trading Days referred to above and (ii) three (3) Trading Days following the receipt of a written notice from the Pledgor; and

                  (b) in order to effect such release, the Pledgee shall duly execute and deliver to the Registrar the pledge orders in respect of the required number of shares to be released and such other documents as may be required by the Registrar in accordance with Russian law; and

                  (c) upon termination of the Pledge pursuant to Section 6.2 of this Agreement, the Pledgee shall execute and deliver to the Pledgor and the Registrar an order releasing the Shares from the Pledge and such other documents as are required by the applicable legislation or as may be reasonably requested by the Pledgor to release the Shares from the Pledge.

            Section 10.2 Rights of the Pledgee. In addition to the rights provided by applicable law or set forth elsewhere in this Agreement, including without limitation Article V hereof, the Pledgee shall have the following rights with respect to the Shares:

                  (a) to the extent that the Pledgor does not comply with its covenants hereunder, the Pledgee may take any action with respect to the Shares that it deems appropriate to maintain or protect its security interest in the Shares at the Pledgor's expense; and

                  (b) the Pledgee is authorized to give notice to third parties regarding the Pledge of the Shares without consent or approval of the Pledgor.

            Section 10.3 No Other Obligations of the Pledgee. Except as expressly set forth in this Agreement, the Pledgee shall have no other obligations with respect to the Shares, including without limitation no obligation to insure the Shares.

                                   ARTICLE XI

                FORECLOSURE; REALIZATION OF THE PLEDGED PROPERTY


            Section 11.1 Foreclosure. In the event the Pledgor fails to fully pay the Secured Obligations in accordance with the Purchase Agreement, the Pledgee, upon written notice to the Pledgor of such failure (the "Default Notice"), shall be entitled to take any and all actions with regard to the Shares which is permitted by applicable law, including, but not limited to, the foreclosure on the Shares; provided, that the Parties hereby expressly agree that for such foreclosure on the Shares no decision of any court of law or state arbitration court, or any award of an arbitration tribunal is required, and the Pledgor hereby waives its right to apply to any court of law, state arbitration court or arbitration for foreclosure under any court or arbitration procedure.

            Section 11.2 Realization of the Pledged Property. The Shares shall be sold by the Auction Organizer through a public auction, in accordance with the procedures provided for in Annex A to this Agreement which constitutes an integral part of this Agreement.

                                  ARTICLE XII

                                  MISCELLANEOUS

            Section 12.1 Indemnification. To the extent permitted by applicable law, the Pledgor shall indemnify and hold the Pledgee harmless from and against any and all losses, claims, taxes, costs, fees and expenses, including attorneys' fees, incurred by the Pledgee in connection with the enforcement by the Pledgee of its rights hereunder and the realization of the Shares. The provisions of this Section 6.1 shall survive the termination of this Agreement as set forth in Section 6.2 hereof.

            Section 12.2 Termination. The Pledge created by this Agreement shall terminate and the Shares shall be released from the Pledge on the earlier to occur of (i) the payment of the Secured Obligations in full by the Pledgor to the Pledgee pursuant to the terms of the Purchase Agreement or (ii) the payment of the sales proceeds from the realization of the Shares to the Pledgee or (iii) the transfer of ownership of the Shares to the Pledgee or (iv) the delivery by the Pledgor to the Pledgee of the ordinary voting shares of the Company required to be delivered by the Pledgor pursuant to the Call Option Agreement following the Pledgee's exercise of the call option thereunder or (v) the assignment by the Pledgor of its rights and obligations under the Purchase Agreement to the Company or its designee following the Company's exercise of the Preferred Stock Call Option under the Primary Agreement upon the occurrence of an Eco Telecom Contribution Default upon (x) the transfer by the Pledgor of the Preferred Stock to the Company or its designee, (y) the execution by the Company or its designee of an Endorsement in the form attached as Schedule 4 to the Purchase Agreement, and (z) in case of a transfer and assignment to the Company's designee, the execution by the Company of a Guarantee in the form attached as Schedule 5 to the Purchase Agreement.

            This Agreement shall terminate upon release of the Shares from the Pledge in the Register (the "Termination Date"); provided, however, that the provisions of Sections 6.1, 6.7 and 6.8 shall survive any termination pursuant to clauses (ii) or (iii) above.

            Upon payment of any part of the Secured Obligations by the Pledgor to the Pledgee pursuant to the terms of the Purchase Agreement (the "Partial Payment"), the Pledgee (i) shall release from the Pledge such number of Shares (the "Released Shares") as shall result in the remaining Shares having an aggregate Market Value equal to One Hundred Fifty percent (150%) of the outstanding amount of the Secured Obligations, and (ii) shall execute and deliver to the Pledgor an order releasing the Released Shares from the Pledge and such other documents as may be reasonably required by the Pledgor to release the Released Shares from the Pledge. Upon such release of the Released Shares from the Pledge, the Pledgor shall regain full ownership rights to the Released Shares free and clear from any Liens resulting from the Pledge.

            Section 12.3 Severability. In the event and to the extent that any provision of this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions in such jurisdictions, or of such provision in any other jurisdiction, shall not in any way be affected or impaired thereby.

            Section 12.4 No Waiver. No failure or delay by the Pledgee in exercising any right or remedy and no course of dealing between the Pledgee and the Pledgor shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or future exercise thereof.

            Section 12.5 Amendments. This Agreement may be amended, modified or supplement only by the written consent of the Parties hereto.

            Section 12.6 Assignment. This Agreement shall inure to the benefit of, and be enforceable by, the Pledgee and its successors, transferees and assigns, and shall be binding upon the Parties and their heirs, executors, successors and assigns; provided, however, that the Pledgor may not, without prior written consent of the Pledgee, transfer, assign or delegate any of its rights or obligations hereunder, and any such purported transfer, assignment or delegation shall be null and void, and shall not release the Pledgor of any of its obligations hereunder.

            Section 12.7 Notices. Any notice, request or other document, including any request for arbitration, to be given hereunder to any Party shall be in writing and shall be deemed to have been duly given and effective if and when (i) delivered by a courier against receipt or (ii) sent by fax and simultaneously confirmed by registered or certified mail, as follows:

            (a)  if to the Pledgor, to:

                 Eco Telecom Limited
                 Suite 2, 4 Irish Place
                 Gibraltar
                 Facsimile No.: +350-41988
                 Attention: Franz Wolf

                 with a copy to:

                 OOO Alfa-Eco
                 21, Novy Arbat
                 121019 Moscow
                 Russian Federation
                 Facsimile No.: +7095-201-5914
                 Attention: Stanislav Shekshnya

                 and a copy to:

                 Herbert Smith CIS Legal Services
                 24 Korobeinikov Pereulok

                 119034 Moscow
                 Russian Federation
                 Facsimile No.: + 7 095-363-65-01
                 Attention: Vladimir Afonkin

            (b)  if to the Pledgee, to:

                 Overture Limited
                 Richmond House
                 12 Par-la-Ville Road
                 Hamilton HM 08, Bermuda
                 Facsimile: + (1) (441) 299 4979
                 Attention: Laurence Aquilina-Stott

                 With a copy to:

                 Skadden, Arps, Slate, Meagher & Flom LLP
                 Degtyarniy Pereulok 4, Building 1
                 103009 Moscow, Russian Federation
                 Facsimile: + 7 095-797-4601
                 Attention: Andre De Cort, Esq.

or such other address as any Party shall have specified by written notice given to the other Party in the manner specified above. All such notices and communications shall, when mailed or sent by facsimile, be effective when received at the above addresses.

            Section 12.8 Governing Law; Arbitration.

                  (a) This Agreement shall be governed by, and construed in accordance with, the laws of the Russian Federation.


                  (b) Any and all disputes, controversies or claims arising under, relating to or in connection with this Agreement or the breach, termination or validity thereof ("Disputes") shall be finally and exclusively settled by arbitration in accordance with the Arbitration Rules of the International Chamber of Commerce ("ICC") then in effect (the " ICC Rules") by a panel of three (3) arbitrators with the following terms and conditions:

                        (i) In the event of any conflict between the ICC Rules and the provisions of this Agreement, the provisions of this Agreement shall prevail.

                        (ii) The place of the arbitration shall be Geneva, Switzerland.

                        (iii) The claimant and respondent shall each nominate one arbitrator in accordance with the ICC Rules. The two party-appointed arbitrators shall have thirty (30) days from the date of the nomination of the second arbitrator to agree on the nomination a third arbitrator who shall serve as chair of the tribunal. Any arbitrator not timely nominated, shall, on the request of any Party, be appointed by the ICC Court of Arbitration in accordance with the ICC Rules.

                        (iv) The English language shall be used as the written and spoken language for the arbitration, the award and all matters connected with the arbitration.

                        (v) The award of the arbitrators shall be final and binding on the Parties may be enforced by any court of competent jurisdiction and may be executed against the person and assets of the losing Party in any competent jurisdiction.

                        (vi) In order to facilitate the comprehensive resolution of related disputes, all Disputes between any of the parties to this Agreement that arise under or in connection with the Purchase Agreement, the Call Option Agreement and/or the Common Stock Purchase Agreement ("Other Agreements") may be brought in a single arbitration. Pursuant to a Request submitted under Article 4(6) of the ICC Rules or otherwise, the parties hereby agree that upon the request of any party to an arbitration proceeding initiated under this Agreement or the Other Agreements, the ICC Court shall determine whether to consolidate the arbitration proceeding with any other arbitration proceeding involving any of the parties hereto arising out of or relating to the Agreement or the Other Agreements. It is the parties' intention that any such arbitration proceedings be consolidated in the event that (i) there are issues of fact or law common to the proceedings so that a consolidated proceeding would be more efficient than separate proceedings, and (ii) no party would be unduly prejudiced as a result of such consolidation through undue delay or otherwise.

                  (c) Each Party unconditionally and irrevocably agrees to submit to the non-exclusive jurisdiction of the courts located in Geneva, Switzerland (the "Geneva Courts"), for the purpose of any proceedings in aid of arbitration and for interim or conservatory measures before an arbitral tribunal is duly constituted under this Agreement, and for proceedings arising out of or relating to the enforcement of any award or order of an arbitral tribunal duly constituted under this Agreement. Each Party unconditionally and irrevocably waives any objections that they may have now or in the future to such jurisdiction including without limitation objections by reason of lack of personal jurisdiction, improper venue, or inconvenient forum.

            Section 12.9 Definitions. The following capitalized terms, used but not otherwise defined herein, shall have the meanings ascribed to them below:

                  "Agreement" shall have the meaning ascribed thereto in the introductory paragraph and shall include all Schedules, Annexes and Exhibits hereto.

                  "Auction Organizer" shall have the meaning ascribed thereto in Annex A hereto.

                  "Business Day" shall mean any day except a Saturday, Sunday or nationally recognized holiday in Bermuda or the Russian Federation.

                  "Call Option Agreement" shall mean the Call Option Agreement, dated as of the date hereof, by and between the Pledgor as the grantor and the Pledgee as the grantee with respect to a call option on shares of Common Stock as provided therein.

                  "Closing Date" shall have the meaning ascribed thereto in the Purchase Agreement.

                  "Company" shall have the meaning ascribed thereto in the third paragraph of the recitals.

                  "Controlled Affiliate" shall mean, with respect to any Party, any Affiliate of such Party in which such Party owns or controls, directly or indirectly, more than fifty percent (50%) of the securities having ordinary voting power for the election of directors or other governing body thereof or more than fifty percent (50%) of the partnership or other ownership interests therein (other than as a limited partner).

                  "Controlling Person" shall mean, with respect to any Party, any other Person which owns or controls, directly or indirectly, more than fifty percent (50%) of the securities of such Party having ordinary voting power for the election of directors or other governing body of such Party or more than fifty percent (50%) of the partnership or other ownership interests therein (other than as a limited partner of such Party).

                  "Controlled Transferee" shall have the meaning ascribed thereto in the second paragraph of the recitals.

                  "Default Notice" shall have the meaning ascribed thereto in
Section 5.1.

                  "Dispute" shall have the meaning ascribed thereto in Section 6.8(b).

                  "Event of Default" shall have the meaning ascribed thereto in the Purchase Agreement.

                  "Eco Telecom Contribution Default" shall have the meaning ascribed thereto in the Purchase Agreement.

                  "Gain on Disposal" shall have the meaning ascribed thereto in the Purchase Agreement.

                  "Geneva Courts" shall have the meaning ascribed thereto in
Section 6.8(c).

                  "Governmental or Regulatory Authority" shall mean any court, tribunal, arbitrator, legislature, government, ministry, committee, inspectorate, authority, agency, commission, official or other competent authority of any country or any state, as well as any county, city or other political subdivision of any of the foregoing.

                  "ICC" shall have the meaning ascribed thereto in Section
6.8(b).

                  "ICC Rules" shall have the meaning ascribed thereto in Section 6.8(b).

                  "Liens" shall have the meaning ascribed thereto in Section 2.1(e).

                  "Market Value" shall mean, with respect to the Shares, the value thereof based on (i) the "daily market price" of the Company's American Depositary Shares (or, if the Company no longer has its ordinary voting shares represented by American Depositary Shares, the Company's ordinary voting shares) as defined in the Company's prospectus dated July 25, 2000 at page 143 or (ii) in the event the Company's American Depositary Shares (or, if the Company no longer has its ordinary voting shares represented by American Depositary Shares, the Company's ordinary voting shares) are not listed, quoted or traded, the market value thereof as determined by a recognized international investment bank selected by the Pledgee (and approved by the Pledgor, which approval shall not unreasonably be withheld).

                  "Partial Payment" shall have the meaning ascribed thereto in
Section 6.2.

                  "Parties" shall have the meaning ascribed thereto in the introductory paragraph.

                  "Party" shall have the meaning ascribed thereto in the introductory paragraph.

                  "Payment Date" shall have the meaning ascribed thereto in the second paragraph of the recitals.

                  "Person" shall mean any natural person, corporation, general partnership, simple partnership, limited partnership, limited liability partnership, limited liability company, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority, whether incorporated or unincorporated.

                  "Pledge" shall have the meaning ascribed thereto in Section
1.1.

                  "Pledgee" shall have the meaning ascribed thereto in the introductory paragraph.

                  "Pledgor" shall have the meaning ascribed thereto in the introductory paragraph.

                  "Preferred Stock" shall have the meaning ascribed thereto in the Purchase Agreement.

                  "Preferred Stock Call Option" shall have the meaning ascribed thereto in the Purchase Agreement.

                  "Preferred Stock Pledge Agreement" shall mean the Pledge Agreement, dated as of the Closing Date, by and between the Pledgor and the Pledgee with respect to the Preferred Stock.

                  "Primary Agreement" shall have the meaning ascribed thereto in the Purchase Agreement.

                  "Principal Agreements" shall have the meaning ascribed thereto in the Purchase Agreement.

                  "Purchase Agreement" shall have the meaning ascribed thereto in the first paragraph of the recitals.

                  "Purchase Price" shall have the meaning ascribed thereto in the first paragraph of the recitals.

                  "Register" shall have the meaning ascribed thereto in Section 2.1(f).

                  "Registrar" shall have the meaning ascribed thereto in Section 2.1(f).

                  "Released Shares" shall have the meaning ascribed thereto in
Section 6.2.

                  "Secured Obligations" shall have the meaning ascribed thereto in Section 1.1.

                  "Shares" shall have the meaning ascribed thereto in Section
1.1.

                  "Termination Date" shall have the meaning ascribed thereto in
Section 6.2.

                  "Trading Day" shall mean a day on which the American Depositary Shares of the Company (or, if the Company no longer has its ordinary voting shares represented by American Depositary Shares, a day on which the Company's ordinary voting shares) are traded on the exchange or market used to determine the Market Value of the Shares.

            Section 12.10 Language. This Agreement and any amendment hereto shall be executed in English and Russian. In the event of a conflict between the English and Russian language versions of this Agreement, the English language version shall prevail.

            Section 12.11 Captions. The Article and Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

            Section 12.12 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


      [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized officers, in two originals as of the date first above written.


ECO TELECOM LIMITED                       OVERTURE LIMITED
as Pledgor                                as Pledgee



By__________________                      By__________________
   Name:                                     Name:
   Title:                                    Title:

                        [SCHEDULES INTENTIONALLY OMITTED]

                                                                         ANNEX A

AUCTION PROCEDURES


7. In case of foreclosure on the Shares in accordance with this Agreement, the pledged Shares shall be subject to sale exclusively in an open auction (the "Auction") which shall be carried out in accordance with Russian law.

8. The Auction shall be carried out by a specialized organization (the "Auction Organizer"), which shall be a legal entity constituted and existing under Russian Law and bearing a professional securities market participant license issued by the Federal Commission on the Securities Market.

9. The Auction Organizer shall be selected by both the Pledgor and the Pledgee within five (5) Business Days from the date of the Default Notice from the list set forth on Schedule 1 hereto (or any successor to an entity listed thereon) (the "Preferred Auction Organizers"), provided that none of the entities set forth thereon which is then an affiliate or a consultant (advisor) to either the Pledgor or the Pledgee shall be eligible to act as an Auction Organizer. If the Pledgor and the Pledgee fail to agree upon the identity of the Auction Organizer within the aforementioned time period, then the Pledgee shall be entitled to select one of the Preferred Auction Organizers at its sole discretion subject to the proviso set forth in the preceding sentence. If none of the Preferred Auction Organizers is able or willing to act as Auction Organizer, then the Pledgor and the Pledgee shall agree upon the identity of the Auction Organizer within the aforementioned time period. If the Parties fail to agree upon the identity of the Auction Organizer within the aforementioned time period, then the Pledgee shall be entitled to select the Auction Organizer at its sole discretion subject to the proviso in the first sentence of this clause 3 and provided that the Auction Organizer meets the criteria set out in clause 2 above. The Pledgee shall notify the Pledgor of the identity of the Auction Organizer within two (2) Business Days from the date of such appointment.

10. The Auction Organizer shall be acting on the basis of a contract negotiated between the Auction Organizer, the Pledgor and the Pledgee and entered into between the Auction Organizer and the Pledgor. In the event the Pledgee and Pledgor fail to agree upon the terms of the contract with the Auction Organizer within 10 (ten) Business Days following the appointment of the Auction Organizer, the Pledgee is hereby authorized and given full power and authority to execute the contract with the Auction Organizer in its own name upon which the Pledgee shall send a true and full copy of such contract to the Pledgor. The fee charged by the Auction Organizer shall be paid from the proceeds received from the sale of the Shares in accordance with these Auction Procedures, provided that if the Shares are acquired by the Pledgee after failure of the Auction or the Second Auction or the proceeds are not sufficient to pay the Secured Obligation and the fee, the fee charged by the

      Auction Organizer shall be paid by the Pledgor.

            10.1 Auction Procedures. The minimum initial bid price for the Shares in case they are sold as set forth herein shall be agreed upon in a separate agreement between the Pledgor and the Pledgee. If the Parties fail to reach an agreement in respect of the minimum initial bid price within ten (10) Business Days from the date of the Default Notice, the minimum initial bid price shall be equal to ninety eight percent (98%) of the Market Value of the pledged Shares on the date of the Auction, unless otherwise agreed between the Pledgor and the Pledgee.

            10.2 The Auction Organizer is entitled to take decisions on the following matters (and such decisions shall be duly and immediately notified to the Pledgor and the Pledgee):

                  10.2.1 to define the date, place and time of the Auction (provided, however, that the date of the Auction shall not be earlier than the expiry of one month from the moment of the public announcement by the Auction Organizer specifying the exact place and time of the Auction);

                  10.2.2 to define other conditions (except from the minimum initial bid price), such as the amount of security deposit, the time and method of deposit. The Auction Organizer shall not allow security deposits to be made in any form other than that of immediately available funds and shall procure that a reputable bank of international standing is used for the making of such a deposit; and

                  10.2.3 to determine the results of the Auction or recognise the Auction as not having taken place (the full minutes of the results of the Auction, duly executed by the Auction Organizer shall be provided to both the Pledgor and the Pledgee).

            10.3 If the Auction is declared invalid the Pledgee is entitled to acquire the Shares under agreement with the Pledgor and set-off its claim under the Secured Obligations within three (3) Business Days after the end of the Auction, provided that (i) the price of each Share to be acquired pursuant to this clause 4.3 shall be equal to the minimum initial bid price set at the Auction and (ii) the aggregate price of the Shares to be acquired by the Pledgee shall not exceed the amount of the Secured Obligations due and outstanding at the time of such acquisition.

            10.4 If the Pledgee does not exercise its right to acquire the Shares as set forth in this clause 4.3, the Auction Organizer shall conduct another auction (the "Second Auction"). The initial bid price at the Second Auction shall be fixed at ninety five percent (95%) of the Market Value of the pledged Shares on the date of the Second Auction.

            10.5 If the Second Auction is declared as not having taken place or is declared invalid, the Pledgee shall be entitled to acquire title to the Shares (or any portion thereof) and the Pledgor shall transfer such Shares within three (3) Business

Days after the end of the Second Auction, at the price, which shall be equal to ninety percent (90%) of the Market Value of the pledged Shares on the date of the Second Auction. If the Pledgee does not exercise its right to acquire the Shares as described in this clause 4.5 within one month from the date when the Second Auction was declared as not having taken place or invalid, this Agreement shall terminate.

11. If the Shares are acquired by the winner of the Auction or, as the case may be, the Second Auction, the Pledgor within ten (10) Business Days after the date of respective auction shall enter into the share purchase agreement substantially in the form attached as Schedule 2 hereto with the winner of the Auction or the Second Auction, as the case may be, provided that if the Pledgee becomes the winner of the Auction or the Second Auction, as the case may be, the amount to be paid by the Pledgee for the Shares shall be set-off against the amount of the Secured Obligations outstanding at the time of payment and the Pledgor shall transfer the Shares (or any portion thereof) to the Pledgee within (2) Business Days after the date of respective auction without entering into the above-mentioned share purchase agreement.

12. For the avoidance of doubt, after, and only if, all payments and obligations to the Pledgee, the Auction Organizer and other persons are made and performed in full as provided herein, the balance of any auction proceeds left with the Auction Organizer shall be paid to the Pledgor.



                       [SCHEDULES INTENTIONALLY OMITTED]

                                           EXHIBIT C TO SHARE PURCHASE AGREEMENT


                            AMENDMENT AGREEMENT NO.1

      TO SHARE SALE AND PURCHASE CONTRACT NO. [       ] DATED 13 APRIL 1998

Moscow                                                                    , 2001



This Amendment Agreement No. I (the "AMENDMENT AGREEMENT") has been made between [ ] (the "SELLER"), represented by _____________, acting under the Charter and in accordance with Resolution No. dated of the Meeting of Shareholders, and Dmitry Borisovich Zimin (the "BUYER").

1. Whereas Open Joint Stock Company Vimpel-Communications ("AO VIMPELCOM") having waived (Decision of AO VimpelCom Board of Directors No ___ dated______ 2001) all and any rights granted to AO VimpelCom under Clauses 6 and 8 of the Share Sale and Purchase Contract No. [
         ] dated 13 April 1998 (the "CONTRACT"), the Parties have agreed to make the following amendments to the Contract:

         1.1.1    Clause 6 and sub-clause 6.1 of the Contact shall be deleted;

         1.1.2    Clause 8 of the Contract shall be deleted;

         1.1.3 due to the deletion of Clauses 6 and 8, Clauses 7, 9 and 10 shall be renumbered as Clauses 6, 7 and 8, respectively.

2. The remaining provisions of the Contract shall remain in full force and effect.

3. The Seller and the Buyer agree that from the date of execution of this Amendment Agreement neither the Buyer nor any subsequent buyers of the Preferred Shares (as defined in the Contract) shall have any obligations under the Contact to AO VimpelCom or other persons arising out of or in connection with Clauses 6 or 8 of the Contract as deleted pursuant to Section 1 of this Amendment Agreement and AO VimpelCom shall have no rights arising out of such provisions of the Contract.

4. In consideration of the waiver by AO VimpelCom of all and any rights granted to AO VimpelCom under Clauses 6 and 8 of the Contract, as deleted pursuant to Section 1 of this Amendment Agreement, the parties hereto agree and acknowledge that:

         4.1 this Amendment Agreement shall not amend or affect any other rights or obligations relating to the Preferred Share (as defined in the Contract) as set forth in the Decision on Issuance of Securities, approved by the Board of Directors of AO VimpelCom (Protocol No. 12, dated September 2, 1996) and registered by the Department of Finance of the city of Moscow on September 6, 1996 under No. 73-1-6945, and the Decision on Issuance of Securities, approved by the Board of Directors of AO VimpelCom (Protocol No. 15, dated October 7, 1996) and registered by the Department of Finance of the city of Moscow on October 8, 1996 under No. 73-1-7100, including the obligation to pay, prior to the conversion of the Preferred Shares, the amount in cash equal to the market value of the common shares into which the Preferred Shares shall be converted, provided that the market value of common shares shall be determined at the time of conversion.

         4.2 If for any circumstances irrespective of their nature, the obligations set forth in sub-clause 4.1 hereof, cannot be performed, then. in the event of conversion of the Preferred Shares into common registered shares of' AO VimpelCom, the holder of the Preferred Shares shall on the conversion date, pay to AO VimpelCom the "forgiveness" money (as defined in Article 409 of the effective Civil Code of the Russian Federation) in cash form, the sum being equal to the aggregate market value of common shares into which the Preferred Shares shall be converted, provided that the market value of common shares shall be determined at the time of conversion.

         4.3 Any further sale and purchase, gift or other disposition of the Preferred Shares may be effected only if the person acquiring the title to the Preferred Shares acknowledges and agrees to be bound by the terms set forth in Sub-clauses 4.1 and 4.2 hereof and such agreement shall be reflected in the corresponding Preferred Shares transfer agreement.

5. The acceptance by AO VimpelCom of this Amendment Agreement shall be an unconditional and irrevocable waiver of all and any right granted to AO VimpelCom under Clauses 6 and 8 of the Contract, as deleted pursuant to
         Section 1 of this Amendment Agreement.

6. This Amendment Agreement shall be effective from the moment of its execution by the parties and the acceptance thereof by AO VimpelCom.

7.       This Amendment Agreement shall be an integral part of the Contract.

8. This Amendment Agreement has been executed in four counterparts, one to each party, one to AO VimpelCom and one shall be filed with the registrar of AO VimpelCom.

9. This Amendment Agreement is made in Russian and English languages. In the event of inconsistencies the Russian version shall prevail.



         ADDRESSES AND SIGNATURES OF THE PARTIES:

         The Seller        [                                  ]

         Address: Building 1. 37 Dmitrovskoye Shosse, Moscow, 127550



         ----------------                            ------------------
         General Director                            Chief Accountant

         The Buyer: Dmitry Borisovich Zimin, Passport XXIV-MIO, No. 520067, issued on 4 January 1980 by 126 Moscow Police Dept; Place of residence:
         Flat 269, Build. 3, House 53, Ul. Festivalnaya, Moscow, 125502


         -------------
         D.B. Zimin
         Accepted by:
         Open Joint Stock Company Vimpel-Communications

         Represented by__________________________

         In accordance with Resolution No.___ dated____________ May 2001, of the General Shareholders Meeting


         Signature_________________

                            AMENDMENT AGREEMENT NO. 1

               TO SHARE SWAP CONTRACT NO. n/n DATED JULY 26, 1996

Moscow                                                                    , 2001

This Amendment Agreement No. 1 (the "AMENDMENT AGREEMENT") has been made between Open Joint Stock Company Vimpel-Communications ("AO VIMPELCOM"), represented by _________ acting under the Charter and in accordance with Resolution No. dated of the Board of Directors, and __________ (the "COMPANY").

1.       Whereas "AO VIMPELCOM" having waived (Decision of AO VimpelCom Board of
         Directors No.         dated May 30, 2001) all and any rights granted to
         AO VimpelCom under Clauses 5.2 and 12.1 of to Share Swap Contract dated July 26 1996 (the "Contract"), the Parties have agreed to make the following amendments to the Contract:

         1.1      Clause 5.2 of the Contract shall be deleted;

         1.2 due to the deletion of Clause 5.2, Clause 5.3 shall be renumbered as Clause 5.2;

         1.3 to delete from Clause 12.1 the following provision "except the obligation provided for in Clause 5.2" ("hereinafter" "Clause
                  12.1 Provision").

2. The remaining provisions of the Contract shall remain in full force and effect

3. AO VimpelCom and the Company agree that from the date of execution of this Amendment Agreement neither the Company nor any subsequent buyers of the Preferred Shares (as defined in the Contract) shall have my obligations under the Contract to AO VimpelCom or other persons arising out of' or in connection with Clauses 5.2 and Cause 12.1 provision of the Contract, as deleted pursuant to Section 1 of this Amendment Agreement, and AO VimpelCom shall have no rights arguing out of such provisions of the Contract.

4. In consideration of the waiver by AO VimpelCom of all and any rights granted to AO VimpelCom under Clauses 5.2 and Clause 12.1 provision of the Contract, as deleted pursuant to Section 1 of this Amendment Agreement, the parties hereto agree and acknowledge that:

         4.1 this Amendment Agreement shall not amend or affect any other rights or obligations relating to the Preferred Shams (as defined in the Contract) as set forth in the Decision on Issuance of Securities, approved by the Board of Directors of AO VimpelCom (Protocol No. 12, dated September 2, 1996) and registered by the Department of Finance of the city of Moscow on September 6,1996 under No. 73-1-6945, and the Decision on Issuance of Securities, approved by the Board of Directors of AO VimpelCom (Protocol No. 15, dated October 7, 1996) and registered by the Department of Finance of the city of Moscow on October 8,1996 under No. 73-1-7100, including the obligation to pay, prior to the conversion of the Preferred Shares, the amount in cash equal to the market value of the common shares into which the Preferred Shares shall be converted, provided that the market value of common shares shall be determined at the time of conversion.

         4.2 If for any circumstances irrespective of their nature, the obligations set forth in sub-clause 4.1 hereof, cannot be performed, then, in the event of conversion of the Preferred Shares into common registered shares of AO VimpelCom, the holder of the Preferred Shares shall, on the conversion date, pay to AO VimpelCom the "forgiveness" money (as defined in Article 409 of the effective Civil Code of the Russian Federation) in cash form, the sum being equal to the aggregate market value of common shares into which the Preferred Shares shall be converted, provided that the market value of common shares shall be determined at the time of conversion.

         4.3 Any further sale and purchase, gift or other disposition of the Preferred Shares may be effected only if the person acquiring the title to the Preferred Shares acknowledges and agrees to be bound by the terms set forth in Sub-clauses 4.1 and 4.2 hereof and such agreement shall be reflected in the corresponding Preferred Shares transfer agreement.

5. Hereby AO VimpelCom unconditionally and irrevocably waives all and any rights granted to AO VimpelCom under Clauses 5.2 and Clause 12.1 Provision of the Contract, as deleted pursuant to Section 1 of this Amendment Agreement

6. This Amendment Agreement shall be effective from the moment of its execution by the parties.

7.       This Amendment Agreement shall be an integral part of the Contract.

8. This Amendment Agreement has been executed in three counterparts, one to each party, and one shall be filed with the registrar AO VimpelCom.

9. This Amendment Agreement is made in Russian and English languages. In the event of inconsistencies the Russian version shall prevail.



         ADDRESSES AND SIGNATURES OF THE PARTIES:

         AG VimpelCom

         Address: 10-14, 8th of March Street, Moscow, 125083

                                                     ---------------------

         ---------------------                       Chief Accountant

         ---------------------

         ---------------------

         The Company:               [                                 ]

         Address:

         ---------------------------

         Name [                       ]

                            AMENDMENT AGREEMENT NO. 1

                     TO SHARE PURCHASE AGREEMENT DATED 2001

Moscow                                                                   , 2001

This Amendment Agreement No. 1 (the "AMENDMENT AGREEMENT") has been made between Dmitry Borisovich Zimin (the "SELLER") and Overture Limited, represented by
______________, acting under the [      ] and in accordance with Resolution No.
___dated _____of the Meeting of [                        ], (the "BUYER").

10. Whereas Open Joint Stock Company Vimpel-Communications ("AO VimpelCom") having waived (decision of AO VimpelCom Board of Directors No. ____ dated ______ 2001) all and any rights granted to AO VimpelCom under agreements referred to in Section 2.2 (d), Section 2.2 (e) and Section
         2.2 (f) of the Share Purchase Agreement dated _______ 2001 (the "Agreement"), the Parties have agreed to make the following amendments to the Agreement:

         10.1 Section 2.2 (d) of the Agreement shall read as follows: "(d) The execution, delivery and performance by the Seller of this Agreement and the consummation by the Seller of the transactions contemplated hereby will not (i) conflict with or result in a violation or breach of any of the terms or conditions of the Seller's constitutive documents, (ii) conflict with or result in a violation or breach of any term or provision of any law or order applicable to the Seller or any of its assets and properties or (iii) conflict with, constitute a breach of or result in a default under any contract or license to which the Seller is a party or by which any of its assets and properties is bound."

         10.2 Section 2.2 (e) of the Agreement shall read as follows: "To the best of the knowledge of the Seller, the Shares (i) have been duly authorized and validly issued, and (ii) were properly registered with the appropriate authorities competent for registration of the issuance thereof. The Shares are not subject to any preemptive or similar rights with respect to the Company or any other person. All of the Shares are uncertificated."

         10.3 Section 2.2 (f) of the Agreement shall read as follows: "No consent, approval or action of, filing with or notice to any governmental or regulatory authority or any other person on the part of the Seller is required in connection with the Seller's execution, delivery or performance of this Agreement or the consummation by the Seller of the transactions contemplated hereby."

11. The remaining provisions of the Agreement shall remain in full force and effect.

12. The Seller and the Buyer agree that from the date of execution of this Amendment Agreement, neither the Buyer nor any subsequent buyers of the Preferred Shares (as defined in the Agreement) shall have any obligations under the Agreement to AO VimpelCom or other persons arising out of or in connection with the agreements referred to in
         Section 2.2 (d), Section 2.2 (e) and Section 2.2 (f) to the Agreement, as amended pursuant to Section 1 of this Amendment Agreement, and AO VimpelCom shall have no rights arising out of such provisions of the Agreement.

13. In consideration of the waiver by AO VimpelCom of all and any rights granted to AO VimpelCom under agreements referred to under Section 2.2
         (d), Section 2.2 (e) and Section 2.2 (f) of the Agreement, as amended pursuant to Section 1 of this Amendment Agreement the parties hereto agree and acknowledge that:

         13.1 this Amendment Agreement shall not amend or affect any other rights or obligations relating to the Preferred Shares (as defined in the Agreement) as set forth in the Decision on Issuance of Securities, approved by the Board of Directors of AO VimpelCom (Protocol No. 12, dated September 2, 1996) and registered by the Department of Finance of the city of Moscow on September 6, 1996 under No. 73-1-6945, and the Decision on Issuance of Securities, approved by the Board of Directors of AO VimpelCom (Protocol No. 15, dated October 7, 1996) and registered by the Department of Finance of the city of Moscow on October 8,1996 under No. 73-1-7100, including the obligation to pay, prior to the conversion of the Preferred Shares, the amount in cash equal to the market value of the common shares into which the Preferred Shares shall be converted, provided that the market value of common shares shall be determined at the time of conversion.

         13.2 If for any circumstances irrespective of their nature, the obligations set forth in sub-clause 4.1 hereof, cannot be performed, then, in the event of conversion of the Preferred Shares into common registered shares of AO VimpelCom, the holder of the Preferred Shares shall, on the conversion date, pay to AO VimpelCom the "forgiveness" money (as defined in Article 409 of the effective Civil Code of the Russian Federation) in cash form, the sum being equal to the aggregate market value of common shares into which the Preferred Shares shall be converted, provided that the market value of common shares shall be determined at the time of conversion.

         13.3 Any further sale and purchase, gift or other disposition of the Preferred Shares may be effected only if the person acquiring the title to the Preferred Shares acknowledges and agrees to be bound by the terms set forth in Sub-clauses 4.1 and 4.2 hereof and such agreement shall be reflected in the corresponding Preferred Shares transfer agreement.

14. The acceptance by AO VimpelCom of this Amendment Agreement shall be an unconditional and irrevocable waiver of all and any rights granted to AO VimpelCom under agreements referred to in Section 2.2 (d), Section
         2.2 (e) and Section 2.2 (f) of the Agreement, as amended pursuant to
         Section 1 of this Amendment Agreement.

15. This Amendment Agreement shall be effective from the moment of its execution by the parties and the acceptance thereof by AO VimpelCom.

16.      This Amendment Agreement shall be an integral part of the Agreement.

17. This Amendment Agreement has been executed in four counterparts, one to each party, one to AO VimpelCom and one shall be filed with the registrar of AO VimpelCom.

ADDRESSES AND SIGNATURES OF THE PARTIES:

The Seller: Dmitry Borisovich Zimin, Passport: XXIV-MIO, No- 520067, issued on 4 January 1980 by 126 Moscow Police Dept; Place of residence: Flat 269, Build. 3, House 53, Ul. Festivalnaya, Moscow, 125502





The Buyer: Overture Limited

Address: [_________________________]



__________________________________
Name:


Accepted by:
Open Joint Stock Company Vimpel-Communications
Represented by ________________________________
In accordance with Resolution No. ___ dated _____ May 2001, of the General Shareholders Meeting

Signature: ______________________________